                                                                    EXHIBIT 99.1


Effective at the effective time of the merger (the "Merger") of Equity Residential Properties Trust with Wellsford Residential Property Trust ("Wellsford"), the Declaration of the Surviving Trust will be amended and restated in the following form. If the Additional Provisions attached hereto are not approved by two-thirds of Wellsford's common shares, the underlined cross references will be incorporated into the amendment and restatement; if the Additional Provisions are approved by two-thirds or more of Wellsford's common shares, the bracketed cross references will be incorporated in the Amendment and Restatement in lieu of the underlined cross references.

                      EQUITY RESIDENTIAL PROPERTIES TRUST
                      -----------------------------------

               SECOND AMENDED AND RESTATED DECLARATION OF TRUST

                             Dated ______ __, 1997


          This SECOND AMENDED AND RESTATED DECLARATION OF TRUST is made as of the date set forth above by the undersigned Trustees.

                                   ARTICLE I

                        THE TRUST; CERTAIN DEFINITIONS

          SECTION 1.1 Name. The name of the trust (hereinafter called the "Trust") is:

                        Equity Residential Properties Trust

          SECTION 1.2 Resident Agent. The name and address of the resident agent of the Trust in the State of Maryland are The Prentice-Hall Corporation System, Maryland, 11 East Chase Street, Baltimore, Maryland 21202. The Trust may have such offices or places of business within or without the State of Maryland as the Trustees may from time to time determine.

          SECTION 1.3 Nature of Trust. The Trust is a real estate investment trust within the meaning of Title 8 (as hereinafter defined).

          SECTION 1.4 Powers. The Trust shall have all of the powers granted to real estate investment trusts generally by Title 8 and shall have any other and further powers as are not inconsistent with Title 8 or any other applicable law.

          SECTION 1.5 Definitions. As used in this Declaration of Trust, the following terms shall have the following meanings unless the context otherwise requires:

          "Affiliate" or "Affiliated" means, as to any corporation, partnership, trust or other association (other than the Trust), any Person (i) that holds beneficially, directly or indirectly, 5% or more of the outstanding stock or equity interests thereof or (ii) who is an officer, director, partner or trustee thereof or of any Person which controls, is controlled by, or is under common control with, such corporation, partnership, trust or other association or (iii) which controls, is controlled by, or is under common control with, such corporation, partnership, trust or other association.

          "Board of Trustees" means the Board of Trustees of the Trust.

          "Code" means the Internal Revenue Code of 1986, as amended.

          "Declaration" or "Declaration of Trust" means this Second Amended and Restated Declaration of Trust, including any amendments or supplements hereto.

          "Person" means an individual, corporation, partnership, estate, trust (including a trust qualified under Section 401(a) or 501(c)(17) of the Code), a portion of a trust permanently set aside for or to be used exclusively for the purposes described in Section 642(c) of the Code, association, private foundation within the meaning of Section 509(a) of the Code, joint stock company or other entity, or any government and agency or political subdivision thereof.

          "REIT Provisions of the Code" means Section 856 through 860 of the Code and any successor or other provisions of the Code relating to real estate investment trusts (including provisions as to the attribution of ownership of beneficial interests therein) and the regulations promulgated thereunder.

          "Securities" means Shares (as hereinafter defined), any stock, shares or other evidences of equity, beneficial or other interests, voting trust certificates, bonds, debentures, notes or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as "securities" or any certificates of interest, shares or participations in, temporary or interim certificates for, receipts for, guarantees of, or warrants, options or rights to subscribe to, purchase or acquire, any of the foregoing.

          "Securities of the Trust" means any Securities issued by the Trust.

          "Shareholders" means holders of record of outstanding Shares.

          "Shares" means transferable shares of beneficial interest of the Trust of any class or series.

          "Title 8" means Title 8 of the Corporations and Associations Article of the Annotated Code of Maryland, as amended, or any successor statute.

          "Trustee" means, individually, an individual, and "Trustees" means, collectively, the individuals, in each case as named in Section 2.2 of this Declaration so long as they continue in office and any and all other individuals who have been duly elected and qualify as trustees of the Trust hereunder.

          "Trust Property" means any and all property, real, personal or otherwise, tangible or intangible, which is transferred or conveyed to the Trust or the Trustees (including all rents, income, profits and gains therefrom), which is owned or held by, or for the account of, the Trust or the Trustees.

                                  ARTICLE II

                                   TRUSTEES

          SECTION 2.1 Number. The number of Trustees initially shall be two, which number may thereafter be increased or decreased by the Trustees then in office from time to time; however, the total number of Trustees shall be not less than two and not more than 15. No reduction in the number of Trustees shall cause the removal of any Trustee from office prior to the expiration of his term.

          SECTION 2.2 Initial Board; Term. The names and addresses of the Trustees who shall serve until the first annual meeting of Shareholders or such time as specified below are:

              Name
              ----

          Samuel Zell
          Douglas Crocker II
          Sheli Z. Rosenberg
          Gerald A. Spector
          James D. Harper, Jr.
          Errol R. Halperin
          Barry S. Sternlicht
          John W. Alexander
          B. Joseph White
          Henry H. Goldberg
          Jeffrey H. Lynford

          Edward Lowenthal

          The Trustees shall be classified, with respect to the time for which they severally hold office, into three classes, as nearly equal in number as possible, one class to hold office initially for a term expiring at the annual meeting of Shareholders to be held in 1997, another class to hold office initially for a term expiring at the annual meeting of Shareholders to be held in 1998 and another class to hold office initially for a term expiring at the annual meeting of Shareholders to be held in 1999, with the members of each class to hold office until their successors are duly elected and qualify. At each annual meeting of the Shareholders, the successors to the class of Trustees whose term expires at such meeting shall be elected to hold office for a term expiring at the annual meeting of Shareholders held in the third year following the year of their election and the other Trustees shall continue in office.

          SECTION 2.3 Resignation, Removal or Death. Any Trustee may resign by written notice to the remaining Trustees, effective upon execution and delivery to the Trust of such written notice or upon any future date specified in the notice. A Trustee may be removed, with or without cause, at a meeting of the Shareholders called for that purpose, by the affirmative vote of the holders of not less than two-thirds of the Shares then outstanding and entitled to vote in the election of Trustees. Upon the resignation or removal of any Trustee, or his otherwise ceasing to be a Trustee, he shall automatically cease to have any right, title or interest in and to the Trust Property and shall execute and deliver such documents as the remaining Trustees require for the conveyance of any Trust Property held in his name, and shall account to the remaining Trustees as they require for all property which he holds as Trustee. Upon the incapacity or death of any Trustee, his legal representative shall perform those acts.

          SECTION 2.4 Legal Title. Legal title to all Trust Property shall be vested in the Trust, but it may cause legal title to any Trust Property to be held by or in the name of any or all of the Trustees or any other Person as nominee, in which case any right, title or interest of the Trustees in and to the Trust Property shall automatically vest in successor and additional Trustees upon their qualification and acceptance of election or appointment as Trustees, and they shall thereupon have all the rights and obligations of Trustees, whether or not conveyancing documents have been executed and delivered pursuant to Section 2.3 or otherwise. Written evidence of the qualification and acceptance of election or appointment of successor and additional Trustees may be filed with the records of the Trust and in such other offices, agencies or places as the Trust or Trustees may deem necessary or desirable.

                                  ARTICLE III

                              POWERS OF TRUSTEES

          Subject to the express limitations herein or in the Bylaws, (1) the business and affairs of the Trust shall be managed under the direction of the Board of Trustees and (2) the Board of

Trustees shall have full, exclusive and absolute power, control and authority over the Trust Property and over the business of the Trust. The Board of Trustees may take any actions as in its sole judgment and discretion are necessary or desirable to conduct the business of the Trust. This Declaration of Trust shall be construed with a presumption in favor of the grant of power and authority to the Board of Trustees. Any construction of this Declaration or determination made in good faith by the Board of Trustees concerning the powers and authority of the Trust, the Shareholders, the Board of Trustees or the offices of the Trust hereunder shall be conclusive. The powers of the Board of Trustees shall in no way be limited or restricted by reference to or inference from the terms of this or any other provision of this Declaration or construed or deemed by inference or otherwise in any manner to exclude or limit the powers conferred upon the Board of Trustees under the general laws of the State of Maryland as now or hereafter in force. In the case of an ambiguity in the application of any provision of this Declaration of Trust, including any provision relating to share ownership and transfers, the Board of Trustees shall have the power to determine the application of that provision (subject, however, to the provisions of Section 6.6(d)(i)), and such determination shall be final and conclusive for all purposes.

          The Board of Trustees, without any action by the Shareholders, shall have and may exercise, on behalf of the Trust, without limitation, the power to terminate the status of the Trust as a real estate investment trust under the Code; to determine that compliance with any restriction or limitations on ownership and transfers of shares of the Trust's beneficial interest set forth in Sections 6.6 and 6.8 of this Declaration of Trust is no longer required in order for the Trust to qualify as a REIT; to adopt, amend and repeal Bylaws; to elect officers in the manner prescribed in the Bylaws; to solicit proxies from holders of shares of beneficial interest of the Trust; and to do any other acts and deliver any other documents necessary or appropriate to the foregoing powers.

                                  ARTICLE IV

                               INVESTMENT POLICY

          The fundamental investment policy of the Trust is to make investments in such a manner as to comply with the REIT Provisions of the Code and with the requirements of Title 8 with respect to the composition of the Trust's investments and the derivation of its income. Subject to Section 6.10, the Trustees shall use their best efforts to carry out this fundamental investment policy and to conduct the affairs of the Trust in such a manner as to continue to qualify the Trust for the tax treatment provided in the REIT Provisions of the Code; provided, however, that no Trustee, officer, employee or agent of the Trust shall be liable for any act or omission resulting in the loss of tax benefits under the Code, except to the extent permitted in Section 11.2. The Board of Trustees may change from time to time, by resolution or in the Bylaws of the Trust, such investment policies as it determines to be in the best interest of the Trust, including prohibitions or restrictions upon certain types of investments.

                                   ARTICLE V

                                    SHARES

          SECTION 5.1 Authorized Shares. The total number of Shares which the Trust has authority to issue is 300,000,000 shares, of which 200,000,000 are common shares, $0.01 par value per share (individually a "Common Share" or collectively "Common Shares"), and 100,000,000 are preferred shares, $0.01 par value per share ("Preferred Shares").

          SECTION 5.2 Common Shares. Subject to the provisions of [Article VII] Sections 6.6 and 6.8 regarding Excess Shares (as such term is defined therein), each Common Share shall entitle the holder thereof to one vote. Holders of Common Shares shall not be entitled to cumulative voting.

          SECTION 5.3 Preferred Shares. The Board of Trustees may classify any unissued Preferred Shares and reclassify any previously classified but unissued Preferred Shares of any series from time to time, in one or more series of Shares.

          SECTION 5.4 Classified or Reclassified Shares. Prior to issuance of classified or reclassified Shares of any class or series, the Board of Trustees by resolution shall (a) designate that class or series to distinguish it from all other classes and series of Shares; (b) specify the number of Shares to be included in the class or series; (c) set, subject to the provisions of [Article VII] Sections 6.6 and 6.8 and subject to the express terms of any class or series of Shares outstanding at the time, the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms and conditions of redemption for each class or series; and (d) cause the Trust to file articles supplementary with the State Department of Assessments and Taxation of Maryland (the "SDAT"). Any of the terms of any class or series of Shares set pursuant to clause (c) of this
Section 5.4 may be made dependent upon facts ascertainable outside the Declaration of Trust (including the occurrence of any event, determination or action by the Trust, or any other person or body) and may vary among holders thereof, provided that the manner in which such facts or variations shall operate upon the terms of such class or series of Shares is clearly and expressly set forth in the articles supplementary filed with the SDAT.

          SECTION 5.5 Authorization by Board of Share Issuance. The Board of Trustees may authorize the issuance from time to time of Shares of any class or series, whether now or hereafter authorized, or securities or rights convertible into Shares of any class or series, whether now or thereafter authorized, for such consideration (whether in cash, property, past or future services, obligation for future payment or otherwise) as the Board of Trustees may deem advisable (or without consideration in the case of a Share split or Share dividend), subject to such restrictions or limitations, if any, as may be set forth in this Declaration of Trust or the Bylaws of the Trust.

          SECTION 5.6 Dividends and Distributions. The Board of Trustees may from time to time authorize and declare such dividends or distributions, in cash or other assets of the Trust or in securities of the Trust or from any other source as the Board of Trustees in its discretion shall determine. The Board of Trustees shall endeavor to authorize, declare and pay such dividends and distributions as shall be necessary for the Trust to qualify as a real estate investment trust under the Code; however, Shareholders shall have no right to any dividend or distribution unless and until authorized and declared by the Board. The exercise of the powers and rights of the Board of Trustees pursuant to this Section 5.6 shall be subject to the provisions of any class or series of Shares at the time outstanding. Notwithstanding any other provision in this Declaration of Trust, no determination shall be made by the Board of Trustees nor shall any transaction be entered into by the Trust which would cause any Shares or other beneficial interest in the Trust not to constitute "transferable shares" or "transferable certificates of beneficial interest" under Section 856(a)(2) of the Code or which would cause any distribution to constitute a preferential dividend as described in Section 562(c) of the Code.

          SECTION 5.7 General Nature of Shares. All Shares shall be personal property entitling the Shareholders only to those rights provided in this Declaration of Trust. The Shareholders shall have no interest in the property of the Trust and shall have no right to compel any partition, division, dividend or distribution of the Trust or of the property of the Trust. The death of a Shareholder shall not terminate the Trust. The Trust is entitled to treat as Shareholders only those persons in whose names Shares are registered as holders of Shares on the beneficial interest ledger of the Trust.

          SECTION 5.8 Fractional Shares. The Trust may, without the consent or approval of any Shareholder, issue fractional Shares, eliminate a fraction of a Share by rounding up or down to a full Share, arrange for the disposition of a fraction of a Share by the person entitled to it, or pay cash for the fair value of a fraction of a Share.

          SECTION 5.9 Declaration of Trust and Bylaws. All persons who shall acquire Shares shall acquire the same subject to the provisions of this Declaration of Trust and the Bylaws of the Trust.

                                  ARTICLE VI

                       PROVISIONS FOR DEFINING, LIMITING
                     AND REGULATING CERTAIN POWERS OF THE
                  TRUST AND OF THE SHAREHOLDERS AND TRUSTEES

          SECTION 6.1 Authorization by Board of Share Issuance. The Board of Trustees may authorize the issuance from time to time of Shares of any class, whether now or hereafter authorized, or securities convertible into Shares of any class, whether now or hereafter authorized, for such consideration as the Board of Trustees may deem advisable, subject to such restrictions or limitations, if any, as may be set forth in this Declaration of Trust or in the Bylaws of the Trust or in the general laws of the State of Maryland.

          SECTION 6.2 Preemptive and Appraisal Rights. Except as may be provided by the Board of Trustees in authorizing the issuance of Shares pursuant to Sections 5.4 and 5.5, no holder of Shares shall, as such holder, (a) have any preemptive right to purchase or subscribe for any additional Shares or any other security of the Trust which the Trust may issue or sell or (b), except as expressly required by Title 8, have any right to require the Trust to pay him the fair value of his Shares in an appraisal or similar proceeding.

         SECTION 6.3 Advisor Agreements. Subject to such approval of the Shareholders and other conditions, if any, as may be required by any applicable statute, rule or regulation, the Board of Trustees may authorize the execution and performance by the Trust of one or more agreements with any person, corporation, association, company, trust, partnership (limited or general) or other organization whereby, subject to the supervision and control of the Board of Trustees, any such other person, corporation, association, company, trust, partnership (limited or general) or other organization (the "Advisor") shall render or make available to the Trust managerial, investment, advisory and/or related services, office space and other services and facilities (including, if deemed advisable by the Board of Trustees, the management or supervision of the investments of the Trust) upon such terms and conditions as may be provided in such agreement or agreements (including, if deemed fair and equitable by the Board of Trustees, the compensation payable thereunder by the Trust).

          SECTION 6.4  Related Party Transactions.

          (a) Without limiting any other procedures available by law or otherwise to the Trust, the Board of Trustees may authorize any agreement of the character described in Section 6.3 or other transaction with any person, corporation, association, company, trust, partnership (limited or general) or other organization, although one or more of the Trustees or officers of the Trust may be a party to any such agreement or an officer, director, stockholder or member of such other party, and no such agreement or transaction shall be invalidated or rendered void or voidable solely by reason of the existence of any such relationship if the existence is disclosed or known to the Board of Trustees, and the contract or transaction is approved by the Board of Trustees (including the affirmative vote of a majority of the disinterested Trustees even if they constitute less than a quorum of the Board). Any Trustee who is also a director, officer, stockholder or member of such other entity may be counted in determining the existence of a quorum at any meeting of the Board of Trustees considering such matter.

          (b) Subsequent to the date hereof (the "Restriction Date") the affirmative vote of a majority of the disinterested Trustees (even if they constitute less than a quorum of the Board) shall be required to approve the purchase by the Trust or its subsidiaries of any properties under the direct or indirect control of Samuel Zell or Starwood Capital Partners, L.P., a Delaware limited partnership, or in which he or it has a direct or indirect substantial economic interest on the Restriction Date.

          SECTION 6.5 Determinations by Board. The determination as to any of the following matters, made in good faith by or pursuant to the direction of the Board of Trustees consistent with this Declaration of Trust and in the absence of actual receipt of an improper benefit in money, property or services or active and deliberate dishonesty established by a court, shall be final and conclusive and shall be binding upon the Trust and every holder of Shares: (a) the amount of the net income of the Trust for any period and the amount of assets at any time legally available for the payment of dividends, redemption of Shares or the payment of other distributions with respect to Shares; (b) the amount of paid-in surplus, net assets, other surplus, annual or other net profit, net assets in excess of capital, undivided profits or excess of profits over losses on sales of assets; (c) the amount, purpose, time of creation, increase or decrease, alteration or cancellation of any reserves or charges and the propriety thereof (whether or not any obligation or liability for which such reserves or charges shall have been created shall have been paid or discharged);
(d) the fair value, or any sale, bid or asked price to be applied in determining the fair value, of any asset owned or held by the Trust; and (e) any matters relating to the acquisition, holding and disposition of any assets by the Trust.

          SECTION 6.6 Trustees' Right to Refuse to Transfer Shares; Limitation on Holdings; Redemption of Shares.

          (a) Each person who owns directly or indirectly more than five percent in number or value of the total Shares outstanding shall, within 30 days after January 1 of each year, give written notice to the Trust stating the Person's name and address, the number of Shares directly or indirectly owned by such Person, and a description of the capacity in which such Shares are held. For purposes of this Declaration of Trust, the number and value of the total Shares outstanding shall be determined by the Trustees in good faith, which determination shall be conclusive for all purposes hereunder. In addition, each direct or indirect Shareholder, irrespective of such Shareholder's percentage ownership of outstanding Shares, shall upon demand be required to disclose to the Trust in writing such information with respect to the direct or indirect ownership of Shares as the Trustees deem necessary from time to time to enable the Trustees to determine whether the Trust complies with the REIT Provisions of the Code, to comply with the requirements of any taxing authority or governmental agency or to determine any such compliance.

          (b) If, in the opinion of the Trustees, which shall be binding upon any prospective acquiror of Shares, any proposed transfer or issuance would jeopardize the status of the Trust as a real estate investment trust under the REIT Provisions of the Code, the Trustees shall have the right, but not the duty, to refuse to permit such transfer or issuance or refuse to give effect to such transfer or issuance and to take any action to void any such issuance or cause any such transfer not to occur.

          (c) As a condition to any transfer and/or registration of transfer on the books of the Trust of any Shares or Securities convertible into Shares which could result in direct or indirect ownership (as hereafter defined) of Shares exceeding 9.8% of the lesser of the number or the value of the total Shares outstanding (the "Excess Shares") by a Person other than an Excepted Person, such prospective transferee shall give written notice to the Trust of the proposed transfer and shall furnish such opinions of counsel, affidavits, undertakings, agreements and information as may be required by the Trustees no later than the 15th day prior to any transfer which, if consummated, would result in such ownership.

          (d) Any transfer of Shares or Securities convertible into Shares that would (i) create a direct or indirect owner of Excess Shares other than an Excepted Person; (ii) result in the Shares being owned by fewer than 100 Persons for purposes of the REIT Provisions of the Code; or (iii) result in the Trust being "closely held" within the meaning of Section 856(h) of the Code, shall be void ab initio and the prospective acquiror shall not be entitled to any rights afforded to owners of Shares hereunder and shall be deemed never to have had an interest therein. Any issuance of Shares or Securities convertible into Shares that would (i) create a direct or indirect owner of Excess Shares other than an Excepted Person; or (ii) result in the Trust being "closely held" within the meaning of Section 856(h) of the Code, shall be void ab initio and the prospective acquiror shall not be entitled to any rights afforded to owners of Shares hereunder and shall be deemed never to have had an interest therein.

          "Excepted Person" shall mean (i) Edward Lowenthal and Jeffrey H. Lynford; and (ii) any other Person approved by the Trustees, at their option and in their sole discretion, provided, however, that such approval shall not be granted to any Person whose ownership of in excess of 9.8% of the lesser of the number or the value of the total Shares outstanding would result, directly, indirectly or as a result of attribution of ownership, in termination of the status of the Trust as a real estate investment trust under the REIT Provisions of the Code.

          (e) The Trust, by notice to the holder thereof, may purchase any or all Shares that are proposed to be transferred pursuant to a transfer which, in the opinion of the Trustees, which shall be binding upon any proposed transferor or transferee of Shares, would result in any Person acquiring Excess Shares, or would otherwise jeopardize the status of the Trust as a real estate investment trust under the REIT Provisions of the Code. The Trust shall have the power, by lot or other means deemed equitable by them in their sole discretion, to purchase such Excess Shares from the prospective transferor. The purchase price for any Excess Shares shall be equal to the fair market value of the Shares on the last trading day immediately preceding the day on which notice of such proposed transfer is sent, as reflected in the closing sale price for the Shares, if then listed on a national securities exchange, or such price for the Shares on the principal exchange if then listed on more than one national securities exchange, or if the Shares are not then listed on a national securities exchange, the latest bid quotation for the Shares if then traded over-the-counter, or, if no such closing sales prices or quotations are available, then the purchase price shall be equal to the fair market value of such Shares as determined by the Trustees in good faith. Prompt payment of the purchase price shall be made in cash by the Trust in such manner as may be determined by the Trustees. From and after the date fixed for purchase by the Trustees, and so long as payment of the purchase price for the Shares to be so redeemed shall have been made or duly provided for, the holder of any Excess Shares so called for purchase shall cease to be entitled to dividends, distributions, voting rights and other benefits with respect to such Shares, excepting only the right to payment of the purchase price fixed as aforesaid. Any dividend or distribution paid to a proposed transferee on Excess Shares prior to the discovery by the Trust that the Shares have been transferred in violation of this Section 6.6 shall be repaid to the Trust upon demand.

          (f) Notwithstanding any other provision in this Declaration of Trust or the Bylaws, Sections 6.6(d), (e), (f) and (g) may not be amended or repealed without the affirmative vote of the holders of not less than two-thirds of the Shares then outstanding and entitled to vote. If Section 6.6(d), (e), (f) or (g) is determined to be void or invalid by virtue of any legal decision, statute, rule or regulation, then the acquiror of Shares or Securities convertible into Shares in violation of such Sections shall be deemed, at the option of the Trust, to have acted as agent on behalf of the Trust in acquiring such Shares and to hold such Shares on behalf of the Trust.

          (g) Subject to Section 6.6(k), notwithstanding any other provision of this Declaration of Trust to the contrary, any purported transfer, sale or acquisition of Shares (whether such purported transfer, sale or acquisition results from the direct or indirect acquisition of ownership (as hereafter defined) of Shares) which would result in the termination of the status of the Trust as a real estate investment trust under the REIT Provisions of the Code shall be null and void ab initio. Any such Shares may be treated by the Trustees in the manner prescribed for Excess Shares in subsection (e) of this Section 6.6.

          (h) Subject to Section 6.6(k), nothing contained in this Section 6.6 or in any other provision of this Declaration of Trust shall limit the authority of the Trustees to take such other action as they deem necessary or advisable to protect the Trust and the interests of the Shareholders by preservation of the Trust's status as a real estate investment trust under the REIT Provisions of the Code.

          (i) If any provision of this Section 6.6 or any application of any such provision is determined to be invalid by any federal or state court having jurisdiction over the issues, the validity of the remaining provisions shall not be affected and other applications of such provision shall be affected only to the extent necessary to comply with the determination of such court. To the extent this Section 6.6 may be inconsistent with any other provision of this Declaration of Trust, this Section 6.6 shall be controlling.

          (j) For purposes of this Declaration of Trust, Shares not owned directly shall be deemed to be owned indirectly by a person if that person or a group of which he is a member would be the beneficial owner of such Shares, as defined in Rule 13d-3 under the Securities Exchange Act of 1934, and/or would be considered to own such Shares by reason of the REIT Provisions of the Code.

          (k) Notwithstanding any other provision of Section 6.6, nothing in this Declaration of Trust shall preclude the settlement of transactions entered into through the facilities of the New York Stock Exchange, Inc. The fact that the settlement of any transaction is permitted shall not negate the effect of any other provision of this Section 6.6 and any transferee in such a transaction shall be subject to all of the provisions and limitations set forth in this
Section 6.6.

          SECTION 6.7 Additional Definitions. The following terms shall have the following definitions in this Section 6.7 and Section 6.8 only:

               "Charitable Beneficiary" shall mean one or more beneficiaries of the Charitable Trust as determined pursuant to Section 6.8(g), provided that each such organization must be described in Section 501(c)(3) of the Code and contributions to each such organization must be eligible for deduction under each of Sections 170(b)(1)(A), 2055 and 2522 of the Code.

               "Charitable Trust" shall mean any trust provided for in
          Section 6.8(b).

               "Equity Shares" shall mean all classes or series of Shares, including, without limitation, Common Shares and Preferred Shares.

               "Market Price" on any date shall mean, with respect to any class or series of outstanding Equity Shares, the Closing Price for such Equity Shares on such date. The "Closing Price" on any date shall mean the last sale price for such Equity Shares, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, for such Equity Shares, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the NYSE or, if such Equity Shares are not listed or admitted to trading on the NYSE, as reported on the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which such Equity Shares are listed or admitted to trading or, if such Equity Shares are not listed or admitted to trading on any national securities exchange, the last quoted price, or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotation System or, if such system is no longer in use, the principal other automated quotation system that may then be in use or, if such Equity Shares are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in such Equity Shares selected by the Board of Trustees or, in the event that no trading price is available for such Equity Shares, the fair market value of Equity Shares, as determined in good faith by the Board of Trustees.

               "Person" shall mean a Person as defined in Article I, but solely for purposes of this Article VI shall not include an underwriter that participated in a public offering of the Common Shares and/or Preferred Shares for a period of 25 days following the purchase by such underwriter of the Common Shares and/or Preferred Shares.

               "Prohibited Owner" shall mean, with respect to any purported transfer, any Person who, but for the provisions of Section 6.6, would directly or indirectly own Equity Shares, and if appropriate in the context, shall also mean any Person who would have been the record owner of Equity Shares that the Prohibited Owner would have so owned.

               "Trustee" shall mean the Person unaffiliated with the Trust and a Prohibited Owner, that is appointed by the Trust to serve as Trustee of the Charitable Trust.

          SECTION 6.8 Additional Effects. If any Shares which are proposed to be transferred pursuant to a transfer which would result in any Person acquiring Excess Shares, or would otherwise jeopardize the status of the Trust as a real estate investment trust under the Code, and such Excess Shares are not purchased by the Trust pursuant to Section 6.6(d), then:

          (a) Charitable Trust for Excess Shares. Such Excess Shares shall be deemed to have been transferred to a Charitable Trust for the benefit of a Charitable Beneficiary, as described in Section 6.8(b), and such Person shall acquire no rights in such Equity Shares.

          (b) Ownership in Trust. Upon any purported transfer described in this Section 6.8 that would result in a transfer of Equity Shares to a Charitable Trust, such Equity Shares shall be deemed to have been transferred to the Trustee as trustee of a Charitable Trust for the exclusive benefit of one or more Charitable Beneficiaries. Such transfer to the Trustee shall be deemed to be effective as of the close of business on the Business Day prior to the purported transfer. The Trustee shall be appointed by the Trust and shall be a Person unaffiliated with the Trust and any Prohibited Owner. Each Charitable Beneficiary shall be designated by the Trust as provided in Section 6.8(g).

          (c) Status of Shares Held by the Trustee. Equity Shares held by the Trustee shall be issued and outstanding Equity Shares of the Trust. The Prohibited Owner shall have no rights in the shares held by the Trustee. The Prohibited Owner shall not benefit economically from ownership of any shares held in trust by the Trustee, shall have no rights to dividends and shall not possess any rights to vote or other rights attributable to the shares held in the Charitable Trust.

          (d) Dividend and Voting Rights. The Trustee shall have all voting rights and rights to dividends or other distributions with respect to Equity Shares held in the Charitable Trust, which rights shall be exercised for the exclusive benefit of the Charitable Beneficiary. Any dividend or other distribution paid prior to the discovery by the Trust that Equity Shares have been transferred to the Trustee shall be paid with respect to such Equity Shares to the Trustee upon demand and any dividend or other distribution authorized but unpaid shall be paid when due to the Trustee. Any dividends or distributions so paid over to the Trustee shall be held in trust for the Charitable Beneficiary. The Prohibited Owner shall have no voting rights with respect to shares held in the Charitable Trust and, subject to Maryland law, effective as of the date that Equity Shares have been transferred to the Trustee, the Trustee shall have the authority (at the Trustee's sole discretion) (i) to rescind as void any vote cast by a Prohibited Owner prior to the discovery by the Trust that Equity Shares have been transferred to the Trustee and (ii) to recast such vote in accordance with the desires of the Trustee acting for the benefit of the Charitable Beneficiary. Notwithstanding the provisions of this Article VI, until the Trust has received notification that Equity Shares have been transferred into a Charitable Trust, the Trust shall be entitled to rely on its share transfer and other shareholder records for purposes of preparing lists of shareholders entitled to vote at meetings, determining the validity and authority of proxies and otherwise conducting votes of shareholders.

          (e) Sale of Shares by Trustee. Within 20 days of receiving notice from the Trust that Equity Shares have been transferred to the Charitable Trust, the Trustee of the Charitable Trust shall sell the shares held in the Charitable Trust to a person, designated by the Trustee, whose ownership of the shares will not violate the ownership limitations set forth in Section 6.6. Upon such sale, the interest of the Charitable Beneficiary in the shares sold shall terminate and the Trustee shall distribute the net proceeds of the sale to the Prohibited Owner and to the Charitable Beneficiary as provided in this Section 6.8(d). The Prohibited Owner shall receive the lesser of (1) the price paid by the Prohibited Owner for the shares or, if the Prohibited Owner did not give value for the shares in connection with the event causing the shares to be held in the Charitable Trust (e.g., in the case of a gift, devise or other such transaction), the Market Price of the shares on the day of the event causing the shares to be held in the Charitable Trust and (2) the price per share received by the Trustee from the sale or other disposition of the shares held in the Charitable Trust. Any net sales proceeds in excess of the amount payable to the Prohibited Owner shall be immediately paid to the Charitable Beneficiary. If, prior to the discovery by the Trust that Equity Shares have been transferred to the Trustee, such shares are sold by a Prohibited Owner, then (i) such shares shall be deemed to have been sold on behalf of the Charitable Trust and (ii) to the extent that the Prohibited Owner received an amount for such shares that exceeds the amount that such Prohibited Owner was entitled to receive pursuant to this Section 6.8(d), such excess shall be paid to the Trustee upon demand.

          (f) Purchase Right in Shares Transferred to the Trustee. Equity Shares transferred to the Trustee shall be deemed to have been offered for sale to the Trust, or its designee, at a price per share equal to the lesser of (i) the price per share in the transaction that resulted in such transfer to the Charitable Trust (or, in the case of a devise or gift, the Market Price at the time of such devise or gift) and (ii) the Market Price on the date the Trust, or its designee, accepts such offer. The Trust shall have the right to accept such offer until the Trustee has sold the shares held in the Charitable Trust pursuant to Section 6.8(e). Upon such a sale to the Trust, the interest of the Charitable Beneficiary in the shares sold shall terminate and the Trustee shall distribute the net proceeds of the sale to the Prohibited Owner.

          (g) Designation of Charitable Beneficiaries. By written notice to the Trustee, the Trust shall designate one or more nonprofit organizations to be the Charitable Beneficiary of the interest in the Charitable Trust such that (i) Equity Shares held in the Charitable Trust would not violate the restrictions set forth in Section 6.6 in the hands of such Charitable Beneficiary and (ii) each such organization must be described in Section 501(c)(3) of the Code and contributions to each such organization must be eligible for deduction under each of Sections 170(b)(1)(A), 2055 and 2522 of the Code.

          (h) Legend. Each certificate for Common Shares and for Preferred Shares shall bear substantially the following legend:

               The securities represented by this certificate are subject to restrictions on transfer for the purpose of the Trust's maintenance of its status as a real estate investment trust under the Internal Revenue Code of 1986, as amended. Except as otherwise provided pursuant to the Declaration of Trust of the Trust, no Person (unless such Person is an Excepted Person) may directly or indirectly own Common Shares and/or Preferred Shares in excess of that number of Shares which equals the lesser of 5.0% (or such greater percentage as may be determined by the Board of Trustees of the Trust) of (a) the number of outstanding Equity Shares of the Trust and (b) the value of outstanding Equity Shares of the Trust. Any Person who attempts or proposes to directly or indirectly own Common Shares and/or Preferred Shares in excess of the above limitations must notify the Trust in writing at least 15 days prior to such proposed or attempted transfer. All italicized terms in this legend have the meanings defined in the Declaration of Trust of the Trust, a copy of which, including the restrictions on transfer, will be sent without charge to each Shareholder who so requests. If the restrictions on transfer are violated, the securities represented hereby will be designated and treated as Excess Shares pursuant to the Declaration of Trust of the Trust.

          Instead of the foregoing legend, the certificate may state that the Trust will furnish a full statement about certain restrictions on transferability to a shareholder on request and without charge.

          SECTION 6.9 Reserved Powers of Board. The enumeration and definition of powers of the Board of Trustees included in this Article VI shall in no way be limited or restricted by reference to or inference from the terms of any other clause of this or any other provision of the Declaration of Trust, or construed or deemed by inference or otherwise in any manner to exclude or limit the powers conferred upon the Board of Trustees under the general laws of the State of Maryland as now or hereafter in force.

          SECTION 6.10 REIT Qualification. The Board of Trustees shall use its reasonable best efforts to cause the Trust and the Shareholders to qualify for federal income tax treatment in accordance with the REIT Provisions of the Code. In furtherance of the foregoing, the Board of Trustees shall use its reasonable best efforts to take such actions as are necessary, and may take such actions as in its sole judgment and discretion are desirable, to preserve the status of the Trust as a REIT, including amending the provisions of this Declaration of Trust as provided in Article IX; provided, however, that if the Board of Trustees determines that it is no longer in the best interests of the Trust for it to continue to qualify as a REIT, the Board of Trustees may revoke or otherwise terminate the Trust's REIT election.


                                  ARTICLE VII


SECTIONS 7.1 - 7.22 [RESERVED]



                                  ARTICLE VIII

                                  SHAREHOLDERS

          SECTION 8.1. Meetings of Shareholders. There shall be an annual meeting of the Shareholders, to be held on proper notice, at such time (after delivery of the annual report) and convenient location as shall be determined by or in the manner prescribed in the Bylaws, at which Trustees shall be elected and any other proper business may be conducted. Except as otherwise provided in this Declaration of Trust, special meetings of Shareholders may be called in the manner provided in the Bylaws. If there are no Trustees, the President or any other officer of the Trust shall promptly call a special meeting of the Shareholders entitled to vote for the election of successor Trustees. Any meeting may be adjourned and reconvened as the Trustees determine or as provided in the Bylaws.

          SECTION 8.2. Voting Rights of Shareholders. Subject to the provisions of any class or series of Shares then outstanding, the Shareholders shall be entitled to vote only on the following matters: (a) the election or removal of Trustees; (b) the amendment of this Declaration of Trust; (c) the voluntary dissolution or termination of the Trust; (d) the merger or consolidation of the Trust or the sale or other disposition of all or substantially all of the Trust Property; and (e) such other matters with respect to which the Board of Trustees has adopted a resolution declaring advisable or recommending a proposal and directing that the matter be submitted to the Shareholders for consideration. Except with respect to the foregoing matters, no action taken by the Shareholders at any meeting shall in any way bind the Trustees.

          SECTION 8.3 Board Approval. The submission of any action to the Shareholders for their consideration shall first be approved by the Board of Trustees.

                                  ARTICLE IX

                                   AMENDMENT

          SECTION 9.1  Amendment.

          (a) This Declaration of Trust may be amended by the affirmative vote of the holders of not less than a majority of the Shares then outstanding and entitled to vote thereon, except that Sections 2.3, 6.6, 9.2 and 9.3 hereof, and this subsection or subsection (b) of this Section 9.1, may be amended only by the affirmative vote of not less than two-thirds of the Shares then outstanding and entitled to vote.

          (b) The Trustees, by a two-thirds vote, may amend provisions of this Declaration of Trust from time to time to enable the Trust to qualify as a real estate investment trust under the REIT Provisions of the Code or under Title 8.

          (c) This Declaration of Trust may not be amended except as provided in this Article IX.

          SECTION 9.2 Reorganization. Subject to the provisions of any class or series of Shares at the time outstanding, the Trustees shall have the power to (a) cause the organization of a corporation, association, trust or other organization to take over the Trust Property and carry on the affairs of the Trust; (b) merge the Trust into, or sell, convey and transfer the Trust Property to, any such corporation, association, trust or organization in exchange for Securities thereof or beneficial interests therein, and the assumption by the transferee of the liabilities of the Trust; and (c) thereupon terminate the Trust and deliver such Securities or beneficial interests ratably among the Shareholders according to the respective rights of the class or series of Shares held by them; provided that any such action shall have been approved, at a meeting of the Shareholders called for the purpose, by the affirmative vote of the holders of not less than two-thirds of the Shares then outstanding and entitled to vote thereon.

          SECTION 9.3 Merger, Consolidation or Sale of Trust Property. Subject to the provisions of any class or series of Shares at the time outstanding, the Trustees shall have the power to (a) merge the Trust into another entity, (b) consolidate the Trust with one or more other entities into a new entity or (c) sell or otherwise dispose of all or substantially all of the Trust Property; provided, that such action shall have been approved, at a meeting of the Shareholders called for the purpose, by the affirmative vote of the holders of not less than (i) two-thirds, if the Trust is not the surviving entity in any such merger or consolidation or in the event of a proposed sale or disposition of all or substantially all of the Trust Property, or (ii) a majority, in all other cases, of the Shares then outstanding and entitled to vote thereon.


                                   ARTICLE X

                               DURATION OF TRUST

          The Trust shall continue perpetually unless terminated pursuant to any applicable provision of Title 8. The Trust may be voluntarily dissolved or its existence terminated only by the affirmative vote of the holders of not less than two-thirds of all the Shares then outstanding and entitled to vote on the matter. The Trust may sell or otherwise dispose of all or substantially all of the Trust Property only by the affirmative vote of the holders of not less than a majority of all the Shares then outstanding and entitled to vote on the matter. Upon the termination of the Trust:

               (i) The Trust shall carry on no business except for the purpose of winding up its affairs.

               (ii) The Trustees shall proceed to wind up the affairs of the Trust and all of the powers of the Trustees under this Declaration of Trust shall continue, including the powers to fulfill or discharge the Trust's contracts, collect its assets, sell, convey, assign, exchange, transfer or otherwise dispose of all or any part of the remaining property of the Trust to one or more persons at public or private sale for consideration which may consist in whole or in part of cash, securities or other property of any kind, discharge or pay its liabilities and do all other acts appropriate to liquidate its business.

               (iii) After paying or adequately providing for the payment of all liabilities, and upon receipt of such releases, indemnities and agreements as they deem necessary for their protection, the Trust may distribute the remaining property of the Trust among the Shareholders so that after payment in full or the setting apart for payment of such preferential amounts, if any, to which the holders of any Shares at the time outstanding shall be entitled, the remaining property of the Trust shall, subject to any participating or similar rights of Shares at the time outstanding, be distributed ratably among the holders of Common Shares at the time outstanding.

          (b) After termination of the Trust, the liquidation of its business and the distribution to the Shareholders as herein provided, a majority of the Trustees shall execute and file with the Trust's records a document certifying that the Trust has been duly terminated, and the Trustees shall be discharged from all liabilities and duties hereunder, and the rights and interests of all Shareholders shall cease.


                                  ARTICLE XI

                LIABILITY OF SHAREHOLDERS, TRUSTEES, OFFICERS,
                             EMPLOYEES AND AGENTS
                  AND TRANSACTIONS BETWEEN THEM AND THE TRUST

          SECTION 11.1 Limitation of Shareholder Liability. No Shareholder shall be liable for any debt, claim, demand, judgment or obligation of any kind of, against or with respect to the Trust by reason of his being a Shareholder, nor shall any Shareholder be subject to any personal liability whatsoever, in tort, contract or otherwise, to any Person in connection with the Trust Property or the affairs of the Trust.

          SECTION 11.2 Limitation of Trustee and Officer Liability. To the maximum extent that Maryland law in effect from time to time permits limitation of the liability of trustees and officers of a real estate investment trust, no Trustee or officer of the Trust shall be liable to the Trust or to any Shareholder for money damages. Neither the amendment nor repeal of this Section, nor the adoption or amendment of any other provision of this Declaration of Trust inconsistent with this Section, shall apply to or affect in any respect the applicability of the preceding sentence with respect to any act or failure to act which occurred prior to such amendment, repeal or adoption. In the absence of any Maryland statute limiting the liability of trustees and officers of a Maryland real estate investment trust for money damages in a suit by or on behalf of the Trust or by any Shareholder, no Trustee or officer of the Trust shall be liable to the Trust or to any Shareholder for money damages except to the extent that (a) the Trustee or officer actually received an improper benefit or profit in money, property or services, for the amount of the benefit or profit in money, property or services actually received or (b) a judgment or other final adjudication adverse to the Trustee or officer is entered in a proceeding based on a finding in the proceeding that the Trustee's or officer's action or failure to act was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding.

          SECTION 11.3 Indemnification and Advance for Expenses. The Trust shall have the power, to the maximum extent permitted by Maryland law in effect from time to time, to obligate itself to indemnify, and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to, (a) any individual who is a present or former Shareholder, Trustee or officer of the Trust or (b) any individual who, while a Shareholder, Trustee or officer of the Trust and at the express request of the Trust, serves or has served another corporation, partnership, joint venture, trust, employee benefit plan or any other enterprise as a director, officer, Shareholder, partner or trustee of such corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, from and against all claims and liabilities to which such person may become subject by reason of his being or having been a Shareholder, Trustee or officer. The Trust shall have the power, with the approval of its Board of Trustees, to provide such indemnification and advancement of expenses to a person who served a predecessor of the Trust in any of the capacities described in (a) or (b) above and to any employee or agent of the Trust or a predecessor of the Trust.

          SECTION 11.4 Transactions Between the Trust and its Trustees, Officers, Employees and Agents. Subject to any express restriction in this Declaration of Trust, including (but not limited to) Section 6.4, or any restriction adopted by the Trustees in the Bylaws or by resolution, the Trust may enter into any contract or transaction of any kind (including, without limitation, for the purchase or sale of property or for any type of services, including those in connection with the underwriting or the offer or sale of Securities of the Trust) with any Person, including any Trustee, officer, employee or agent of the Trust or any Person Affiliated with a Trustee, officer, employee or agent of the Trust, whether or not any of them has a financial interest in such transaction.


                                  ARTICLE XII

                                 MISCELLANEOUS

          SECTION 12.1 Governing Law. This Declaration of Trust is executed by the Trustees and delivered in the State of Maryland with reference to the laws thereof, and the rights of all parties and the validity, construction and effect of every provision hereof shall be subject to and construed according to the laws of the State of Maryland without regard to conflicts of laws provisions thereof.

          SECTION 12.2 Reliance by Third Parties. Any certificate shall be final and conclusive as to any Person dealing with the Trust if executed by an individual who, according to the records of the Trust or of any recording office in which this Declaration of Trust may be recorded, appears to be the Secretary or an Assistant Secretary of the Trust or a Trustee, and if certifying to: (a) the number or identify of Trustees, officers of the Trust or Shareholders; (b) the due authorization of the execution of any document; (c) any action or vote taken, and the existence of a quorum at a meeting of Trustees or Shareholders;
(d) a copy of this Declaration or of the Bylaws as a true and complete copy as then in force; (e) an amendment to this Declaration; (f) the termination of the Trust; or (g) the existence of any fact or facts which relate to the affairs of the Trust. No purchaser, lender, transfer agent or other Person shall be bound to make any inquiry concerning the validity of any transaction purporting to be made on behalf of the Trust by the Trustees or by any officer, employee or agent of the Trust.

          SECTION 12.3  Severability.

          (a) The provisions of this Declaration of Trust are severable, and if the Trustees shall determine, with the advice of counsel, that any one or more of such provisions (the "Conflicting Provisions") are in conflict with the REIT Provisions of the Code, Title 8 or any other applicable federal or state law, the Conflicting Provisions shall be deemed never to have constituted a part of this Declaration of Trust, even without any amendment of this Declaration pursuant to Article IX; provided, however, that such determination by the Trustees shall not affect or impair any of the remaining provisions of this Declaration of Trust or render invalid or improper any action taken or omitted prior to such determination. No Trustee shall be liable for making or failing to make such a determination.

          (b) If any provision of this Declaration of Trust shall be held invalid or unenforceable in any jurisdiction, such holding shall not in any manner affect or render invalid or unenforceable such provision in any other jurisdiction or any other provision of this Declaration of Trust in any jurisdiction.

          SECTION 12.4 Construction. In this Declaration of Trust, unless the context otherwise requires, words used in the singular or in the plural include both the plural and singular and words denoting any gender include all genders. The title and headings of different parts of this Declaration are inserted for convenience and shall not affect the meaning, construction or effect of this Declaration. In defining or interpreting the powers and duties of the Trust and its Trustees and officers, reference may be made by the Board of Trustees and the officers of the Trust, to the extent appropriate and not inconsistent with the Code or Title 8, to Titles 1 through 3 of the Corporations and Associations Article of the Annotated Code of Maryland. In furtherance and not in limitation of the foregoing, in accordance with the provisions of Title 3, Subtitles 6 and 7, of the Corporations and Associations Article of the Annotated Code of Maryland, the Trust shall be included within the definition of "corporation" for purposes of such provisions.

          SECTION 12.5 Recordation. This Declaration of Trust and any amendment or supplement hereto shall be filed for record with the State Department of Assessments and Taxation of Maryland and may also be filed or recorded in such other places as the Trustees deem appropriate, but failure to file for record this Declaration or any amendment or supplement hereto in any office other than in the State of Maryland shall not affect or impair the validity or effectiveness of this Declaration or any amendment hereto. A restated Declaration shall, upon filing, be conclusive evidence of all amendments or supplements contained therein and may thereafter be referred to in lieu of the original Declaration and the various amendments or supplements thereto.



                                  ARTICLE XIII

                        DESIGNATION OF PREFERRED SHARES

          SECTION 13.1 Series A Preferred Shares. Pursuant to Section 5.4 of this Declaration, a series of preferred shares of beneficial interest designated 9-3/8% Series A Cumulative Redeemable Preferred Shares of Beneficial Interest ($0.01 Par Value Per Share) (Liquidation Preference $25.00 Per Share) (the "Series A Preferred Shares") is hereby established on the following terms:

          (a)  Certain Definitions.

               Unless the context otherwise requires, the terms defined in this
          Section 13.1(a) shall have the meanings herein specified (with terms defined in the singular having comparable meanings when used in the plural).

               "Business Day" shall mean any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions in New York City are authorized or required by law, regulation or executive order to close.

               "Common Shares" shall mean the common shares of beneficial interest, $.01 par value per share, of the Trust.

               "Dividend Period" shall have the meaning set forth in Section 13.1(b)(3).

               "Junior Shares" shall have the meaning set forth in Section 13.1(b)(2).

               "Person" shall mean an individual, corporation, partnership, estate, trust (including a trust qualified under Section 401(a) or 501(c)(17) of the Code), a portion of a trust permanently set aside for or to be used exclusively for the purposes described in Section 642(c) of the Code, association, private foundation within the meaning of Section 509(a) of the Code, joint stock company or other entity, and also includes a group as that term is used for purposes of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended; but does not include an underwriter which participates in a public offering of the Series A Preferred Shares provided that the ownership of Series A Preferred Shares by such underwriter would not result in the Trust being "closely held" within the meaning of Section 856(h) of the Code, or would otherwise result in the Trust failing to qualify as a REIT.

               "Preferred Shares" shall mean shares of beneficial interest that are either Series A Preferred Shares, Series B Preferred Shares, Series C Preferred Shares, Series D Preferred Shares, Series E Preferred Shares or Excess Preferred Shares.

               "Quarterly Dividend Date" shall have the meaning set forth in
          Section 13.1(b)(3).

               "Record Date" shall have the meaning set forth in Section 13.1(b)(3).

               "REIT" shall mean a Real Estate Investment Trust under Section 856 of the Code.

               "Series A Redemption Date" shall have the meaning set forth in
          Section 13.1(b)(5).

               "Series A Redemption Price" shall have the meaning set forth in
          Section 13.1(b)(5).

          (b)  Series A Preferred Shares

               (1) Number. The number of shares of the Series A Preferred Shares shall be 6,900,000.

               (2) Relative Seniority. In respect of rights to receive dividends and to participate in distributions or payments in the event of any Liquidation, dissolution or winding up of the Trust, the Series A Preferred Shares shall rank senior to the Common Shares and any other class or series of shares of beneficial interest of the Trust ranking, as to dividends and upon Liquidation, junior to the Series A Preferred Shares (collectively, "Junior Shares").

               (3) Dividends. The holders of the then outstanding Series A Preferred Shares shall be entitled to receive, when and as declared by the Board of Trustees out of any funds legally available therefor, cumulative dividends at the rate of $2.34375 per share per year, payable in equal amounts of $.5859375 per share quarterly in cash on the fifteenth day, or the next succeeding Business Day, of January, April, July and October in each year, beginning July 17, 1995 (each such day being hereinafter called a "Quarterly Dividend Date" and each period ending on a Quarterly Dividend Date being hereinafter called a "Dividend Period"), to shareholders of record at the close of business on such date as shall be fixed by the Board of Trustees at the time of declaration of the dividend (the "Record Date"), which shall be not less than 10 nor more than 30 days preceding the Quarterly Dividend Date. The amount of any dividend payable for the initial Dividend Period and for any other Dividend Period shorter than a full Dividend Period shall be prorated and computed on the basis of a 360-day year of twelve 30-day months. Dividends on each share of Series A Preferred Shares shall accrue and be cumulative from and including the date of original issue thereof, whether or not (i) dividends on such shares are earned or declared or (ii) on any Quarterly Dividend Date there shall be funds legally available for the payment of dividends. Dividends paid on the Series A Preferred Shares in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a per share basis among all such shares at the time outstanding.

               The amount of any dividends accrued on any Series A Preferred Shares at any Quarterly Dividend Date shall be the amount of any unpaid dividends accumulated thereon, to and including such Quarterly Dividend Date, whether or not earned or declared, and the amount of dividends accrued on any shares of Series A Preferred Shares at any date other than a Quarterly Dividend Date shall be equal to the sum of the amount of any unpaid dividends accumulated thereon, to and including the last preceding Quarterly Dividend Date, whether or not earned or declared, plus an amount calculated on the basis of the annual dividend rate of $2.34375 for the period after such last preceding Quarterly Dividend Date to and including the date as of which the calculation is made based on a 360-day year of twelve 30-day months.

               Except as provided in this Section 13.1, the Series A Preferred Shares shall not be entitled to participate in the earnings or assets of the Trust.

               (4)  Liquidation Rights.

                    (A) Upon the voluntary or involuntary dissolution, liquidation or winding up of the Trust, the holders of the Series A Preferred Shares then outstanding shall be entitled to receive and to be paid out of the assets of the Trust available for distribution to its shareholders, before any payment or distribution shall be made on any Junior Shares, the amount of $25.00 per share, plus accrued and unpaid dividends thereon.

                    (B) After the payment to the holders of the Series A Preferred Shares of the full preferential amounts provided for in this paragraph (b), the holders of the Series A Preferred Shares as such shall have no right or claim to any of the remaining assets of the Trust.

                    (C) If, upon any voluntary or involuntary dissolution, liquidation, or winding up of the Trust, the amounts payable with respect to the preference value of the Series A Preferred Shares and any other shares of beneficial interest of the Trust ranking as to any such distribution on a parity with the Series A Preferred Shares are not paid in full, the holders of the Series A Preferred Shares and of such other shares will share ratably in any such distribution of assets of the Trust in proportion to the full respective preference amounts to which they are entitled.

                    (D) Neither the sale of all or substantially all the property or business of the Trust, nor the merger or consolidation of the Trust into or with any other entity or the merger or consolidation of any other entity into or with the Trust, shall be deemed to be a dissolution, Liquidation or winding up, voluntary or involuntary, for the purposes of this paragraph (b).

               (5)  Redemption.

                    (A) Optional Redemption. On and after June 1, 2000, the Trust may, at its option, redeem at any time all or, from time to time, part of the Series A Preferred Shares at a price per share (the "Series A Redemption Price"), payable in cash, of $25.00, together with all accrued and unpaid dividends to and including the date fixed for redemption (the "Series A Redemption Date").

                    (B)  Procedures for Redemption.

                    (i) Notice of any redemption will be mailed by the Trust,
               postage prepaid, not less than 30 nor more than 60 days prior to the Series A Redemption Date, addressed to the holders of record of the Series A Preferred Shares to be redeemed at their addresses as they appear on the share transfer records of the Trust. No failure to give such notice or any defect therein or in the mailing thereof shall affect the validity of the proceedings for the redemption of any Series A Preferred Shares except as to the holder to whom the Trust has failed to give notice or except as to the holder to whom notice was defective. In addition to any information required by law or by the applicable rules of any exchange upon which Series A Preferred Shares may be listed or admitted to trading, such notice shall state: (a) the Series A Redemption Date; (b) the Series A Redemption Price; (c) the number of Series A Preferred Shares to be redeemed; (d) the place or places where certificates for such shares are to be surrendered for payment of the Series A Redemption Price; (e) that dividends on the shares to be redeemed will cease to accumulate on the Series A Redemption Date; and (f) the date on which conversion rights shall expire, the conversion price and the place or places where certificates for such shares are to be surrendered for conversion.

                    (ii) If notice has been mailed in accordance with
               subparagraph (5)(B)(i) above and provided that on or before the Series A Redemption Date specified in such notice all funds necessary for such redemption shall have been irrevocably set aside by the Trust, separate and apart from its other funds in trust for the pro rata benefit of the holders of the Series A Preferred Shares so called for redemption, so as to be, and to continue to be available therefor, then, from and after the Series A Redemption Date, dividends on the Series A Preferred Shares so called for redemption shall cease to accumulate, and said shares shall no longer be deemed to be outstanding and shall not have the status of Series A Preferred Shares and all rights of the holders thereof as shareholders of the Trust (except the right to receive the Series A Redemption Price) shall cease. Upon surrender, in accordance with said notice, of the certificates for any Series A Preferred Shares so redeemed (properly endorsed or assigned for transfer, if the Trust shall so require and the notice shall so state), such Series A Preferred Shares shall be redeemed by the Trust at the Series A Redemption Price. In case fewer than all the Series A Preferred Shares represented by any such certificate are redeemed, a new certificate or certificates shall be issued representing the unredeemed Series A Preferred Shares without cost to the holder thereof.

                    (iii) Any funds deposited with a bank or trust company for the purpose of redeeming Series A Preferred Shares shall be irrevocable except that:

                         (a) the Trust shall be entitled to receive from such bank or trust company the interest or other earnings, if any, earned on any money so deposited in trust, and the holders of any shares redeemed shall have no claim to such interest or other earnings; and

                         (b) any balance of monies so deposited by the Trust and unclaimed by the holders of the Series A Preferred Shares entitled thereto at the expiration of two years from the applicable Series A Redemption Date shall be repaid, together with any interest or other earnings earned thereon, to the Trust, and after any such repayment, the holders of the shares entitled to the funds so repaid to the Trust shall look only to the Trust for payment without interest or other earnings.

                    (iv) No Series A Preferred Shares may be redeemed except with funds legally available for the payment of the Series A Redemption Price.

                    (v) Unless full accumulated dividends on all Series A Preferred Shares shall have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for all past Dividend Periods and the then current Dividend Period, no Series A Preferred Shares shall be redeemed (unless all outstanding Series A Preferred Shares are simultaneously redeemed) or purchased or otherwise acquired directly or indirectly (except by conversion into or exchange for capital shares of the Trust ranking junior to the Series A Preferred Shares as to dividends and upon liquidation); provided, however, that the foregoing shall not prevent the redemption of Series A Preferred Shares pursuant to [Article VII] Sections 6.6 and 6.8 of the Declaration of Trust or the purchase or acquisition of Series A Preferred Shares pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding shares of Series A Preferred Shares.

                    (vi) If the Series A Redemption Date is after a Record Date and before the related Quarterly Dividend Date, the dividend payable on such Quarterly Dividend Date shall be paid to the holder in whose name the Series A Preferred Shares to be redeemed are registered at the close of business on such Record Date notwithstanding the redemption thereof between such Record Date and the related Quarterly Dividend Date or the Trust's default in the payment of the dividend due.

                    (vii) In case of redemption of less than all Series A Preferred Shares at the time outstanding, the Series A Preferred Shares to be redeemed shall be selected pro rata from the holders of record of such shares in proportion to the number of Series A Preferred Shares held by such holders (with adjustments to avoid redemption of fractional shares) or by any other equitable method determined by the Trust.

               (6) Voting Rights. Except as required by law, the holders of the Series A Preferred Shares shall not be entitled to vote at any meeting of the shareholders for election of trustees or for any other purpose or otherwise to participate in any action taken by the Trust or the shareholders thereof, or to receive notice of any meeting of shareholders.

                    (A) Whenever dividends on any Series A Preferred Shares shall be in arrears for six or more quarterly periods, the holders of such Series A Preferred Shares (voting separately as a class with all other series of Preferred Shares upon which like voting rights have been conferred and are exercisable) will be entitled to vote for the election of two additional Trustees of the Trust at a special meeting called by the holders of record of at least ten percent (10%) of any series of Preferred Shares so in arrears (unless such request is received less than 90 days before the date fixed for the next annual or special meeting of the shareholders) or at the next annual meeting of shareholders, and at each subsequent annual meeting until all dividends accumulated on such Series A Preferred Shares for the past dividend periods and the then current dividend period shall have been fully paid or declared and a sum sufficient for the payment thereof set aside for payment. In such case, the entire Board of Trustees of the Trust will be increased by two Trustees.

                    (B) So long as any Series A Preferred Shares remain outstanding, the Trust will not, without the affirmative vote or consent of the holders of at least two-thirds of the Series A Preferred Shares outstanding at the time, given in person or by proxy, either in writing or at a meeting (such series voting separately as a class), (i) authorize or create, or increase the authorized or issued amount of, any class or series of shares of beneficial interest ranking prior to the Series A Preferred Shares with respect to the payment of dividends or the distribution of assets upon liquidation, dissolution or winding up or reclassify any authorized shares of beneficial interest of the Trust into such shares, or create, authorize or issue any obligation or security convertible into or evidencing the right to purchase any such shares; or (ii) amend, alter or repeal the provisions of the Trust's Declaration of Trust, whether by merger, consolidation or otherwise (an "Event"), so as to materially and adversely affect any right, preference, privilege or voting power of the Series A Preferred Shares or the holders thereof; provided, however, with respect to the occurrence of any of the Events set forth in (ii) above, so long as the Series A Preferred Shares remain outstanding with the terms thereof materially unchanged, taking into account that upon the occurrence of an Event, the Trust may not be the surviving entity, the occurrence of any such Event shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting power of holders of Series A Preferred Shares and provided further that (x) any increase in the amount of the authorized Preferred Shares or the creation of issuance of any other Series A Preferred Shares, or
               (y) any increase in the amount of authorized Series A Preferred Shares or any other Preferred Shares, in each case ranking on a parity with or junior to the Series A Preferred Shares with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up, shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers.

                    The foregoing voting provisions will not apply if, at or
               prior to the time when the act with respect to which such vote would otherwise be required shall be effected, all outstanding Series A Preferred Shares shall have been redeemed or called for redemption and sufficient funds shall have been deposited in trust to effect such redemption.

          (7) Conversion. The Series A Preferred Shares are not convertible into or exchangeable for any other property or securities of the Trust.

          (8)  Exclusion of Other Rights.

          Except as may otherwise be required by law, the Series A Preferred Shares shall not have any voting powers, preferences and relative, participating, optional or other special rights, other than those specifically set forth in this Declaration of Trust. The Series A Preferred Shares shall have no preemptive or subscription rights.

          (9)  Headings of Subdivisions.

          The headings of the various subdivisions within this Section 13.1 are for convenience of reference only and shall not affect the interpretation of any of the provisions hereof.

          (10) Severability of Provisions.

          If any voting powers, preferences and relative, participating, optional and other special rights of the Series A Preferred Shares and qualifications, limitations and restrictions thereof set forth in this Section
13.1 is invalid, unlawful or incapable of being enforced by reason of any rule of law or public policy, all other voting powers, preferences and relative, participating, optional and other special rights of Series A Preferred Shares and qualifications, limitations and restrictions thereof set forth in this
Section 13.1 which can be given effect without the invalid, unlawful or unenforceable voting powers, preferences and relative, participating, optional or other special rights of Series A Preferred Shares and qualifications, limitations and restrictions thereof herein set forth shall be deemed dependent upon any other such voting powers, preferences and relative, participating, optional or other special right of Series A Preferred Shares and qualifications, limitations and restrictions there of unless so expressed herein.

          (c) Article VII of the Trusts's Declaration of Trust shall be supplemented by adding the following Section 7.23.

               7.23  Special Rules for Series A Preferred Shares.

               (1)   Certain Definitions.

          For purposes of this Section 7.23 the following terms shall have the following meanings:

               "Closing Date of the Series A Preferred Shares Offering" shall mean the time and date of payment for and delivery of Series A Preferred Shares issued pursuant to the effective registration statement for such Series A Preferred Shares filed under the Securities Act of 1933, as amended.

               "Special Triggering Event" shall mean either (i) the redemption or purchase by the Trust of all or a portion of the outstanding shares of beneficial interest in the Trust, or (ii) a change in the value of the Series A Preferred Shares relative to any other class of beneficial interest in the Trust.

          (2) Special Triggering Event. If during the period commencing on the Closing Date of the Series A Preferred Shares Offering and prior to the date on which the Board of Trustees determines that it is no longer in the best interest of the Trust to attempt to, or continue to, qualify as a REIT, a Special Triggering Event (if effective) or other event or occurrence (if effective) would result in any violation of Section [7.21(a)] 6.6(d)(i) of the Trust's Declaration of Trust (or would result in the Trust being "closely held" within the meaning of Section 856(h) of the Code or would otherwise cause the Trust to fail to qualify as a REIT), then (i) the number of Series A Preferred Shares (rounded up to the nearest whole share) that would (but for this Section 7.23) cause any Person to directly or indirectly own either Series A Preferred Shares, or to directly or indirectly own Series A Preferred Shares and any other shares of beneficial interest in the Trust, in violation of Section [7.21(a)] 6.6(d)(i) (or would result in the Trust being "closely held" or otherwise fail to qualify as a REIT) shall constitute "Excess Shares" and shall be treated as provided in [Article VII] Sections 6.6 and 6.8. Such designation and treatment shall be effective as of the close of business on the business day prior to the date of the Special Triggering Event or other event or occurrence.


          SECTION 13.2 Series B Preferred Shares. Pursuant to Section 5.4 of this Declaration, a series of preferred shares of beneficial interest designated 9-1/8% Series B Cumulative Redeemable Preferred Shares of Beneficial Interest ($0.01 Par Value Per Share) (Liquidation Preference $250.00 Per Share) (collectively, the "Series B Preferred Shares") is hereby established on the following terms:

          (a)  Certain Definitions.

               Unless the context otherwise requires, the terms defined in this
          Section 13.2(a) shall have the meanings herein specified (with terms defined in the singular having comparable meanings when used in the plural).

               "Business Day" shall mean any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions in New York City are authorized or required by law, regulation or executive order to close.

               "Common Shares" shall mean the common shares of beneficial interest, $.01 par value per share, of the Trust.

               "Dividend Period" shall have the meaning set forth in Section 13.2(b)(3).

               "Junior Shares" shall have the meaning set forth in Section 13.2(b)(2).

               "Person" shall mean an individual, corporation, partnership, estate, trust (including a trust qualified under Section 401(a) or 501(c)(17) of the Code), a portion of a trust permanently set aside for or to be used exclusively for the purposes described in Section 642(c) of the Code, association, private foundation within the meaning of Section 509(a) of the Code, joint stock company or other entity, and also includes a group as that term is used for purposes of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended; but does not include an underwriter which participates in a public offering of the Series B Preferred Shares provided that the ownership of Series B Preferred Shares by such underwriter would not result in the Trust being "closely held" within the meaning of Section 856(h) of the Code, or would otherwise result in the Trust failing to qualify as a REIT.

               "Preferred Shares" shall mean preferred shares of beneficial interest, $.01 par value per share, including Series A Preferred Shares, Series B Preferred Shares, Series C Preferred Shares, Series D Preferred Shares, and Series E Preferred Shares.

               "Quarterly Dividend Date" shall have the meaning set forth in
          Section 13.2(b)(3) below.

               "Record Date" shall have the meaning set forth in Section 13.2(b)(3) below.

               "REIT" shall mean a Real Estate Investment Trust under Section 856 of the Code.

               "Series B Redemption Date" shall have the meaning set forth in
          Section 13.2(b)(5) below.

               "Series B Redemption Price" shall have the meaning set forth in
          Section 13.2(b)(5) below.

          (b)  Series B Preferred Shares

               (1) Number. The maximum number of shares of the Series B Preferred Shares shall be 575,000.

               (2) Relative Seniority. In respect of rights to receive dividends and to participate in distributions or payments in the event of any Liquidation, dissolution or winding up of the Trust, the Series B Preferred Shares shall rank pari passu with any other preferred shares of beneficial interest of the Trust, including the Series A Preferred Shares, Series C Preferred Shares, Series D Preferred Shares, and Series E Preferred Shares. The Series B Preferred Shares will rank senior to the Common Shares and any other class or series of shares of beneficial interest of the Trust ranking, as to dividends and upon Liquidation, junior to the Preferred Shares (collectively, "Junior Shares").

               (3) Dividends. The holders of the then outstanding Series B Preferred Shares shall be entitled to receive, when and as declared by the Board of Trustees out of any funds legally available therefor, cumulative dividends at the rate of $22.8125 per share per year, payable in equal amounts of $5.703125 per share quarterly in cash on the fifteenth day, or if not a Business Day, the next succeeding Business Day, of January, April, July and October in each year, beginning January 15, 1996 (each such day being hereinafter called a "Quarterly Dividend Date" and each period ending on a Quarterly Dividend Date being hereinafter called a "Dividend Period"), to shareholders of record at the close of business on such date as shall be fixed by the Board of Trustees at the time of declaration of the dividend (the "Record Date"), which shall be not less than 10 nor more than 30 days preceding the Quarterly Dividend Date. The amount of any dividend payable for the initial Dividend Period and for any other Dividend Period shorter than a full Dividend Period shall be prorated and computed on the basis of a 360-day year of twelve 30-day months. Dividends on each share of Series B Preferred Shares shall accrue and be cumulative from and including the date of original issue thereof, whether or not (i) dividends on such shares are earned or declared or
          (ii) on any

          Quarterly Dividend Date there shall be funds legally available for the payment of dividends. Dividends paid on the Series B Preferred Shares in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a per share basis among all such shares at the time outstanding.

               The amount of any dividends accrued on any Series B Preferred Shares at any Quarterly Dividend Date shall be the amount of any unpaid dividends accumulated thereon, to and including such Quarterly Dividend Date, whether or not earned or declared, and the amount of dividends accrued on any shares of Series B Preferred Shares at any date other than a Quarterly Dividend Date shall be equal to the sum of the amount of any unpaid dividends accumulated thereon, to and including the last preceding Quarterly Dividend Date, whether or not earned or declared, plus an amount calculated on the basis of the annual dividend rate of $22.8125 for the period after such last preceding Quarterly Dividend Date to and including the date as of which the calculation is made based on a 360-day year of twelve 30-day months.

               Except as provided in this Section 13.2, the Series B Preferred Shares shall not be entitled to participate in the earnings or assets of the Trust.

                (4) Liquidation Rights.

                    (A) Upon the voluntary or involuntary dissolution, liquidation or winding up of the Trust, the holders of the Series B Preferred Shares then outstanding shall be entitled to receive and to be paid out of the assets of the Trust available for distribution to its shareholders, before any payment or distribution shall be made on any Junior Shares, the amount of $250.00 per Series B Preferred Share, plus accrued and unpaid dividends thereon.

                    (B) After the payment to the holders of the Series B Preferred Shares of the full preferential amounts provided for in this paragraph (b), the holders of the Series B Preferred Shares as such shall have no right or claim to any of the remaining assets of the Trust.

                    (C) If, upon any voluntary or involuntary dissolution, liquidation, or winding up of the Trust, the amounts payable with respect to the preference value of the Series B Preferred Shares and any other shares of beneficial interest of the Trust ranking as to any such distribution on a parity with the Series B Preferred Shares are not paid in full, the holders of the Series B Preferred Shares and of such other shares will share ratably in any such distribution of assets of the Trust in proportion to the full respective preference amounts to which they are entitled.

                    (D) Neither the sale of all or substantially all the property or business of the Trust, nor the merger or consolidation of the Trust into or with any other entity or the merger or consolidation of any other entity into or with the Trust, shall be deemed to be a dissolution, Liquidation or winding up, voluntary or involuntary, for the purposes of this paragraph (b).

          (5)  Redemption.

               (A) Optional Redemption. On and after October 15, 2005, the Trust may, at its option, redeem at any time all or, from time to time, part of the Series B Preferred Shares at a price per share (the "Series B Redemption Price"), payable in cash, of $250.00 per Series B Preferred Share, together with all accrued and unpaid dividends to and including the date fixed for redemption (the "Series B Redemption Date").

               (B)  Procedures for Redemption.

               (i) Notice of any redemption will be mailed by the Trust, postage prepaid, not less than 30 nor more than 60 days prior to the Series B Redemption Date, addressed to the holders of record of the Series B Preferred Shares to be redeemed at their addresses as they appear on the share transfer records of the Trust. No failure to give such notice or any defect therein or in the mailing thereof shall affect the validity of the proceedings for the redemption of any Series B Preferred Shares except as to the holder to whom the Trust has failed to give notice or except as to the holder to whom notice was defective. In addition to any information required by law or by the applicable rules of any exchange upon which Series B Preferred Shares may be listed or admitted to trading, such notice shall state: (a) the Series B Redemption Date; (b) the Series B Redemption Price; (c) the number of Series B Preferred Shares to be redeemed; (d) the place or places where certificates for such shares are to be surrendered for payment of the Series B Redemption Price; (e) that dividends on the shares to be redeemed will cease to accumulate on the Series B Redemption Date; and (f) the date on which conversion rights shall expire, the conversion price and the place or places where certificates for such shares are to be surrendered for conversion.

               (ii) If notice has been mailed in accordance with Section 13.2(b)(5)(B)(i) above and provided that on or before the Series B Redemption Date specified in such notice all funds necessary for such redemption shall have been irrevocably set aside by the Trust, separate and apart from its other funds in trust for the pro rata benefit of the holders of the Series B Preferred Shares so called for redemption, so as to be, and to continue to be available therefor, then, from and after the Series B Redemption Date, dividends on the Series B Preferred Shares so called for redemption shall cease to accumulate, and said shares shall no longer be deemed to be outstanding and shall not have the status of Series B Preferred Shares and all rights of the holders thereof as shareholders of the Trust

          (except the right to receive the Series B Redemption Price) shall cease. Upon surrender, in accordance with said notice, of the certificates for any Series B Preferred Shares so redeemed (properly endorsed or assigned for transfer, if the Trust shall so require and the notice shall so state), such Series B Preferred Shares shall be redeemed by the Trust at the Series B Redemption Price. In case fewer than all the Series B Preferred Shares represented by any such certificate are redeemed, a new certificate or certificates shall be issued representing the unredeemed Series B Preferred Shares without cost to the holder thereof.

               (iii) Any funds deposited with a bank or trust company for the purpose of redeeming Series B Preferred Shares shall be irrevocable except that:

                    (a) the Trust shall be entitled to receive from such bank or trust company the interest or other earnings, if any, earned on any money so deposited in trust, and the holders of any shares redeemed shall have no claim to such interest or other earnings; and

                    (b) any balance of monies so deposited by the Trust and
               unclaimed by the holders of the Series B Preferred Shares entitled thereto at the expiration of two years from the applicable Series B Redemption Date shall be repaid, together with any interest or other earnings earned thereon, to the Trust, and after any such repayment, the holders of the shares entitled to the funds so repaid to the Trust shall look only to the Trust for payment without interest or other earnings.

               (iv) No Series B Preferred Shares may be redeemed except with funds legally available for the payment of the Series B Redemption Price.

               (v) Unless full accumulated dividends on all Series B Preferred Shares shall have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for all past Dividend Periods and the then current Dividend Period, no Series B Preferred Shares shall be redeemed (unless all outstanding Series B Preferred Shares are simultaneously redeemed) or purchased or otherwise acquired directly or indirectly (except by conversion into or exchange for capital shares of the Trust ranking junior to the Series B Preferred Shares as to dividends and upon liquidation); provided, however, that the foregoing shall not prevent the redemption of Series B Preferred Shares pursuant to [Article VII] Sections 6.6 and 6.8 of this Declaration of Trust or the purchase or acquisition of Series B Preferred Shares pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding shares of Series B Preferred Shares.

               (vi) If the Series B Redemption Date is after a Record Date and before the related Quarterly Dividend Date, the dividend payable on such Quarterly Dividend Date shall be paid to the holder in whose name the Series B Preferred Shares to be redeemed are registered at the close of business on such Record Date notwithstanding the redemption thereof between such Record Date and the related Quarterly Dividend Date or the Trust's default in the payment of the dividend due.

               (vii) In case of redemption of less than all Series B Preferred Shares at the time outstanding, the Series B Preferred Shares to be redeemed shall be selected pro rata from the holders of record of such shares in proportion to the number of Series B Preferred Shares held by such holders (with adjustments to avoid redemption of fractional shares) or by any other equitable method determined by the Trust.

          (6) Voting Rights. Except as required by law, the holders of the Series B Preferred Shares shall not be entitled to vote at any meeting of the shareholders for election of trustees or for any other purpose or otherwise to participate in any action taken by the Trust or the shareholders thereof, or to receive notice of any meeting of shareholders.

               (A) In any matter in which the Series B Preferred Shares are entitled to vote (as expressly provided herein or as may be required by law), including any action by written consent, each Series B Preferred Share shall be entitled to 10 votes, each of which 10 votes may be directed separately by the holder thereof (or by any proxy or proxies of such holder). With respect to each Series B Preferred Share, the holder thereof may designate up to 10 proxies, with each such proxy having the right to vote a whole number of votes (totaling 10 votes per Series B Preferred Share).

               (B) Whenever dividends on any Series B Preferred Shares shall be in arrears for six or more quarterly periods, the holders of the Depositary Shares representing such Series B Preferred Shares (voting separately as a class with all other series of Preferred Shares upon which like voting rights have been conferred and are exercisable) will be entitled to vote for the election of two additional Trustees of the Trust at a special meeting called by the holders of record of at least ten percent (10%) of any series of Preferred Shares so in arrears (unless such request is received less than 90 days before the date fixed for the next annual or special meeting of the shareholders) or at the next annual meeting of shareholders, and at each subsequent annual meeting until all dividends accumulated on such Series B Preferred Shares for the past dividend periods and the then current dividend period shall have been fully paid or declared and a sum sufficient for the payment thereof set aside for payment. In such case, the entire Board of Trustees of the Trust will be increased by two Trustees.

               (C) So long as any Series B Preferred Shares remain outstanding, the Trust will not, without the affirmative vote or consent of the holders of at least two-thirds of the Series B Preferred Shares outstanding at the time, given in person or by proxy, either in writing or at a meeting (such series voting separately as a class),
          (i) authorize or create, or increase the authorized or issued amount of, any class or series of shares of beneficial interest ranking prior to the Series B Preferred Shares with respect to the payment of dividends or the distribution of assets upon liquidation, dissolution or winding up or reclassify any authorized shares of beneficial interest of the Trust into such shares, or create, authorize or issue any obligation or security convertible into or evidencing the right to purchase any such shares; or (ii) amend, alter or repeal the provisions of this Declaration of Trust, whether by merger, consolidation or otherwise (an "Event"), so as to materially and adversely affect any right, preference, privilege or voting power of the Series B Preferred Shares or the holders thereof; provided, however, with respect to the occurrence of any of the Events set forth in (ii) above, so long as the Series B Preferred Shares remain outstanding with the terms thereof materially unchanged, taking into account that upon the occurrence of an Event, the Trust may not be the surviving entity, the occurrence of any such Event shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting power of holders of Series B Preferred Shares and provided further that (x) any increase in the amount of the authorized Preferred Shares or the creation of issuance of any other Series B Preferred Shares, or (y) any increase in the amount of authorized the Series B Preferred Shares or any other Preferred Shares, in each case ranking on a parity with or junior to the Series B Preferred Shares with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up, shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers.

               The foregoing voting provisions will not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, all outstanding Series B Preferred Shares shall have been redeemed or called for redemption and sufficient funds shall have been deposited in trust to effect such redemption.

     (7) Conversion. The Series B Preferred Shares are not convertible into or exchangeable for any other property or securities of the Trust, except into Excess Shares in connection with maintaining the ability of the Trust to qualify as a REIT.

     (8)  Exclusion of Other Rights.

     Except as may otherwise be required by law, the Series B Preferred Shares shall not have any voting powers, preferences and relative, participating, optional or other special rights, other than those specifically set forth in this Section 13.2. The Series B Preferred Shares shall have no preemptive or subscription rights.

     (9)  Headings of Subdivisions.

     The headings of the various subdivisions within this Section 13.2 are for convenience of reference only and shall not affect the interpretation of any of the provisions hereof.

     (10) Severability of Provisions.

     If any voting powers, preferences and relative, participating, optional and other special rights of the Series B Preferred Shares and qualifications, limitations and restrictions thereof set forth in this Section 13.2 is invalid, unlawful or incapable of being enforced by reason of any rule of law or public policy, all other voting powers, preferences and relative, participating, optional and other special rights of Series B Preferred Shares and qualifications, limitations and restrictions thereof set forth in this Section
13.2 which can be given effect without the invalid, unlawful or unenforceable voting powers, preferences and relative, participating, optional or other special rights of Series B Preferred Shares and qualifications, limitations and restrictions thereof herein set forth shall be deemed dependent upon any other such voting powers, preferences and relative, participating, optional or other special right of Series B Preferred Shares and qualifications, limitations and restrictions there of unless so expressed herein.

(c) Article VII of the Trust's Declaration of Trust shall be supplemented by adding the following new section 7.24.

     7.24  Special Rules for Series B Preferred Shares.

          (1)  Certain Definitions.

     For purposes of this Section 7.24 the following terms shall have the following meanings:

          "Closing Date of the Series B Preferred Shares Offering" shall mean the time and date of payment for and delivery of Series B Preferred Shares issued pursuant to the effective registration statement for such Series B Preferred Shares filed under the Securities Act of 1933, as amended.

          "Special Triggering Event" shall mean either (i) the redemption or purchase by the Trust of all or a portion of the outstanding shares of beneficial interest in the Trust, or (ii) a change in the value of the Series B Preferred Shares relative to any other class of beneficial interest in the Trust.

               (2) Special Triggering Event. If during the period commencing on the Closing Date of the Series B Preferred Shares Offering and prior to the date on which the Board of Trustees determines that it is no longer in the best interest of the Trust to attempt to, or continue to, qualify as a REIT, a Special Triggering Event (if effective) or other event or occurrence (if effective) would result in any violation of Section [7.2(a)] 6.6(d)(i) of the Trust's Declaration of Trust (or would result in the Trust being "closely held" within the meaning of
          Section 856(h) of the Code or would otherwise cause the Trust to fail to qualify as a REIT), then (i) the number of Series B Preferred Shares (rounded up to the nearest whole share) that would (but for this Section 7.24) cause any Person to directly or indirectly own either Series B Preferred Shares, or to directly or indirectly own Series B Preferred Shares and any other shares of beneficial interest in the Trust, in violation of Section [7.2(a)] 6.6(d)(i) (or would result in the Trust being "closely held" or otherwise fail to qualify as a REIT) shall constitute "Excess Shares" and shall be treated as provided in [Article VII] Sections 6.6 and 6.8. Such designation and treatment shall be effective as of the close of business on the business day prior to the date of the Special Triggering Event or other event or occurrence.

     SECTION 13.3 Series C Preferred Shares. Pursuant to Section 5.4 of this Declaration, a series of preferred shares of beneficial interest designated 9-1/8% Series C Cumulative Redeemable Preferred Shares of Beneficial
Interest ($0.01 Par Value Per Share) (Liquidation Preference $250.00 Per Share) (the "Series C Preferred Shares") is hereby established on the following terms:

     (a)  Certain Definitions.

          Unless the context otherwise requires, the terms defined in this
Section 13.3 shall have the meanings herein specified (with terms defined in the singular having comparable meanings when used in the plural).

          "Business Day" shall mean any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions in New York City are authorized or required by law, regulation or executive order to close.

          "Common Shares" shall mean the common shares of beneficial interest, $.01 par value per share, of the Trust.

          "Distribution Period" shall have the meaning set forth in Section 13.3(b)(3).

          "Junior Shares" shall have the meaning set forth in Section
13.3(b)(2).

          "Person" shall mean an individual, corporation, partnership, estate, trust (including a trust qualified under Section 401(a) or 501(c)(17) of the Code), a portion of a trust permanently set aside for or to be used exclusively for the purposes described in Section 642(c) of the Code, association, private foundation within the meaning of Section 509(a) of the Code, joint stock company or other entity, and also includes a group as that term is used for purposes of
Section 13(d)(3) of the Securities Exchange Act of 1934, as amended; but does not include an underwriter which participates in a public offering of the Series C Preferred Shares provided that the ownership of Series C Preferred Shares by such Underwriter would not result in the Trust being "closely held" within the meaning of Section 856(h) of the Code, or would otherwise result in the Trust failing to qualify as a REIT.

          "Preferred Shares" shall mean preferred shares of beneficial interest, $.01 par value per share, including Series A Preferred Shares, Series B Preferred Shares, Series C Preferred Shares, Series D Preferred Shares, and Series E Preferred Shares.

          "Quarterly Distribution Date" shall have the meaning set forth in
Section 13.3(b)(3) below.

          "Record Date" shall have the meaning set forth in Section 13.3(b)(3) below.

          "REIT" shall mean a Real Estate Investment Trust under Section 856 of the Code.

          "Series C Redemption Date" shall have the meaning set forth in Section 13.3(b)(5) below.

          "Series C Redemption Price" shall have the meaning set forth in
Section 13.3(b)(5) below.

     (b)  Series C Preferred Shares.

          (1) Number. The maximum number of shares of the Series C Preferred Shares shall be 460,000.

          (2) Relative Seniority. In respect of rights to receive distributions and to participate in distributions or payments in the event of any Liquidation, dissolution or winding up of the Trust, the Series C Preferred Shares shall rank pari passu with any other preferred shares of beneficial interest of the Trust, including the Series A Preferred Shares, Series B Preferred Shares, Series D Preferred Shares, and Series E Preferred Shares. The Series C Preferred Shares will rank senior to the Common Shares and any other class or series of shares of beneficial interest of the Trust ranking, as to distributions and upon Liquidation, junior (collectively, the "Junior Shares") to the Preferred Shares.

          (3) Distributions. The holders of the then outstanding Series C Preferred Shares shall be entitled to receive, when and as declared by the Board of Trustees out of any funds legally available therefor, cumulative distributions at the rate of $22.8125 per share per year, payable in equal amounts of $5.703125 per share quarterly in cash on the fifteenth day, or if not a Business Day, the next succeeding Business Day, of January, April, July and October in each year, beginning October 15, 1996 (each such day being hereinafter called a "Quarterly Distribution Date" and each period ending on a Quarterly Distribution Date being hereinafter called a "Distribution Period"), to shareholders of record at the close of business on such date as shall be fixed by the Board of Trustees at the time of declaration of the distribution (the "Record Date"), which shall not be less than 10 nor more than 30 days preceding the Quarterly Distribution Date. The amount of any distribution payable for the initial Distribution Period and for any other Distribution Period shorter than a full Distribution Period shall be prorated and computed on the basis of a 360-day year of twelve 30-day months. Distributions on each share of Series C Preferred Shares shall accrue and be cumulative from and including the date of original issue thereof, whether or not (i) distributions on such shares are earned or declared or (ii) on any Quarterly Distribution Date there shall be funds legally available for the payment of distributions. Distributions paid on the Series C Preferred Shares in an amount less than the total amount of such distributions at the time accrued and payable on such shares shall be allocated pro rata on a per share basis among all such shares at the time outstanding.

          The amount of any distributions accrued on any Series C Preferred Shares at any quarterly Distribution Date shall be the amount of any unpaid distributions accumulated thereon, to and including such Quarterly Distribution Date, whether or not earned or declared, and the amount of distributions accrued on any shares of Series C Preferred Shares at any date other than a Quarterly Distribution Date shall be equal to the sum of the amount of any unpaid distributions accumulated thereon, to and including the last preceding Quarterly Distribution Date, whether or not earned or declared, plus an amount calculated on the basis of the annual distribution rate of $22.8125 for the period after such last preceding Quarterly Distribution Date to and including the date as of which the calculation is made based on a 360-day year of twelve 30-day months.

          Except as provided in this Section 13.3, the Series C Preferred Shares shall not be entitled to participate in the earnings or assets of the Trust.

          (4)  Liquidation Rights.

          (A) Upon the voluntary or involuntary dissolution, liquidation or winding up of the Trust, the holders of the Series C Preferred Shares then outstanding shall be entitled to receive and to be paid out of the assets of the Trust available for distribution to its shareholders, before any payment or distribution shall be made on any Junior Shares, the amount of $250.00 per Series C Preferred Share, plus accrued and unpaid distributions thereon.

          (B) After the payment to the holders of the Series C Preferred Shares of the full preferential amounts provided for in this paragraph
               (b), the holders of the Series C Preferred Shares as such shall have no right or claim to any of the remaining assets of the Trust.

          (C) If, upon any voluntary or involuntary dissolution, liquidation, or winding up of the Trust, the amounts payable with respect to the preference value of the Series C Preferred Shares and any other shares of beneficial interest of the Trust ranking as to any such distribution on a parity with the Series C Preferred Shares are not paid in full, the holders of the Series C Preferred Shares and of such other shares will share ratably in any such distribution of assets of the Trust in proportion to the full respective preference amounts to which they are entitled.

          (D) Neither the sale of all or substantially all the property or business of the Trust, nor the merger or consolidation of the Trust into or with any other entity or the merger or consolidation of any other entity into or with the Trust, shall be deemed to be a dissolution, Liquidation or winding up, voluntary or involuntary, for the purposes of this paragraph (b).

     (5)  Redemption.

          (A) Optional Redemption. On and after September 9, 2006, the Trust may, at its option, redeem at any time all or, from time to time, part of the Series C Preferred Shares at a price per share (the "Series C Redemption Price"), payable in cash, of $250.00 per Series C Preferred Share, together with all accrued and unpaid distributions to and including the date fixed for redemption (the "Series C Redemption Date").

          (B)  Procedures for Redemption.

                    (i) Notice of any redemption will be mailed by the Trust, postage prepaid, not less than 30 nor more than 60 days prior to the Series C Redemption Date, addressed to the holders of record of the Series C Preferred Shares to be redeemed at their addresses as they appear on the share transfer records of the Trust. No failure to give such notice or any defect therein or in the mailing thereof shall affect the validity of the proceedings for the redemption of any Series C Preferred Shares except as to the holder to whom the Trust has failed to give notice or except as to the holder to whom notice was defective. In addition to any information required by law or by the applicable rules of any exchange upon which Series C Preferred Shares may be listed or admitted to trading, such notice shall state: (a) the Series C Redemption Date; (b) the Series C Redemption Price;
                    (c) the number of Series C Preferred Shares to be redeemed;
                    (d) the place or places where certificates for such shares are to be surrendered for payment of the Series C Redemption Price; and (e) that distributions on the shares to be redeemed will cease to accumulate on the Series C Redemption Date.

                    (ii) If notice has been mailed in accordance with Section 13.3(b)(5)(B)(i) above and provided that on or before the Series C Redemption Date specified in such notice all funds necessary for such redemption shall have been irrevocably set aside by the Trust, separate and apart from its other funds in trust for the pro rata benefit of the holders of the Series C Preferred Shares so called for redemption, so as to be, and to continue to be available therefor, then, from and after the Series C Redemption Date, distributions on the Series C Preferred Shares so called for redemption shall cease to accumulate, and said shares shall no longer be deemed to be outstanding and shall not have the status of Series C Preferred Shares and all rights of the holders thereof as shareholders of the Trust (except the right to receive the Series C Redemption Price) shall cease. Upon surrender, in accordance with said notice, of the certificates for any Series C Preferred Shares so redeemed (properly endorsed or assigned for transfer, if the Trust shall so require and the notice shall so state), such Series C Preferred Shares shall be redeemed by the Trust at the Series C Redemption Price. In case fewer than all the Series C Preferred Shares represented by any such certificate are redeemed, a new certificate or certificates shall be issued representing the unredeemed Series C Preferred Shares without cost to the holder thereof.

                    (iii) Any funds deposited with a bank or trust company for the purpose of redeeming Series C Preferred Shares shall be irrevocable except that:

                         (a) the Trust shall be entitled to receive from such bank or trust company the interest or other earnings, if any, earned on any money so deposited in trust, and the holders of any shares redeemed shall have no claim to such interest or other earnings; and

                         (b)  any balance of monies so deposited
                              by the Trust and unclaimed by the holders of the Series C Preferred Shares entitled thereto at the expiration of two years from the applicable Series C Redemption Date shall be repaid, together with any interest or other earnings earned thereon, to the Trust, and after any such repayment, the holders of the shares entitled to the funds so repaid to the Trust shall look only to the Trust for payment without interest or other earnings.

                    (iv) No Series C Preferred Shares may be redeemed except with funds legally available for the payment of the Series C Redemption Price.

                    (v) Unless full accumulated distributions on all Series C Preferred Shares shall have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for all past Distribution Periods and the then current Distribution Period, no Series C Preferred Shares shall be redeemed (unless all outstanding Series C Preferred Shares are simultaneously redeemed) or purchased or otherwise acquired directly or indirectly (except by conversion into or exchange for capital shares of the Trust ranking junior to the Series C Preferred Shares as to distributions and upon liquidation); provided, however, that the foregoing shall not prevent the redemption of Series C Preferred Shares pursuant to [Article VII] Sections 6.6 and 6.8 of this Declaration of Trust or the purchase or acquisition of Series C Preferred Shares pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding shares of Series C Preferred Shares.

                    (vi) If the Series C Redemption Date is after a Record Date and before the related Quarterly Distribution Date, the distribution payable on such Quarterly Distribution Date shall be paid to the holder in whose name the Series C Preferred Shares to be redeemed are registered at the close of business on such Record Date notwithstanding the redemption thereof between such Record Date and the related Quarterly Distribution Date or the Trust's default in the payment of the distribution due.

                    (vii) In case of redemption of less than all Series C Preferred Shares at the time outstanding, the Series C Preferred Shares to be redeemed shall be selected pro rata from the holders of record of such shares in proportion to the number of Series C Preferred Shares held by such holders (with adjustments to avoid redemption of fractional shares) or by any other equitable method determined by the Trust.

          (6) Voting Rights. Except as required by law, the holders of the Series C Preferred Shares shall not be entitled to vote at any meeting of the shareholders for election of trustees or for any other purposes or otherwise to participate in any action taken by the Trust or the shareholders thereof, or to receive notice of any meeting of shareholders.

               (A) In any matter in which the Series C Preferred Shares are entitled to vote (as expressly provided herein or as may be required by law), including any action by written consent, each Series C Preferred Share shall be entitled to 10 votes, each of which 10 votes may be directed separately by the holder thereof (or by any proxy or proxies of such holder). With respect to each Series C Preferred Share, the holder thereof may designate up to 10 proxies, with each such proxy having the right to vote a whole number of votes (totaling 10 votes per Series C Preferred Share).

               (B) Whenever distributions on any Series C Preferred Shares shall be in arrears for six or more quarterly periods, the holders of the Depositary Shares representing such Series C Preferred Shares, voting separately as a class with all other series of Preferred Shares upon which like voting rights have been conferred and are exercisable, will be entitled to vote for the election of two additional Trustees of the Trust at a special meeting called by the holders of record of at least ten percent (10%) of any series of Preferred Shares so in arrears (unless such request is received less than 90 days before the date fixed for the next annual or special meeting of the shareholders) or at the next annual meeting of shareholders, and at each subsequent annual meeting until all distributions accumulated on such Series C Preferred Shares for the past distribution periods and the then current distribution period shall have been fully paid or declared and a sum sufficient for the payment thereof set aside for payment.
                    In such case, the entire Board of Trustees of the Trust will be increased by two Trustees.

               (C) So long as any Series C Preferred Shares remain outstanding, the Trust will not, without the affirmative vote or consent of the holders of at least two-thirds of the Series C Preferred Shares outstanding at the time, given in person or by proxy, either in writing or at a meeting (such series voting separately as a class), (i) authorize or create, or increase the authorized or issued amount of, any class or series of shares of beneficial interest ranking prior to the Series C Preferred Shares with respect to the payment of distributions or the distribution of assets upon liquidation, dissolution or winding up or reclassify any authorized shares of beneficial interest of the Trust into such shares, or create, authorize or issue any obligation or security convertible into or evidencing the right to purchase any such shares; or (ii) amend, alter or repeal the provisions of this Declaration of Trust whether by merger, consolidation or otherwise (an "Event"), so as to materially and adversely affect any right, preference, privilege or voting power of the Series C Preferred Shares or the holders thereof; provided, however, with respect to the occurrence of any of the Events set forth in (ii) above, so long as the Series C Preferred Shares remain outstanding with the terms thereof materially unchanged, taking into account that upon the occurrence of an Event, the Trust may not be the surviving entity, the occurrence of any such Event shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting power of holders of Series C Preferred Shares and provided further that (x) any increase in the amount of the authorized Preferred Shares or the creation or issuance of any other Series C Preferred Shares, or (y) any increase in the amount of authorized Series C Preferred Shares or any other Preferred Shares, in each case ranking on a parity with or junior to the Series C Preferred Shares with respect to payment of distributions or the distribution of assets upon liquidation, dissolution or winding up, shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers.

     The foregoing voting provisions will not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, all outstanding Series C Preferred Shares shall have been redeemed or called for redemption and sufficient funds shall have been deposited in trust to effect such redemption.

          (7) Conversion. The Series C Preferred Shares are not convertible into or exchangeable for any other property or securities of the Trust, except into Excess Shares in connection with maintaining the ability of the Trust to qualify as a REIT.

          (8)  Exclusion of Other Rights.

     Except as may otherwise be required by law, the Series C Preferred Shares shall not have any voting powers, preferences and relative, participating, optional or other special rights, other than those specifically set forth in this Section 13.3. The Series C Preferred Shares shall have no preemptive or subscription rights.

          (9)  Headings of Subdivisions.

     The headings of the various subdivisions within this Section 13.3 are for convenience of reference only and shall not affect the interpretation of any of the provisions hereof.

          (10) Severability of Provisions.

     If any voting powers, preferences and relative, participating, optional and other special rights of the Series C Preferred Shares and qualifications, limitations and restrictions thereof set forth in this Section 13.3 is invalid, unlawful or incapable of being enforced by reason of any rule of law or public policy, all other voting powers, preferences and relative, participating, optional and other special rights of Series C Preferred Shares and qualifications, limitations and restrictions thereof set forth in this Section
13.3 which can be given effect without the invalid, unlawful or unenforceable voting powers, preferences and relative, participating, optional or other special rights of Series C Preferred Shares and qualifications, limitations and restrictions thereof herein set forth shall be deemed dependent upon any other such voting powers, preferences and relative, participating, optional or other special right of Series C Preferred Shares and qualifications, limitations and restrictions thereof unless so expressed herein.

     (c) Article VII of the Trust's Declaration of Trust shall be supplemented by adding the following new Section 7.25.

     7.25  Special Rules for Series C Preferred Shares.

     (1)  Certain Definitions.

          For purposes of this Section 7.25 the following terms shall have the following meanings:

          "Closing Date of the Series C Preferred Shares Offering" shall mean the time and date of payment for and delivery of Series C Preferred Shares issued pursuant to the effective registration statement for such Series C Preferred Shares filed under the Securities Act of 1933, as amended.

          "Special Triggering Event" shall mean either (i) the redemption or purchase by the Trust of all or a portion of the outstanding shares of beneficial interest in the Trust, or (ii) a change in the value of the Series C Preferred Shares relative to any other class of beneficial interest in the Trust.

     (2) Special Triggering Event. If during the period commencing on the Closing Date of the Series C Preferred Shares Offering and prior to the date on which the Board of Trustees determines that it is no longer in the best interest of the Trust to attempt to, or continue to, qualify as a REIT, a Special Triggering Event (if effective) or other event or occurrence (if effective) would result in any violation of Section [7.2(a)] 6.6(d)(i) of the Trust's Declaration of Trust (or would result in the Trust being "closely held" within the meaning of Section 856(h) of the Code or would otherwise cause the Trust to fail to qualify as a REIT), then (i) the number of Series C Preferred Shares (rounded up to the nearest whole share) that would (but for this Section 7.25) cause any Person to directly or indirectly own either Series C Preferred Shares, or to directly or indirectly own Series C Preferred Shares and any other shares of beneficial interest in the Trust, in violation of Section [7.2(a)] 6.6(d)(i) (or would result in the Trust being "closely held" or otherwise fail to qualify as a REIT) shall constitute "Excess Shares" and shall be treated as provided in [Article VII] Sections 6.6 and 6.8. Such designation and treatment shall be effective as of the close of business on the business day prior to the date of the Special Triggering Event or other event or occurrence.

     SECTION 13.4. Series D Preferred Shares. Pursuant to Section 5.4 of this Declaration, a series of preferred shares of beneficial interest designated the "Series D Cumulative Convertible Preferred Shares of Beneficial Interest" (the "Series D Convertible Preferred Shares") is hereby established on the following terms:

          1. Designation and Amount. The shares of the series of preferred shares established hereunder shall be designated as Series D Convertible Preferred Shares and the authorized number of shares constituting such series shall be 4,600,000. The par value of the Series D Convertible Preferred Shares shall be $.01 per share.

          2.   Distributions.

          (a) The holders of shares of the Series D Convertible Preferred Shares will be entitled to receive, when, as and if authorized by the Board of Trustees out of assets of the Trust legally available therefor (and subject to the limitation described in the last sentence of this paragraph), cumulative cash distributions on the shares of the Series D Convertible Preferred Shares at the annual rate of $1.75 per share, payable quarterly on January 1, April 1, July 1 and October 1 of each year, commencing on January 1, 1994 (which initial partial distribution shall be from the date of issuance of the Series D Convertible Preferred Shares). Such distributions shall be cumulative from the date of original issue of the Series D Convertible Preferred Shares. If permissible under applicable law and provided the distributions will qualify for the dividends paid deduction (within the meaning of Sections 561 and 562 of the Internal Revenue Code of 1986 or any successor provisions thereto), such distributions shall be paid as follows: first, from income of the Trust other than net capital gains, and the balance, if any, from net capital gains of the Trust. If the Board of Trustees determines, in its sole discretion, that distributions to be paid in accordance with the preceding sentence would not qualify for such dividends paid deduction, then such distributions shall be paid in a manner determined by the Board of Trustees. Each distribution shall be paid to the holders of record of the Series D Convertible Preferred Shares as they appear on the share register of the Trust on such record date, not more than 90 days preceding the distribution payment date thereof, as shall be fixed by the Board of Trustees or a duly authorized committee thereof. If a holder converts Series D Convertible Preferred Shares after the close of business on the record date for a distribution and before the opening of business on the payment date for such distribution, then, pursuant to Section 13.4(7) hereof, the holder will be required to pay to the Trust at the time of such conversion the amount of such distribution (unless the shares were converted after the issuance of a notice of redemption with respect to such shares, in which event the holder of such shares shall be entitled to the distribution payable thereon on such distribution payment date without making such payment).

          (b) If any Convertible Preferred Shares are outstanding, no full distributions shall be declared or paid or set apart for payment on any other preferred shares of beneficial interest of the Trust ranking as to distributions on a parity with or junior to the Series D Convertible Preferred Shares for any period unless full cumulative distributions have been declared and paid or declared and a sum sufficient for the payment thereof has been set apart for such payment on the Series D Convertible Preferred Shares for all past distribution periods and the then current distribution period. If distributions are not paid in full, or not declared in full and a sum sufficient for such full payment is not set apart for the payment thereof, upon the Series D Convertible Preferred Shares and any other preferred shares ranking on a parity as to distributions with the Series D Convertible Preferred Shares, all distributions declared upon Series D Convertible Preferred Shares and upon any other preferred shares ranking on a parity as to distributions shall be paid or declared pro rata so that in all cases the amount of distributions paid or declared per share on the Series D Convertible Preferred Shares and such other preferred shares shall bear to each other the same ratio that accumulated distributions per share, including distributions accrued or in arrears, if any, on the Series D Convertible Preferred Shares and such other preferred shares bear to each other. Except as provided in the preceding sentence, unless full cumulative distributions on the Series D Convertible Preferred Shares have been paid or declared and a sum sufficient for such full payment set apart for payment for all past distribution periods and the then current distribution period, no distributions (other than distributions in shares of Common Shares (as hereinafter defined) or in any other shares of beneficial interest of the Trust ranking junior to the Series D Convertible Preferred Shares as to distribution rights and the liquidation preference) shall be declared or paid or set apart for payment or other distribution upon the Trust's common shares of beneficial interest, par value $.01 per share (the "Common Shares"), or, except as provided above, on any other shares of beneficial interest of the Trust ranking junior to or on a parity with the Series D Convertible Preferred Shares as to distribution rights or the liquidation preference, nor shall any Common Shares or any other shares of beneficial interest of the Trust ranking junior to or on a parity with the Series D Convertible Preferred Shares as to distribution rights or the liquidation preference be redeemed, purchased or otherwise acquired for any consideration (or any payment made to or available for a sinking fund for the redemption of any such shares) by the Trust or any subsidiary of the Trust (except by conversion into or exchange for shares of beneficial interest of the Trust ranking junior to the Series D Convertible Preferred Shares as to distribution rights and the liquidation preference). Holders of the Series D Convertible Preferred Shares shall not be entitled to any distributions, whether payable in cash, property or shares of beneficial interest, in excess of full accrued and cumulative distributions as herein provided. No interest or sum of money in lieu of interest shall be payable in respect of any distribution payment or payments on the Series D Convertible Preferred Shares that may be in arrears.

          The terms "accrued distributions," "distributions accrued" and "distributions in arrears," whenever used herein with reference to shares of preferred shares of beneficial interest, shall be deemed to mean an amount which shall be equal to distributions thereon at the annual distribution rates per share for the respective series thereof from the date or dates on which such distributions commence to accrue to the end of the then current quarterly distribution period for such preferred shares (or, in the case of redemption, to the date of redemption), less the amount of all distributions paid, or declared in full and set aside for the payment thereof, upon such shares of preferred shares.

          (c) Distributions payable on the Series D Convertible Preferred Shares for any period less than a full quarterly distribution period shall be computed on the basis of a 360-day year of twelve 30-day months. Quarterly distributions payable on the Series D Convertible Preferred Shares shall be computed by dividing the annual distribution rate by four.

          3. Trustees' Right to Refuse to Transfer Series D Convertible Preferred Shares; Limitation on Holdings.

          (a) The terms and provisions of this Section 13.4(3) shall apply in addition to, and not in limitation of, the terms and provisions of [Article VII] Sections 6.6 and 6.8 of this Declaration of Trust.

          (b) Each Person (as defined in Section 1.5 of the Declaration of Trust) who owns directly or indirectly more than five percent in number or value of the total Series D Convertible Preferred Shares outstanding shall, within 30 days after January 1 of each year, give written notice to the Trust stating the Person's name and address, the number of Series D Convertible Preferred Shares directly or indirectly owned by such Person, and a description of the capacity in which such Series D Convertible Preferred Shares are held. For purposes of this Section 13.4, the number and value of the total Series D Convertible Preferred Shares outstanding shall be determined by the Board of Trustees in good faith, which determination shall be conclusive for all purposes hereunder. In addition, each direct or indirect holder of Series D Convertible Preferred Shares, irrespective of such shareholder's percentage ownership of outstanding Series D Convertible Preferred Shares, shall upon demand disclose to the Trust in writing such information with respect to the direct or indirect ownership of Series D Convertible Preferred Shares as the Board of Trustees deems necessary from time to time to enable the Board of Trustees to determine whether the Trust complies with the REIT Provisions of the Code (as defined in Section 1.5 of the Declaration of Trust), to comply with the requirements of any taxing authority or governmental agency or to determine any such compliance.

          (c) If, in the opinion of the Board of Trustees, which shall be binding upon any prospective acquiror of Series D Convertible Preferred Shares, any proposed transfer or issuance would jeopardize the status of the Trust as a real estate investment trust under the REIT Provisions of the Code, the Board of Trustees shall have the right, but not the duty, to refuse to permit such transfer or issuance or refuse to give effect to such transfer or issuance and to take any action to void any such issuance or cause any such transfer not to occur.

          (d) As a condition to any transfer and/or registration of transfer on the books of the Trust of any Series D Convertible Preferred Shares which could result in direct or indirect ownership (as hereinafter defined) of Series D Convertible Preferred Shares exceeding 20% of the lesser of the number or the value of the total Series D Convertible Preferred Shares outstanding (the "Excess Preferred Shares") by a Person other than a Preferred Excepted Person (as defined in Section 3(e) below), such prospective transferee shall give written notice to the Trust of the proposed transfer and shall furnish such opinions of counsel, affidavits, undertakings, agreements and information as may be required by the Board of Trustees no later than the 15th day prior to any transfer which, if consummated, would result in such ownership.

          (e) Any transfer of Series D Convertible Preferred Shares that would
(i) create a direct or indirect owner of Excess Preferred Shares other than a Preferred Excepted Person; or (ii) result in the Trust being "closely held" within the meaning of Section 856(h) of the Code, shall be void ab initio and the prospective acquiror shall not be entitled to any rights afforded to owners of Series D Convertible Preferred Shares hereunder and shall be deemed never to have had an interest therein. Any issuance of Series D Convertible Preferred Shares that would (i) create a direct or indirect owner of Excess Preferred Shares other than a Preferred Excepted Person; or (ii) result in the Trust being "closely held" within the meaning of Section 856(h) of the Code, shall be void ab initio and the prospective acquiror shall not be entitled to any rights afforded to owners of Series D Convertible Preferred Shares hereunder and shall be deemed never to have had an interest therein.

          "Preferred Excepted Person" shall mean any Person approved by the Board of Trustees, at their option and in their sole discretion, provided, however, that such approval shall not be granted to any Person whose ownership of in excess of 20% of the lesser of the number or the value of the total Series D Convertible Preferred Shares outstanding would result, directly, indirectly or as a result of attribution of ownership, in termination of the status of the Trust as a real estate investment trust under the REIT Provisions of the Code.

               (f) The Trust, by notice to the holder thereof, may purchase any or all Series D Convertible Preferred Shares that are proposed to be transferred pursuant to a transfer which, in the opinion of the Board of Trustees, which shall be binding upon any proposed transferor or transferee of Series D Convertible Preferred Shares, would result in any Person acquiring Excess Preferred Shares, or would otherwise jeopardize the status of the Trust as a real estate investment trust under the REIT Provisions of the Code. The Trust shall have the power, by lot or other means deemed equitable by the Board of Trustees in their sole discretion, to purchase such Excess Preferred Shares from the prospective transferor. The purchase price for any Excess Preferred Shares shall be equal to the fair market value of the Series D Convertible Preferred Shares on the last trading day immediately preceding the day on which notice of such proposed transfer is sent, as reflected in the closing sale price for the Series D Convertible Preferred Shares, if then listed on a national securities exchange, or such price for the Series D Convertible Preferred Shares on the principal exchange if then listed on more than one national securities exchange, or if the Series D Convertible Preferred Shares are not then listed on a national securities exchange, the latest bid quotation for the Series D Convertible Preferred Shares if then traded over-the-counter, or, if no such closing sales prices or quotations are available, then the purchase price shall be equal to the fair market value of such Series D Convertible Preferred Shares as determined by the Board of Trustees in good faith. Prompt payment of the purchase price shall be made in cash by the Trust in such manner as may be determined by the Board of Trustees. From and after the date fixed for purchase by the Board of Trustees, and so long as payment of the purchase price for the Series D Convertible Preferred Shares to be so redeemed shall have been made or duly provided for, the holder of any Excess Preferred Shares so called for purchase shall cease to be entitled to dividends, distributions, voting rights and other benefits with respect to such Series D Convertible Preferred Shares, excepting only the right to payment of the purchase price fixed as aforesaid. Any dividend or distribution paid to a proposed transferee of Excess Preferred Shares prior to the discovery by the Trust that the Series D Convertible Preferred Shares have been transferred in violation of this Section 3 shall be repaid to the Trust upon demand.

          (g) Notwithstanding any other provision in this Declaration of Trust or the Trust's Bylaws, Sections 13.4(3)(e), (f), (g) and (h) may not be amended or repealed without the affirmative vote of the holders of not less than two-thirds of the Series D Convertible Preferred Shares then outstanding and entitled to vote. If Section 13.4(3)(e), (f), (g) or (h) is determined to be void or invalid by virtue of any legal decision, statute, rule or regulation, then the acquiror of Series D Convertible Preferred Shares in violation of such Sections shall be deemed, at the option of the Trust, to have acted as agent on behalf of the Trust in acquiring such Series D Convertible Preferred Shares on behalf of the Trust.

          (h) Subject to Section 13.4(3)(l), notwithstanding any other provision of this Section 13.4 to the contrary, any purported transfer, sale or acquisition of Series D Convertible Preferred Shares (whether such purported transfer, sale or acquisition results from the direct or indirect acquisition of ownership of Series D Convertible Preferred Shares) which would result in the termination of the status of the Trust as a real estate investment trust under the REIT Provisions of the Code shall be null and void ab initio. Any such Series D

Convertible Preferred Shares may be treated by the Board of Trustees in the manner prescribed for Excess Preferred Shares in subsection (f) of this Section 13.4(3).

          (i) Subject to Section 13.4(3)(l), nothing contained in this Section 13.4(3) or in any other provision of this Section 13.4 shall limit the authority of the Board of Trustees to take such other action as they deem necessary or advisable to protect the Trust and the interests of the shareholders by preservation of the Trust's status as a real estate investment trust under the REIT Provisions of the Code.

          (j) If any provision of this Section 13.4(3) or any application of any such provision is determined to be invalid by any federal or state court having jurisdiction over the issues, the validity of the remaining provisions shall not be affected and other applications of such provision shall be affected only to the extent necessary to comply with the determination of such court. To the extent this Section 13.4(3) may be inconsistent with any other provision of this
Section 13.4, this Section 13.4(3) shall be controlling.

          (k) For purposes of this Section 13.4, Series D Convertible Preferred Shares not owned directly shall be deemed to be owned indirectly by a person if that person or a group of which he is a member would be the beneficial owner of such Series D Convertible Preferred Shares, as defined in Rule 13d-3 under the Securities Exchange Act of 1934, and/or would be considered to own such Series D Convertible Preferred Shares by reason of the REIT Provisions of the Code.

          (l) Notwithstanding any other provision of Section 13.4(3), nothing in this Section 13.4 shall preclude the settlement of transactions entered into through the facilities of the New York Stock Exchange, Inc. The fact that the settlement of any transaction is permitted shall not negate the effect of any other provision of this Section 13.4(3) and any transferee in such a transaction shall be subject to all of the provisions and limitations set forth in this
Section 13.4(3).

     4.  Redemption at the Option of the Trust.

     (a) The Series D Convertible Preferred Shares are not redeemable prior to November 1, 1998. On and after November 1, 1998, the Series D Convertible Preferred Shares may be redeemed at the option of the Trust by resolution of its Board of Trustees, in whole or from time to time in part, subject to the limitations set forth below, at the following redemption prices per share if redeemed during the twelve-month period beginning November 1 of the year indicated below (the "Call Price"), plus, in each case, all distributions accrued and unpaid on the shares of the Series D Convertible Preferred Shares up to the date of such redemption, upon giving notice as provided below:

          If redeemed during
          the twelve-month
          period beginning                                   Call
          November 1,                                        Price
          ------------------                                 -----

          1998..........................................     $25.875
          1999..........................................     $25.700
          2000..........................................     $25.525
          2001..........................................     $25.350
          2002..........................................     $25.175
          2003 and thereafter...........................     $25.000

          (b) If fewer than all of the outstanding Series D Convertible Preferred Shares are to be redeemed, the shares to be redeemed shall be determined pro rata or by lot or in such other manner and subject to such regulations as the Board of Trustees in its sole discretion shall prescribe. In the event that such redemption is to be by lot, if as a result of such redemption any holder of Series D Convertible Preferred Shares would become a holder of in excess of 20% of the lesser of the number or the value of the total Series D Convertible Preferred Shares outstanding because such holder's Series D Convertible Preferred Shares were not redeemed, or were only redeemed in part, then the Trust shall redeem the requisite number of Series D Convertible Preferred Shares of such shareholder such that he will not hold in excess of 20% of the lesser of the number or the value of the total Series D Convertible Preferred Shares outstanding subsequent to such redemption, unless the holder is a Preferred Excepted Person (as defined in Section 3(e) hereof), in which event the Trust shall have the option to redeem such requisite number of Series D Convertible Preferred Shares, as determined in the sole discretion of the Board of Trustees.

          (c) At least 30 days but not more than 60 days prior to the date fixed for the redemption of the Series D Convertible Preferred Shares, the Trust shall mail a written notice to each holder of record of the Series D Convertible Preferred Shares to be redeemed in a postage prepaid envelope addressed to such holder at his address as shown on the records of the Trust, notifying such holder of the election of the Trust to redeem such shares, stating the date fixed for redemption thereof (the "Redemption Date"), the redemption price, the number of shares to be redeemed (and, if fewer than all the Series D Convertible Preferred Shares are to be redeemed, the number of shares to be redeemed from such holder) and the place(s) where the certificate(s) representing such shares are to be surrendered for payment. On or after the Redemption Date each holder of the Series D Convertible Preferred Shares to be redeemed shall present and surrender his certificate or certificates for such shares to the Trust at the place designated in such notice and thereupon the redemption price of such shares shall be paid to or on the order of the person whose name appears on such certificate or certificates as the owner thereof and each surrendered certificate shall be cancelled. In the event that fewer than all the shares represented by any such certificate are redeemed, a new certificate shall be issued representing the unredeemed shares. From and after the Redemption Date (unless default shall be made by the Trust in payment of the redemption price), all distributions on the Series D Convertible Preferred Shares designated for redemption in such notice shall cease to accrue, and all rights of the holders thereof as shareholders of the Trust, except the right to receive the redemption price of such shares (including all accrued and unpaid distributions up to the Redemption Date) upon the surrender of certificates representing the same, shall cease and terminate and such shares shall not thereafter be transferred (except with the consent of the Trust) on the books of the Trust, and such shares shall not be deemed to be outstanding for any purpose whatsoever. At its election, the Trust prior to the Redemption Date may irrevocably deposit the redemption price (including all accrued and unpaid distributions up to the Redemption Date) of the Series D Convertible Preferred Shares so called for redemption in trust for the holders thereof with a bank or trust company (having a capital surplus and undivided profits aggregating not less than $50,000,000) in the Borough of Manhattan, City and State of New York, or in any other city in which the Trust at the time shall maintain a transfer agency with respect to such shares, in which case the aforesaid notice to holders of the Series D Convertible Preferred Shares to be redeemed shall state the date of such deposit, shall specify the office of such bank or trust company as the place of payment of the redemption price, and shall call upon such holders to surrender the certificates representing such shares at such place on or after the date fixed in such redemption notice (which shall not be later than the Redemption Date) against payment of the redemption price (including all accrued and unpaid distributions up to the Redemption Date). Any interest accrued on such funds shall be paid to the Trust from time to time.
Any moneys so deposited which shall remain unclaimed by the holders of the Series D Convertible Preferred Shares at the end of two years after the Redemption Date shall be returned by such bank or trust company to the Trust.

          If a notice of redemption has been given pursuant to this Section 13.4(4) and any holder of Series D Convertible Preferred Shares shall, prior to the close of business on the last business day preceding the Redemption Date, give written notice to the Trust pursuant to Section 13.4(7) below of the conversion of any or all of the shares to be redeemed held by such holder (accompanied by a certificate or certificates for such shares, duly endorsed or assigned to the Trust, and any necessary transfer tax payment, as required by
Section 13.4(7) below, then such redemption shall not become effective as to such shares to be converted, such conversion shall become effective as provided in Section 13.4(7) below and any moneys set aside by the Trust for the redemption of such shares of converted Series D Convertible Preferred Shares shall revert to the general funds of the Trust (unless such shares were converted after the close of business on the record date for a distribution and before the opening of business on the payment date for such distribution, in which event the holders of such shares shall be entitled to the distribution payable thereon on such distribution payment date).

          Notwithstanding the foregoing, unless full cumulative distributions on all outstanding Series D Convertible Preferred Shares have been paid or declared and a sum sufficient for the payment thereof set apart for payment for all past distribution periods and the then current distribution period, no Series D Convertible Preferred Shares shall be redeemed unless all outstanding Series D Convertible Preferred Shares are simultaneously redeemed; provided, however, that the foregoing shall not prevent the purchase or acquisition of Series D Convertible Preferred Shares pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding Series D Convertible Preferred Shares, and, unless full cumulative distributions on all outstanding Series D Convertible Preferred Shares have been paid or declared and a sum sufficient for the payment thereof set apart for payment for all past distribution periods and the then current distribution period, the Trust shall not purchase or otherwise acquire directly or indirectly any Series D Convertible Preferred Shares (except by conversion into or exchange for shares of beneficial interest of the Trust ranking junior to the Series D Convertible Preferred Shares as to distribution rights and the liquidation preference).

          (d) The Series D Convertible Preferred Shares redeemed, repurchased or retired pursuant to the provisions of this Section 13.4(4) or surrendered to the Trust upon conversion shall thereupon be retired and may not be reissued as Series D Convertible Preferred Shares but shall thereafter have the status of authorized but unissued shares of beneficial interest.

          5.   Voting Rights.

          (a) The holders of Series D Convertible Preferred Shares shall not be entitled to vote on any matter except (i) as provided in Section 13.4(9), (ii) as provided in Section 13.4(5)(b) and (iii) as required by law.

          (b) In the event the Trust shall have failed to declare and pay or set apart for payment in full the distributions accumulated on the outstanding Series D Convertible Preferred Shares for any six consecutive quarterly distribution payment periods (a "Preferential Distribution Non-Payment"), the number of trustees of the Trust shall be increased by two and the holders of the outstanding Series D Convertible Preferred Shares, voting together as a class with all other classes or series of preferred shares of the Trust ranking on a parity with the Series D Convertible Preferred Shares with respect to distribution rights and then entitled to vote on the election of such additional two trustees, shall be entitled to elect such two additional trustees until the full distributions accumulated on all outstanding Series D Convertible Preferred Shares have been declared and paid or set apart for payment. Upon the occurrence of a Preferential Distribution Non-Payment or a vacancy in the office of a Preferred Shares Trustee (as defined below), the Board of Trustees shall within a reasonable period call a special meeting of the holders of the Series D Convertible Preferred Shares and all holders of other classes or series of preferred shares of the Trust ranking on a parity with the Series D Convertible Preferred Shares with respect to distribution rights who are then entitled to vote on the election of such additional trustee or trustees for the purpose of electing the additional trustee or trustees. If and when all accumulated distributions on the Series D Convertible Preferred Shares have been declared and paid or set aside for payment in full, the holders of the Series D Convertible Preferred Shares shall be divested of the special voting rights provided by this Section 13.4(5)(b), subject to revesting in the event of each and every subsequent Preferential Distribution Non-Payment. Upon termination of such special voting rights attributable to all holders of the Series D Convertible Preferred Shares and shares of any other class or series of preferred shares of the Trust ranking on a parity with the Series D Convertible Preferred Shares with respect to distribution rights, the term of office of each trustee elected by the holders of the Series D Convertible Preferred Shares and such parity preferred shares (a "Preferred Shares Trustee") pursuant to such special voting rights shall forthwith terminate and the number of trustees constituting the entire Board of Trustees shall be reduced by the number of Preferred Shares Trustees. Any Preferred Shares Trustee may be removed by, and shall not be removed otherwise than by, the vote of the holders of record of a majority of the outstanding Series D Convertible Preferred Shares and all other series of preferred shares of the Trust ranking on a parity with the Series D Convertible Preferred Shares with respect to distribution rights who were entitled to vote in such Preferred Shares Trustee's election, voting as a separate class, at a meeting called for such purpose.

          (c) So long as any Series D Convertible Preferred Shares are outstanding, the number of trustees constituting the entire Board of Trustees of the Trust shall at all times be such that the exercise, by the holders of the Series D Convertible Preferred Shares and the holders of preferred shares of the Trust ranking on a parity with the Series D Convertible Preferred Shares with respect to distribution rights, of the right to elect trustees under the circumstances provided for in subclause (b) of this Section 13.4(5) will not contravene any other provision of this Declaration restricting the number of trustees which may constitute the entire Board of Trustees of the Trust.

          (d) Trustees elected pursuant to subclause (b) of this Section 13.4(5) shall serve until the earlier of (x) the next annual meeting of the shareholders of the Trust and the election (by the holders of the Series D Convertible Preferred Shares and the holders of preferred shares of the Trust ranking on a parity with the Series D Convertible Preferred Shares with respect to distribution rights) and qualification of their respective successors or (y) the termination of the term of office of each Preferred Shares Trustee upon the termination of the special voting rights as provided for in Section 13.4(5)(b).

          (e) So long as a Preferential Distribution Non-Payment shall continue, any vacancy in the office of a Preferred Shares Trustee may be filled by vote of the holders of record of a majority of the outstanding Series D Convertible Preferred Shares and all other series of preferred shares ranking on a parity with the Series D Convertible Preferred Shares with respect to distribution rights who are then entitled to vote in the election of such Preferred Shares Trustee as provided above. As long as the Preferential Distribution Non-Payment shall continue, holders of the Series D Convertible Preferred Shares shall not, as such shareholders, be entitled to vote on the election or removal of trustees other than Preferred Shares Trustees, but shall not be divested of any other voting rights provided to such shareholders by law, this Declaration with respect to any other matter to be acted upon by the shareholders of the Trust.

          6.   Liquidation Preference.

          (a) In the event of any liquidation, dissolution or winding up of the affairs of the Trust, whether voluntary or otherwise, after payment or provision for payment of the debts and other liabilities of the Trust, the holders of Series D Convertible Preferred Shares shall be entitled to receive, in cash, out of the remaining assets of the Trust legally available therefor, the amount of Twenty-five Dollars ($25.00) for each Series D Convertible Preferred Share, plus an amount equal to all distributions accrued and unpaid on each such share up to the date of such distribution of assets, before any distribution shall be made to the holders of Common Shares or any other shares of beneficial interest of the Trust ranking (as to any such distribution of assets) junior to the Series D Convertible Preferred Shares. If upon any liquidation, dissolution or winding up of the Trust, the assets distributable among the holders of Series D Convertible Preferred Shares and all other classes and series of preferred shares ranking (as to any such distribution of assets) on a parity with the Series D Convertible Preferred Shares are insufficient to permit the payment in full to the holders of all such shares of all preferential amounts payable to all such holders, then the entire assets of the Trust thus distributable shall be distributed ratably among the holders of Series D Convertible Preferred Shares and such other classes and series of preferred shares ranking (as to any such distribution of assets) on a parity with the Series D Convertible Preferred Shares in proportion to the respective amounts that would be payable per share if such assets were sufficient to permit payment in full.

          (b) For purposes of this Section 13.4(6), a distribution of assets in any dissolution, winding up or liquidation shall not include (i) any consolidation or merger of the Trust with or into any other corporation, (ii) any dissolution, liquidation, winding up or reorganization of the Trust immediately followed by incorporation of another corporation to which such assets are distributed or (iii) a sale or other disposition of all or substantially all of the Trust's assets to another corporation; provided, however, that, in each case, effective provision is made in the charter of the resulting and surviving corporation or otherwise for the recognition, preservation and protection of the rights of the holders of Series D Convertible Preferred Shares.

          (c) After the payment of the full preferential amounts provided for herein to the holders of Series D Convertible Preferred Shares or funds necessary for such payment have been set aside in trust for the holders thereof, such holders shall be entitled to no other or further participation in the distribution of the assets of the Trust.

          (d) In determining whether a distribution by dividend, redemption or other acquisition of Shares or otherwise is permitted under Maryland law, no effect shall be given to amounts that would be needed, if the Trust were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of shareholders whose preferential rights on dissolution are superior to those receiving the distribution.

          7.   Conversion.

          (a) Holders of Series D Convertible Preferred Shares shall have the right, exercisable at any time and from time to time, except in the case of the Series D Convertible Preferred Shares called for redemption as set forth below, to convert all or any such Series D Convertible Preferred Shares into Common Shares at [the conversion price and ratio determined by the provisions of the Roger Articles Supplementary designating the Roger Series A Convertible Preferred Shares], subject to adjustment as described below. In the case of Series D Convertible Preferred Shares called for redemption, conversion rights will expire at the close of business on the last business day preceding the Redemption Date. Notice of redemption at the option of the Trust must be mailed not less than 30 days and not more than 60 days prior to the Redemption Date as provided in Section 13.4(4)(c) hereof. Upon conversion, no adjustment or payment will be made for distributions, but if any holder surrenders Series D Convertible Preferred Shares for conversion after the close of business on the record date for the payment of a distribution and prior to the opening of business on the related distribution payment date, then, notwithstanding such conversion, the distribution payable on such distribution payment date will be paid to the registered holder of such shares on such distribution record date. In such event, such shares, when surrendered for conversion during the period between the close of business on any distribution record date and the opening of business on the corresponding distribution payment date, must be accompanied by payment of an amount equal to the distribution payable on such distribution payment date on the shares so converted (unless such shares were converted after the issuance of a notice of redemption with respect to such shares, in which event such shares shall be entitled to the distribution payable thereon on such distribution payment date without making such payment).

          (b) Any holder of one or more Series D Convertible Preferred Shares electing to convert such share or shares shall deliver the certificate or certificates therefor to the principal office of any transfer agent for the Common Shares, with the form of notice of election to convert as the Trust shall prescribe fully completed and duly executed and (if so required by the Trust or any conversion agent) accompanied by instruments of transfer in form satisfactory to the Trust and to any conversion agent, duly executed by the registered holder or his duly authorized attorney, and transfer taxes, stamps or funds therefor or evidence of payment thereof if required pursuant to Section 13.4(7)(a) or 13.4(7)(d) hereof. The conversion right with respect to any such shares shall be deemed to have been exercised at the date upon which the certificates therefor accompanied by such duly executed notice of election and instruments of transfer and such taxes, stamps, funds or evidence of payment shall have been so delivered, and the person or persons entitled to receive the shares of the Common Shares issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of the Common Shares upon said date.

          (c) No fractional Common Share or scrip representing a fractional share shall be issued upon conversion of Series D Convertible Preferred Shares. If more than one Series D Convertible Preferred Share shall be surrendered for conversion at one time by the same holder, the number of full Common Shares which shall be issuable upon conversion thereof shall be computed on the basis of the aggregate number of Series D Convertible Preferred Shares so surrendered. Instead of any fractional Common Share which would otherwise be issuable upon conversion of any Series D Convertible Preferred Shares, the Trust shall pay a cash adjustment in respect of such fraction in an amount equal to the same fraction of the closing price for the Common Shares on the last trading day preceding the date of conversion. The closing price for such day shall be the last reported sales price regular way or, in case no such reported sale takes place on such date, the average of the reported closing bid and asked prices regular way, in either case on the New York Stock Exchange, or if the Common Shares are not listed or admitted to trading on such Exchange, on the principal national securities exchange on which the Common Shares are listed or admitted to trading or, if not listed or admitted to trading on any national securities exchange, the closing sale price of the Common Shares or in case no reported sale takes place, the average of the closing bid and asked prices, on NASDAQ or any comparable system. If the Common Shares are not quoted on NASDAQ or any comparable system, the Board of Trustees shall in good faith determine the current market price on the basis of such quotation as it considers appropriate.

          (d) If a holder converts Series D Convertible Preferred Shares, the Trust shall pay any documentary, stamp or similar issue or transfer tax due on the issuance of Common Shares upon the conversion. The holder, however, shall pay to the Trust the amount of any tax which is due (or shall establish to the satisfaction of the Trust payment thereof) if the shares are to be issued in a name other than the name of such holder and shall pay to the Trust any amount required by the last sentence of Section 13.4(7)(a) hereof.

          (e) The Trust shall reserve and shall at all times have reserved out of its authorized but unissued Common Shares a sufficient number of Common Shares to permit the conversion of the then outstanding Series D Convertible Preferred Shares. All Common Shares which may be issued upon conversion of Series D Convertible Preferred Shares shall be validly issued, fully paid and nonassessable, and not subject to preemptive or other similar rights. In order that the Trust may issue Common Shares upon conversion of Series D Convertible Preferred Shares, the Trust will endeavor to comply with all applicable Federal and State securities laws and will endeavor to list such Common Shares to be issued upon conversion on each securities exchange on which the Common Shares are listed.

          (f) The conversion rate in effect at any time shall be subject to adjustment from time to time as follows:

               (i) In case the Trust shall (1) pay or make a distribution in Common Shares to holders of the Common Shares, (2) reclassify the outstanding Common Shares into shares of some other class or series of shares, (3) subdivide the outstanding Common Shares into a greater number of Common Shares or
          (4) combine the outstanding Common Shares into a smaller number of Common Shares, the conversion rate immediately prior to such action shall be adjusted so that the holder of any Series D Convertible Preferred Shares thereafter surrendered for conversion shall be entitled to receive the number of Common Shares which he would have owned immediately following such action had such Series D Convertible Preferred Shares been converted immediately prior thereto. An adjustment made pursuant to this Section 13.4(7)(f)(i) shall become effective immediately after the record date in the case of a distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or reclassification.

               (ii) In case the Trust shall issue rights or warrants to all holders of the Common Shares entitling them to subscribe for or purchase Common Shares (or securities convertible into Common Shares) at a price per share less than the current market price (as determined pursuant to Section 13.4(7)(f)(iv)) of the Common Shares on such record date, the number of Common Shares into which each Series D Convertible Preferred Share shall be convertible shall be adjusted so that the same shall be equal to the number determined by multiplying the number of Common Shares into which such Series D Convertible Preferred Share was convertible immediately prior to such record date by a fraction of which the numerator shall be the number of Common Shares outstanding on such record date plus the number of additional Common Shares offered (or into which the convertible securities so offered are convertible), and of which the denominator shall be the number of Common Shares outstanding on such record date, plus the number of Common Shares which the aggregate offering price of the additional Common Shares offered (or into which the convertible securities so offered are convertible) would purchase at such current market price. Such adjustments shall become effective immediately after such record date for the determination of the holders of the Common Shares entitled to receive such distribution. For purposes of this subsection (ii), the number of Common Shares at any time outstanding shall not include Common Shares held in the treasury of the Trust.

               (iii) In case the Trust shall distribute to all holders of the Common Shares any class of shares of beneficial interest other than the Common Shares, evidences of indebtedness or assets of the Trust (other than cash distributions out of current or retained earnings), or shall distribute to all holders of the Common Shares rights or warrants to subscribe for securities (other than those referred to in Section 13.4(7)(f)(ii)), then in each such case the number of Common Shares into which each Series D Convertible Preferred Share shall be convertible shall be adjusted so that the same shall equal the number determined by multiplying the number of Common Shares into which such Series D Convertible Preferred Share was convertible immediately prior to the date of such distribution by a fraction of which the numerator shall be the current market price (determined as provided in Section 13.4(7)(f)(iv)) of the Common Shares on the record date mentioned below, and of which the denominator shall be such current market price of the Common Shares, less the then fair market value (as determined by the Board of Trustees, whose determination shall be conclusive evidence of such fair market value) of the portion of the securities or assets so distributed or of such subscription rights or warrants applicable to one Common Share. Such adjustment shall become effective immediately after the record date for the determination of the holders of the Common Shares entitled to receive such distribution. Notwithstanding the foregoing, in the event that the Trust shall distribute rights or warrants (other than those referred to in Section 13.4(7)(f)(ii)) ("Rights") pro rata to holders of the Common Shares, the Trust may, in lieu of making any adjustment pursuant to this Section 13.4(7)(f)(iii), make proper provision so that each holder of a Series D Convertible Preferred Share who converts such share after the record date for such distribution and prior to the expiration or redemption of the Rights shall be entitled to receive upon such conversion, in addition to the Common Shares issuable upon such conversion (the "Conversion Shares"), a number of Rights to be determined as follows: (1) if such conversion occurs on or prior to the date for the distribution to the holders of Rights of separate certificates evidencing such Rights (the "Distribution Date"), the same number of Rights to which a holder of a number of Common Shares equal to the number of Conversion Shares is entitled at the time of such conversion in accordance with the terms and provisions of and applicable to the Rights; and (2) if such conversion occurs after the Distribution Date, the same number of Rights to which a holder of the number of Common Shares into which a Series D Convertible Preferred Share so converted was convertible immediately prior to the Distribution Date would have been entitled on the Distribution Date in accordance with the terms and provisions of and applicable to the Rights.

               (iv) The current market price per share of the Common Shares on any date shall be deemed to be the average of the daily closing prices for thirty consecutive trading days commencing forty-five trading days before the date in question. The closing price for each day shall be the last reported sales price regular way or, in case no such reported sale takes place on such date, the average of the reported closing bid and asked prices regular way, in either case on the New York Stock Exchange, or if the Common Shares are not listed or admitted to trading on such Exchange, on the principal national securities exchange on which the Common Shares are listed or admitted to trading or, if not listed or admitted to trading on any national securities exchange, the closing sale price of the Common Shares or, in case no reported sale takes place, the average of the closing bid and asked prices, on NASDAQ or any comparable system, or if the Common Shares are not quoted on NASDAQ or any comparable system, the closing sale price or, in case no reported sale takes place, the average of the closing bid and asked prices, as furnished by any two members of the National Association of Securities Dealers, Inc. selected from time to time by the Trust for that purpose.

               (v) In any case in which this Section 13.4(7) shall require that an adjustment be made immediately following a record date, the Trust may elect to defer (but only until five business days following the mailing of the notice described in Section 13.4(7)(j)) issuing to the holder of any Series D Convertible Preferred Shares converted after such record date the Common Shares and other shares of beneficial interest of the Trust issuable upon such conversion over and above the Common Shares and other shares of beneficial interest of the Trust issuable upon such conversion only on the basis of the conversion rate prior to adjustment; and, in lieu of the shares the issuance of which is so deferred, the Trust shall issue or cause its transfer agents to issue appropriate evidence of the right to receive such shares.

          (g) No adjustment in the conversion rate shall be required until cumulative adjustments result in a change of 1% or more of the conversion price as in effect prior to the last adjustment of the conversion rate; provided, however, that any adjustment which by reason of this Section 13.4(7)(g) is not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 13.4(7) shall be made to the nearest cent ($.01) or to the nearest one-hundredth (1/100) of a share, as the case may be. No adjustment to the conversion rate shall be made for cash dividends.

          (h)  In the event that, as a result of an adjustment made pursuant to
Section 13.4(7)(f), the holder of any Series D Convertible Preferred Shares thereafter surrendered for conversion shall become entitled to receive any shares of beneficial interest of the Trust other than Common Shares, thereafter the number of such other shares so receivable upon conversion of any Series D Convertible Preferred Shares shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Common Shares contained in this Section 13.4(7).

          (i) The Trust may make such increases in the conversion rate, in addition to those required by Sections 13.4(7)(f)(i), (ii) and (iii), as is considered to be advisable in order that any event treated for Federal income tax purposes as a distribution of shares or share rights shall not be taxable to the recipients thereof.

          (j) Whenever the conversion rate is adjusted, the Trust shall promptly mail to all holders of record of Series D Convertible Preferred Shares a notice of the adjustment and shall cause to be prepared a certificate signed by a principal financial officer of the Trust setting forth the adjusted conversion rate and a brief statement of the facts requiring such adjustment and the computation thereof; such certificate shall forthwith be filed with each transfer agent for the Series D Convertible Preferred Shares.

          (k)  In the event that:

               (1) the Trust takes any action which would require an adjustment in the conversion rate,

               (2) the Trust consolidates or merges with, or transfers all or substantially all of its assets to, another corporation and shareholders of the Trust must approve the transaction, or

               (3) there is a dissolution, winding up or liquidation of the Trust,

a holder of Series D Convertible Preferred Shares may wish to convert some or all of such shares into Common Shares prior to the record date for, or the effective date of, the transaction so that he may receive the rights, warrants, securities or assets which a holder of Common Shares on that date may receive. Therefore, the Trust shall mail to holders of Series D Convertible Preferred Shares a notice stating the proposed record or effective date of the transaction, as the case may be. The Trust shall mail the notice at least 10 days before such date; however, failure to mail such notice or any defect therein shall not affect the validity of any transaction referred to in clauses
(1), (2) or (3) of this Section 13.4(7)(k).

          (l) If any of the following shall occur, namely: (i) any reclassification or change of outstanding Common Shares issuable upon conversion of Series D Convertible Preferred Shares (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), (ii) any consolidation or merger to which the Trust is a party other than a merger in which the Trust is the surviving entity and which does not result in any reclassification of, or change (other than a change in name, or par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination) in, outstanding Common Shares or (iii) any sale, transfer or lease of all or substantially all of the property or business of the Trust as an entirety, then the Trust, or such successor or purchasing entity, as the case may be, shall, as a condition precedent to such reclassification, change, consolidation, merger, sale, transfer or lease, provide in its charter document that each Series D Convertible Preferred Share shall be convertible into the kind and amount of shares of stock or beneficial interest and other securities and property (including cash) receivable upon such reclassification, change, consolidation, merger, sale, transfer or lease by a holder of the number of Common Shares deliverable upon conversion of such Series D Convertible Preferred Share immediately prior to such reclassification, change, consolidation, merger, sale, transfer or lease. Such charter document shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 13.4(7). The foregoing, however, shall not in any way affect the right that a holder of Series D Convertible Preferred Shares may otherwise have, pursuant to clause (2) of the last sentence of Section 13.4(7)(f)(iii), to receive Rights upon conversion of Series D Convertible Preferred Shares. If, in the case of any such consolidation, merger, sale, transfer or lease, the shares of stock or beneficial interest or other securities and property

(including cash) receivable thereupon by a holder of the Common Shares includes shares of stock or beneficial interest or other securities and property of a corporation other than the successor or purchasing corporation, as the case may be, in such consolidation, merger, sale, transfer or lease, then the charter document of such other corporation shall contain such additional provisions to protect the interests of the holders of Series D Convertible Preferred Shares as the Board of Trustees shall reasonably consider necessary by reason of the foregoing. The provisions of this Section 13.4(7)(l) shall similarly apply to successive consolidations, mergers, sales, transfers or leases.

          8. Ranking. With regard to rights to receive distributions and amounts payable upon liquidation, dissolution or winding up of the Trust, the Series D Convertible Preferred Shares shall rank senior to the Common Shares and on a parity with any other preferred shares issued by the Trust, unless the terms of such other preferred shares provide otherwise and, if applicable, the requirements of Section 9 hereof have been complied with. However, the Trust may authorize or increase any class or series of shares of beneficial interest ranking on a parity with or junior to the Series D Convertible Preferred Shares as to distribution rights and the liquidation preference without the vote or consent of the holders of the Series D Convertible Preferred Shares.

          9. Limitations. In addition to any other rights provided by applicable law, so long as any Series D Convertible Preferred Shares are outstanding, the Trust shall not, without the affirmative vote, or the written consent as provided by law, of the holders of at least two-thirds (2/3) of the total number of outstanding Series D Convertible Preferred Shares, voting as a class,

               (a) authorize, create or issue, or increase the authorized or issued amount of, any class or series of, or rights to subscribe to or acquire, any security convertible into, any class or series of shares of beneficial interest ranking as to distribution rights or the liquidation preference, senior to the Series D Convertible Preferred Shares, or reclassify any shares of beneficial interest into any such shares; or

               (b) amend, alter or repeal, whether by merger, consolidation or otherwise, any of the provisions of this Declaration that would change the preferences, rights or powers with respect to the Series D Convertible Preferred Shares so as to affect the Series D Convertible Preferred Shares adversely;

but (except as otherwise required by applicable law) nothing herein contained shall require such a vote or consent (i) in connection with any increase in the total number of authorized Common Shares, or (ii) in connection with the authorization or increase of any class or series of shares of beneficial interest ranking, as to distribution rights and the liquidation preference, on a parity with or junior to the Series D Convertible Preferred Shares; and provided further that no such vote or written consent of the holders of the Series D Convertible Preferred Shares shall be required if, at or prior to the time when the issuance of any such shares ranking senior to the Series D Convertible Preferred Shares is to be made or any such change is to take effect, as the case may be, proper notice has been given and sufficient funds have been irrevocably deposited in trust for the redemption of all the then outstanding Series D Convertible Preferred Shares.

          10. No Preemptive Rights. No holder of Series D Convertible Preferred Shares will possess any preemptive rights to subscribe for or acquire any unissued shares of beneficial interest of the Trust (whether now or hereafter authorized) or securities of the Trust convertible into or carrying a right to subscribe to or acquire shares of beneficial interest of the Trust.


     SECTION 13.5. Series E Preferred Shares. Pursuant to Section 5.4 of this Declaration, a series of preferred shares of beneficial interest consisting of 2,300,000 shares designated as the "Series E Cumulative Redeemable Preferred Shares of Beneficial Interest" (the "Series E Preferred Shares"), and having a par value of $.01 per share, is hereby established on the following terms:

     A.   Certain Definitions.

     Unless the context otherwise requires, the terms defined in this paragraph
(A) shall have, for all purposes of the provisions of this Declaration in respect of the Series E Preferred Shares, the meanings herein specified (with terms defined in the singular having comparable meanings when used in the plural).

     Business Day. The term "Business Day" shall mean any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions in New York City are authorized or required by law, regulation or executive order to close.

     Capital Stock.   The term "Capital Stock" shall mean, with respect to any
Person, any capital stock (including preferred stock), shares, interests, participants or other ownership interests (however designated) of such Person and any rights (other than debt securities convertible into or exchangeable for capital stock), warrants or options to purchase any thereof.

     Code. The term "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

     Common Equity. The term "Common Equity" shall mean all shares now or hereafter authorized of any class of common shares of beneficial interest of the Trust, including the Common Shares, and any other shares of beneficial interest of the Trust, howsoever designated, which has the right (subject always to prior rights of any class or series of preferred shares of beneficial interest) to participate in the distribution of the assets and earnings of the Trust without limit as to per share amount.

     Common Shares. The term "Common Shares" shall mean the Common Shares of Beneficial Interest, $.01 par value per share, of the Trust.

     Distribution Payment Date. The term "Distribution Payment Date" shall have the meaning set forth in subparagraph (2) of paragraph (B) below.

     Distribution Period. The term "Distribution Period" shall mean the period from, and including, the Initial Issue Date to, but not including, the first Distribution Payment Date and thereafter, each quarterly period from, and including, the Distribution Payment Date to, but not including, the next Distribution Payment Date.

     Initial Issue Date. The term "Initial Issue Date" shall mean the date that Series E Preferred Shares are first issued by the Trust.

     Junior Shares.  The term "Junior Shares" shall mean, as the case may be,
(i) the Common Equity and any other class or series of shares of beneficial interest of the Trust which is not entitled to receive any distributions in any Distribution Period unless all distributions required to have been paid or declared and set apart for payment on the Series E Preferred Shares shall have been so paid or declared and set apart for payment and (ii) the Common Equity and any other class or series of shares of beneficial interest of the Trust which is not entitled to receive any assets upon liquidation, dissolution or winding up of the affairs of the Trust until the Series E Preferred Shares shall have received the entire amount to which such Class E Preferred Shares is entitled upon such liquidation, dissolution or winding up.

     Liquidation Preference. The term "Liquidation Preference" shall mean $25.00 per share.

     Parity Shares.  The term "Parity Shares" shall mean, as the case may be,
(i) any class or series of shares of beneficial interest of the Trust which is entitled to receive payment of distributions on a parity with the Series E Preferred Shares or (ii) any class or series of shares of beneficial interest of the Trust which is entitled to receive assets upon liquidation, dissolution or winding up of the affairs of the Trust on a parity with the Series E Preferred Shares. The term "Parity Shares" shall include the Series A Preferred Shares, Series B Preferred Shares, Series C Preferred Shares, and Series D Preferred Shares.

     Person. The term "Person" shall mean an individual, corporation, partnership, estate, trust (including a trust classified under Section 401(a) or 501(c)(17) of the Code), a portion of a trust permanently set aside for or to be used exclusively for the purposes described in Section 642(c) of the Code, association, private foundation within the meaning of Section 509(a) of the Code, joint stock company or other entity, and also includes a group as that term is used for purposes of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended, but does not include an underwriter which participates in a public offering of the Series E Preferred Shares, provided that such ownership by such underwriter would not result in the Trust being "closely held" within the meaning of Section 856(h) of the Code, or otherwise result in the Trust failing to qualify as a REIT.

     Record Date. The term "Record Date" shall mean the date designated by the Board of Trustees of the Trust at the time a distribution is declared, provided, however, that such Record Date shall be the first day of the calendar month in which the applicable Distribution Payment Date falls or such other date designated by the Board of Trustees for the payment of distributions that is not more than ninety (90) days prior to such Distribution Payment Date.

     Redemption Date. The term "Redemption Date" shall have the meaning set forth in subparagraph (2) of paragraph (D) below.

     Redemption Price. The term "Redemption Price" shall mean a price per Series E Preferred Share equal to $25.00 together with accrued and unpaid distributions, if any, thereon to the Redemption Date, without interest.

     REIT.  The term "REIT" shall mean a real estate investment trust under
Section 856 of the Code.

     Senior Shares.  The term "Senior Shares" shall mean, as the case may be,
(i) any class or series of shares of beneficial interest of the Trust ranking senior to the Series E Preferred Shares in respect of the right to receive distributions or (ii) any class or series of shares of beneficial interest of the Trust ranking senior to the Series E Preferred Shares in respect of the right to participate in any distribution upon liquidation, dissolution or winding up of the affairs of the Trust.

     B.   Distributions.

     1. The record holders of Series E Preferred Shares shall be entitled to receive distributions, when, as and if authorized by the Board of Trustees, out of assets legally available for payment of distributions. Such distributions shall be payable by the Trust in cash at a rate of 9.65% of the Liquidation Preference per annum (equivalent to $2.4125 per Series E Preferred Share per annum).

     2. Distributions on Series E Preferred Shares shall accrue and be cumulative from the Initial Issue Date. Distributions shall be payable quarterly in arrears when, as and if authorized by the Board of Trustees of the Trust on January 15, April 15, July 15 and October 15 of each year (each, a "Distribution Payment Date"), commencing on the business day succeeding October 15, 1995. If any Distribution Payment Date occurs on a day that is not a Business Day, any accrued distributions otherwise payable on such Distribution Payment Date shall be paid on the next succeeding Business Day.
The amount of distributions payable on Series E Preferred Shares for each full Distribution Period shall be computed by dividing by four (4) the annual distribution rate set forth in subparagraph (1) of this paragraph (B) above. Distributions payable in respect of any Distribution Period which is less than a full Distribution Period in length will be computed on the basis of a 360-day year consisting of twelve 30-day months. Distributions shall be paid to the holders of record of the Series E Preferred Shares as their names shall appear on the share records of the Trust at the close of business on the Record Date for such distribution. Distributions in respect of any past Distribution Periods that are in arrears may be declared and paid at any time to holders of record on the Record Date therefor. Any distribution payment made on Series E Preferred Shares shall be first credited against the earliest accrued but unpaid distribution due which remains payable. Upon issuance, the Series E Preferred Shares will rank on a parity as to distributions with the Series A Preferred Shares, Series B Preferred Shares, Series C Preferred Shares, and Series D Preferred Shares.

     3. If any Series E Preferred Shares are outstanding, no full distributions shall be authorized or paid or set apart for payment on any other class or series of Shares ranking junior to or on a parity with the Series E Preferred Shares as to distributions for any period unless full cumulative distributions have been or contemporaneously are authorized and paid or authorized and a sum sufficient for the payment thereof set apart for such payment on the Series E Preferred Shares for all past Distribution Periods and the then current Distribution Period. When distributions are not paid in full (or a sum sufficient for such full payment is not so set apart) upon the Series E Preferred Shares and any other class or series of Preferred Shares ranking on a parity as to distributions with the Series E Preferred Shares, all distributions authorized upon the Series E Preferred Shares and any other such class or series of Shares shall be authorized pro rata so that the amount of distributions authorized per share on the Series E Preferred Shares and such class or series of Shares shall in all cases bear to each other the same ratio that accrued and unpaid distributions per share on the Series E Preferred Shares and such class or series of Shares bear to each other. No interest, or sum of money in lieu of interest, shall be payable in respect of any distribution payment or payments on the Series E Preferred Shares which may be in arrears.

     4. Except as provided in subparagraph (3) of this paragraph (B), unless full cumulative distributions on the Series E Preferred Shares have been or contemporaneously are authorized and paid or authorized and a sum sufficient for the payment thereof set apart for payment for all past Distribution Periods and the then current Distribution Period, no distributions (other than in common shares or other shares ranking junior to the Series E Preferred Shares as to distributions and upon liquidation, dissolution and winding up of the affairs of the Trust) shall be authorized or paid or set apart for payment or other distribution shall be authorized or made upon any Junior Shares or Parity Shares nor shall any Junior Shares or Parity Shares be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any such shares) by the Trust (except by conversion into or exchange for other shares of the Trust ranking junior to the Series E Preferred Shares as to distributions and upon liquidation, dissolution or winding up of the affairs of the Trust).

     5. Notwithstanding anything contained herein to the contrary, no distributions on Series E Preferred Shares shall be authorized by the Board of Trustees of the Trust or paid or set apart for payment by the Trust at such time as the terms and provisions of any agreement of the Trust, including any agreement relating to its indebtedness, prohibits such authorization, payment or setting apart for payment or provides that such authorization, payment or setting apart for payment would constitute a breach thereof or a default thereunder, or to the extent such authorization, payment or setting apart for payment shall be restricted or prohibited by law.

     6. Notwithstanding anything contained herein to the contrary, distributions on the Series E Preferred Shares, if not paid on the applicable Distribution Payment Date, will accrue whether or not distributions are authorized for such Distribution Payment Date, whether or not the Trust has earnings and whether or not there are assets legally available for the payment of such distributions.

     7. If the Board of Trustees determines that it is permissible under applicable law and that the distributions will qualify for the dividends paid deduction (within the meaning of Sections 561 and 562 of the Code or any successor provisions thereto), such distributions shall be paid as follows: first, from income of the Trust other than net capital gains, and the balance, if any, from net capital gains of the Trust. If the Board of Trustees determines, in its sole discretion, that distributions to be paid in accordance with the preceding sentence might not qualify for such dividends paid deduction, or might not be permissible under applicable law, then such distributions shall be paid in a manner determined by the Board of Trustees.

     C.   Distributions Upon Liquidation, Dissolution or Winding Up.

     1. Upon any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Trust, subject to the prior preferences and other rights of any Senior Shares as to liquidation preferences, but before any distribution or payment shall be made to the holders of any Junior Shares as to the distribution of assets upon any liquidation, dissolution or winding up of the affairs of the Trust, the holders of Series E Preferred Shares shall be entitled to receive out of the assets of the Trust legally available for distribution to its shareholders liquidating distributions in cash or property at its fair market value as determined by the Board of Trustees in the amount of the Liquidation Preference per share plus an amount equal to all distributions accrued and unpaid thereon to the date of such liquidation, dissolution or winding up. After payment of the full amount of the liquidating distributions to which they are entitled, the holders of Series E Preferred Shares will have no right or claim to any of the remaining assets of the Trust and shall not be entitled to any other distribution in the event of liquidation, dissolution or winding up of the affairs of the Trust.

     2. In the event that, upon any such voluntary or involuntary liquidation, dissolution or winding up, the legally available assets of the Trust are insufficient to pay the amount of the Liquidation Preference per share plus an amount equal to all distributions accrued and unpaid on the Series E Preferred Shares and the corresponding amounts payable on all shares of Parity Shares as to the distribution of assets upon liquidation, dissolution or winding up, then the holders of the Series E Preferred Shares and all such Parity Shares shall share ratably in any such distribution of assets in proportion to the full liquidating distributions to which they otherwise would be respectively entitled. Upon issuance, the Series E Preferred Shares will rank on parity with the Series A Preferred Shares, Series B Preferred Shares, Series C Preferred Shares, and Series D Preferred Shares as to the distribution of assets upon any liquidation, dissolution or winding up of the affairs of the Trust. Neither the consolidation or merger of the Trust into or with another entity nor the dissolution, liquidation, winding up or reorganization of the Trust immediately followed by incorporation of another corporation to which such assets are distributed, nor the sale, lease, transfer or conveyance of all or substantially all of the assets of the Trust to another entity shall be deemed a liquidation, dissolution or winding up of the affairs of the Trust within the meaning of this paragraph (C); provided, however, that, in each case, effective provision is made in the charter of the resulting or surviving corporation or otherwise for the recognition, preservation and protection of the rights of the holders of the Series E Preferred Shares.

     3. In determining whether a distribution by dividend, redemption or other acquisition of Shares or otherwise is permitted under Maryland law, no effect shall be given to amounts that would be needed, if the Trust were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of shareholders whose preferential rights on dissolution are superior to those receiving the distribution.

     D.   Redemption by the Trust.

     1. The Series E Preferred Shares may be redeemed for cash, in whole or from time to time in part, on any date on or after August 24, 2000 at the option of the Trust at the Redemption Price. The Redemption Price of the Series E Preferred Shares (other than any portion thereof consisting of accrued and unpaid distributions) may be paid solely from the sale of proceeds of Capital Stock of the Trust.

     2. Each date fixed for redemption pursuant to subparagraph (1) of this paragraph (D) is called a "Redemption Date". If the Redemption Date is after a Record Date and before the related Distribution Payment Date, the distribution payable on such Distribution Payment Date shall be paid to the holder in whose name the Series E Preferred Shares to be redeemed are registered at the close of business on such Record Date notwithstanding the redemption thereof between such Record Date and the related Distribution Payment Date or the Trust's default in the payment of the distribution.

     3. In case of redemption of less than all of the Series E Preferred Shares at the time outstanding, the shares to be redeemed shall be selected by the Trust pro rata from the holders of record of such shares in proportion to the number of shares held by such holders (with adjustments to avoid redemption of fractional shares) or by any other equitable method determined by the Board of Trustees.

     4. Notice of any redemption will be given by publication in a newspaper of general circulation in the City of New York, such publication to be made once a week for two successive weeks commencing not less than 30 nor more than 60 days prior to the Redemption Date. A similar notice will be mailed by the Trust, postage prepaid, not less than 30 nor more than 60 days prior to the Redemption Date, addressed to the respective holders of record of the Series E Preferred Shares to be redeemed at their respective addressees as they appear on the share transfer records of the Trust. No failure to give such notice or any defect therein or in the mailing thereof shall affect the validity of the proceedings for the redemption of any Series E Preferred Shares except as to any holder to whom the Trust has failed to give notice or except as to any holder to whom notice was defective. In addition to any information required by law or by the applicable rules of any exchange upon which Series E Preferred Shares may be listed or admitted to trading, such notice shall state: (i) the Redemption Date; (ii) the Redemption Price; (iii) the number of Series E Preferred Shares to be redeemed and, if less than all shares held by the particular holder are to be redeemed, the number of such shares to be redeemed; (iv) the place or places where certificates for such shares are to be surrendered for payment of the Redemption Price; and (v) that distributions on the shares to be redeemed will cease to accrue on the Redemption Date.

     5. If notice has been mailed in accordance with subparagraph (4) of this paragraph (D), and such notice provided that on or before the Redemption Date specified therein all funds necessary for such redemption shall have been set aside by the Trust, separate and apart from its other funds in trust for the pro rata benefit of the holders of the shares so called for redemption, so as to be, and to continue to be available therefor, then, from and after the Redemption Date, distributions on the Series E Preferred Shares so called for redemption shall cease to accrue, and said shares shall no longer be deemed to be outstanding and shall not have the status of Series E Preferred Shares, and all rights of the holders thereof as shareholders of the Trust (except the right to receive from the Trust the Redemption Price) shall cease. Upon surrender, in accordance with said notice, of the certificates for any shares so redeemed (properly endorsed or assigned for transfer, if the Trust shall so require and the notice shall so state), such shares shall be redeemed by the Trust at the Redemption Price. In case fewer than all the shares represented by any such certificate are redeemed, a new certificate or certificates shall be issued representing the unredeemed shares without cost to the holder thereof.

     6. Any funds deposited with a bank or trust company for the purpose of redeeming Series E Preferred Shares shall be irrevocable except that:

          a. the Trust shall be entitled to receive from such bank or trust company the interest or other earnings, if any, earned on any money so deposited in trust, and the holders of any shares redeemed shall have no claim to such interest or other earnings; and

          b. any balance of monies so deposited by the Trust and unclaimed by the holders of the Series E Preferred Shares entitled thereto at the expiration of two (2) years from the applicable Redemption Date shall be repaid, together with any interest or other earnings earned thereon, to the Trust, and after any such repayment, the holders of the shares entitled to the funds so repaid to the Trust shall look only to the Trust for payment without interest or other earnings.

     7. No Series E Preferred Shares may be redeemed except with assets legally available for the payment of the Redemption Price.

     8. Unless full cumulative distributions on all Series E Preferred Shares shall have been or contemporaneously are authorized and paid or authorized and a sum sufficient for the payment thereof set apart for payment for all past Distribution Periods and the then current Distribution Period, no Series E Preferred Shares shall be redeemed unless all outstanding Series E Preferred Shares are simultaneously redeemed; provided, however, that the foregoing shall not prevent the purchase or acquisition of Series E Preferred Shares pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding Series E Preferred Shares, provided further, however, that the foregoing shall not prevent the purchase or acquisition of Series E Preferred Shares from persons owning in the aggregate 9.8% or more of the number or value of the total outstanding shares of beneficial interest of the Trust or 20% or more of the number or value of the total outstanding Series E Preferred Shares pursuant to provisions of the Declaration of Trust. Unless full cumulative distributions on all outstanding Series E Preferred Shares have been or contemporaneously are authorized and paid or authorized and a sum sufficient for the payment thereof set apart for payment for all past Distribution Periods and the then current Distribution Period, the Trust shall not purchase or otherwise acquire directly or indirectly any Series E Preferred Shares (except by exchange for shares of the Trust ranking junior to the Series E Preferred Shares as to distributions and upon liquidation, dissolution or winding up of the affairs of the Trust).

     9. All Series E Preferred Shares redeemed pursuant to this paragraph (D) shall be retired and shall be reclassified as authorized and unissued preferred shares, without designation as to class or series, and may thereafter be reissued as any class or series of preferred shares.

     E.   Voting Rights.

     1. The holders of Series E Preferred Shares shall not be entitled to vote on any matter except (i) as provided in paragraph (K), (ii) as provided in subparagraph (2) of this paragraph (E), or (iii) as specifically required by law.

     2. In the event the Trust shall have failed to authorize and pay or set apart for payment in full the distributions accumulated on the outstanding Series E Preferred Shares for any six or more quarterly Distribution Periods, regardless of whether such quarterly periods are consecutive (a "Preferential Distribution Non-Payment"), the number of trustees of the Trust shall be increased by two and the holders of the outstanding Series E Preferred Shares, voting together as a class with all other classes or series of preferred shares of the Trust ranking on a parity with the Series E Preferred Shares with respect to distribution rights and then entitled to vote on the election of such additional two trustees, shall be entitled to elect such two additional trustees until the full distributions accumulated on all outstanding Series E Preferred Shares have been authorized and paid or set apart for payment. Upon the occurrence of a Preferential Distribution Non-Payment or a vacancy in the office of a Preferred Shares Trustee (as defined below), the Board of Trustees shall within a reasonable period call a special meeting of the holders of the Series E Preferred Shares and all holders of other classes or series of preferred shares of the Trust ranking on a parity with the Series E Preferred Shares with respect to distribution rights who are then entitled to vote on the election of such additional trustee or trustees for the purpose of electing the additional trustee or trustees. If and when all accumulated distributions on the Series E Preferred Shares have been authorized and paid or set aside for payment in full, the holders of the Series E Preferred Shares shall be divested of the special voting rights provided by this subparagraph (2) of paragraph (E), subject to revesting in the event of each and every subsequent Preferential Distribution Non-Payment. Upon termination of such special voting rights attributable to all holders of the Series E Preferred Shares and shares of any other class or series of preferred shares of the Trust ranking on a parity with the Series E Preferred Shares with respect to distribution rights, the term of office of each trustee elected by the holders of the Series E Preferred Shares and such parity preferred shares (a "Preferred Shares Trustee") pursuant to such special voting rights shall forthwith terminate and the number of trustees constituting the entire Board of Trustees shall be reduced by the number of Preferred Shares Trustees. In the event the holders of the outstanding Series A Convertible Preferred Shares shall become entitled to vote on the election of additional trustees because the Trust shall have failed to declare and pay or set apart for payment in full the distributions accumulated on the outstanding Convertible Preferred Shares for any six consecutive quarterly distribution payment periods, the term of office of each Preferred Shares Trustee previously elected by holders of Series E Preferred Shares shall forthwith terminate and the holders of the Series E Preferred Shares, voting together as a class with all other classes or series of preferred shares of the Trust ranking on a parity with the Series E Preferred Shares with respect to distribution rights and then entitled to vote on the election of two additional trustees, shall be entitled to elect such two additional trustees pursuant to this paragraph (E). Any Preferred Shares Trustee may be removed only by the vote of the holders of record of a majority of the outstanding Series E Preferred Shares and all other series of preferred shares of the Trust ranking on a parity with the Series E Preferred Shares with respect to distribution rights who would then be entitled to vote in such Preferred Shares Trustee's election, voting together as a separate class, at a meeting called for such purpose.

     3. So long as any Series E Preferred Shares are outstanding, the number of trustees constituting the entire Board of Trustees of the Trust shall at all times be such that the exercise, by the holders of the Series E Preferred Shares and the holders of preferred shares of the Trust ranking on a parity with the Series E Preferred Shares with respect to distribution rights, of the right to elect trustees under the circumstances provided for in subparagraph (2) of this paragraph (E) will not contravene any other provision of this Declaration restricting the number of trustees which may constitute the entire Board of Trustees.

     4. Trustees elected pursuant to subparagraph (2) of this paragraph (E) shall serve until the earlier of (x) the next annual meeting of the shareholders of the Trust and the election (by the holders of the Series E Preferred Shares and the holders of preferred shares of the Trust ranking on a parity with the Series E Preferred Shares with respect to distribution rights) and qualification of their respective successors or (y) the termination of the term of office of each Preferred Shares Trustee upon the termination of the special voting rights as provided for in subparagraph (2) of this paragraph (E) or as otherwise provided for in subparagraph (2) of this paragraph (E).

     5. So long as a Preferential Distribution Non-Payment shall continue, any vacancy in the office of a Preferred Shares Trustee may be filled by vote of the holders of record of a majority of the outstanding Series E Preferred Shares and all other series of preferred shares ranking on a parity with the Series E Preferred Shares with respect to distribution rights who are then entitled to vote in the election of such Preferred Shares Trustee as provided above. As long as the Preferential Distribution Non-Payment shall continue, holders of the Series E Preferred Shares shall not, as such shareholders, be entitled to vote on the election or removal of trustees other than Preferred Shares Trustees, but shall not be divested of any other voting rights provided to such shareholders by law or this Declaration of Trust with respect to any other matter to be acted upon by the shareholders of the Trust.

     F. Trustees' Right to Refuse to Transfer Series E Preferred Shares; Limitation on Holdings.

     1. The terms and provisions of this paragraph (F) shall apply in addition to, and not in limitation of, the terms and provisions of [Article VII] Sections
6.6 and 6.8.

     2. Each Person who owns directly or indirectly more than five percent in number or value of the total Series E Preferred Shares outstanding shall, by January 30 of each year, give written notice to the Trust stating the Person's name and address, the number of Series E Preferred Shares directly or indirectly owned by such Person, and a description of the capacity in which such Series E Preferred Shares are held. For purposes of this Section 13.5, the number and value of the total Series E Preferred Shares outstanding shall be determined by the Board of Trustees in good faith, which determination shall be conclusive for all purposes hereunder. In addition, each direct or indirect holder of Series E Preferred Shares, irrespective of such shareholder's percentage ownership of outstanding Series E Preferred Shares, shall upon demand disclose to the Trust in writing such information with respect to the direct or indirect ownership of Series E Preferred Shares as the Board of Trustees deems necessary from time to time to enable the Board of Trustees to determine whether the Trust complies with the REIT Provisions of the Code (as defined in Section 1.5 of the Declaration of Trust), to comply with the requirements of any taxing authority or governmental agency or to determine any such compliance or to determine any such compliance with this paragraph (F).

     3. If, in the opinion of the Board of Trustees, which shall be binding upon any prospective acquiror of Series E Preferred Shares, any proposed transfer or issuance would jeopardize the status of the Trust as a REIT under the REIT Provisions of the Code, the Board of Trustees shall have the right, but not the duty, to refuse to permit such transfer or issuance or refuse to give effect to such transfer or issuance and to take any action to cause any such transfer not to occur or to void any such issuance.

     4. As a condition to any transfer and/or registration of transfer on the books of the Trust of any Series E Preferred Shares which could result in direct or indirect ownership (as hereinafter defined) of Series E Preferred Shares exceeding 20% of the lesser of the number or the value of the total Series E Preferred Shares outstanding (the "Series E Excess Preferred Shares") by a Person other than a Series E Preferred Excepted Person (as defined in subparagraph (5) below), such prospective transferee shall give written notice to the Trust of the proposed transfer and shall furnish such opinions of counsel, affidavits, undertakings, agreements and information as may be required by the Board of Trustees no later than the 15th day prior to any transfer which, if consummated, would result in such ownership.

     5. Any transfer or issuance of Series E Preferred Shares that would (i) create a direct or indirect owner of Series E Excess Preferred Shares other than a Series E Preferred Excepted Person; or (ii) result in the Trust being "closely held" within the meaning of Section 856(h) of the Code, shall be void ab initio and the prospective acquiror shall not be entitled to any rights afforded to owners of Series E Preferred Shares hereunder and shall be deemed never to have had an interest therein.

     "Series E Preferred Excepted Person" shall mean any Person approved by the Board of Trustees, at their option and in their sole discretion, provided, however, that such approval shall not be granted to any Person whose ownership of in excess of 20% of the lesser of the number or the value of the total Series E Preferred Shares outstanding would result, directly, indirectly or as a result of attribution of ownership, in termination of the status of the Trust as a REIT under the REIT Provisions of the Code.

     6. The Trust, by notice to the holder thereof, may purchase any or all Series E Preferred Shares that are proposed to be transferred pursuant to a transfer which, in the opinion of the Board of Trustees, which shall be binding upon any proposed transferor or transferee of Series E Preferred Shares, would result in any Person acquiring Series E Excess Preferred

Shares, or would otherwise jeopardize the status of the Trust as a real estate investment trust under the REIT Provisions of the Code. The Trust shall have the power, by lot or other means deemed equitable by the Board of Trustees in their sole discretion, to purchase such Series E Excess Preferred Shares from the prospective transferor. The purchase price for any Series E Excess Preferred Shares shall be equal to the fair market value of the Series E Preferred Shares on the last trading day immediately preceding the day on which notice of such proposed transfer is sent, as reflected in the closing sale price for the Series E Preferred Shares, if then listed on a national securities exchange, or such price for the Series E Preferred Shares on the principal exchange if then listed on more than one national securities exchange, or if the Series E Preferred Shares are not then listed on a national securities exchange, the latest bid quotation for the Series E Preferred Shares if then traded over-the-counter, or, if no such closing sales prices or quotations are available, then the purchase price shall be equal to the fair market value of such Series E Preferred Shares as determined by the Board of Trustees in good faith. Prompt payment of the purchase price shall be made in cash by the Trust in such manner as may be determined by the Board of Trustees. From and after the date fixed for purchase by the Board of Trustees, and so long as payment of the purchase price for the Series E Preferred Shares to be so redeemed shall have been made or duly provided for, the holder of any Series E Excess Preferred Shares so called for purchase shall cease to be entitled to dividends, distributions, voting rights and other benefits with respect to such Series E Preferred Shares, excepting only the right to payment of the purchase price fixed as aforesaid. Any dividend or distribution paid to a proposed transferee of Series E Excess Preferred Shares prior to the discovery by the Trust that the Series E Preferred Shares have been transferred in violation of this paragraph (F) shall be repaid to the Trust upon demand.

     7. Notwithstanding any other provision in this Declaration or the Trust's Bylaws, subparagraphs (5), (6), (7) and (8) of this paragraph (F) may not be amended or repealed without the affirmative vote of the holders of not less than a majority of the Series E Preferred Shares then outstanding and entitled to vote. If subparagraph (5), (6), (7) or (8) of this paragraph (F) is determined to be void or invalid by virtue of any legal decision, statute, rule or regulation, then the acquiror of Series E Preferred Shares in violation of such Sections shall be deemed, at the option of the Trust, to have acted as agent on behalf of the Trust in acquiring such Series E Preferred Shares on behalf of the Trust.

      8. Subject to subparagraph (12), notwithstanding any other provision of this Section 13.5 to the contrary, any purported transfer, sale or acquisition of Series E Preferred Shares (whether such purported transfer, sale or acquisition results from the direct or indirect acquisition of ownership of Series E Preferred Shares) which would result in the termination of the status of the Trust as a REIT under the REIT Provisions of the Code shall be null and void ab initio. Any such Series E Preferred Shares may be treated by the Board of Trustees in the manner prescribed for Series E Excess Preferred Shares in subparagraph (6) of this paragraph (F).

     9. Subject to subparagraph (12), nothing contained in this paragraph (F) or in any other provision of this Section 13.5 shall limit the authority of the Board of Trustees to take such other action as it deems necessary or advisable to protect the Trust and the interests of the shareholders by preservation of the Trust's status as a REIT under the REIT Provisions of the Code.

     10. If any provision of this paragraph (F) or any application of any such provision is determined to be invalid by any federal or state court having jurisdiction over the issues, the validity of the remaining provisions shall not be affected and other applications of such provision shall be affected only to the extent necessary to comply with the determination of such court. To the extent this paragraph (F) may be inconsistent with any other provision of this
Section 13.5, this paragraph (F) shall be controlling.

     11. For purposes of this Section 13.5, Series E Preferred Shares not owned directly shall be deemed to be owned indirectly by a person if that person or a group of which he is a member would be the beneficial owner of such Series E Preferred Shares, as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended, and/or would be considered to own such Series E Preferred Shares by reason of the REIT Provisions of the Code.

     12.  Notwithstanding any other provision of paragraph (F), nothing in this
Section 13.5 shall preclude the settlement of transactions entered into through the facilities of the New York Stock Exchange, Inc. The fact that the settlement of any transaction is permitted shall not negate the effect of any other provision of this paragraph (F) and any transferee in such a transaction shall be subject to all of the provisions and limitations set forth in this paragraph (F).

     G.   Exclusion of Other Rights.

     Except as may otherwise be required by law, the Series E Preferred Shares shall not have any preferences or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications or terms or conditions of redemption other than specifically set forth in this Declaration.

     H.   Headings of Subdivisions.

     The headings of the various subdivisions in this Section 13.5 are for convenience of reference only and shall not affect the interpretation of any of the provisions hereof.

     I.   Severability of Provisions.

     If any preferences or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications or terms or conditions of redemption of the Series E Preferred Shares set forth in this Declaration is invalid, unlawful or incapable of being enforced by reason of any rule of law or public policy, all other preferences or other rights, voting powers, restrictions, limitations as to distributions, qualifications or terms or conditions of redemption of Series E Preferred Shares set forth in this Declaration which can be given effect without the invalid, unlawful or unenforceable provision thereof shall, nevertheless, remain in full force and effect and no preferences or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications or terms or conditions of redemption of the Series E Preferred Shares herein set forth shall be deemed dependent upon any other provision thereof unless so expressed therein.

     J.   Ranking.

     With regard to rights to receive distributions and amounts payable upon liquidation, dissolution or winding up of the Trust, the Series E Preferred Shares shall rank senior to the Common Shares and on a parity with any other preferred shares issued by the Trust, unless the terms of such other preferred shares provide otherwise and, if applicable, the requirements of Paragraph K hereof have been complied with. However, the Trust may authorize or increase any class or series of shares of beneficial interest ranking on a parity with or junior to the Series E Preferred Shares as to distribution rights or liquidation preference without the vote or consent of the holders of the Series E Preferred Shares.

     K.   Limitations.

     In addition to any other rights provided by applicable law, so long as any Series E Preferred Shares are outstanding, the Trust shall not, without the affirmative vote, or the written consent as provided by law, of the holders of at least two-thirds of the total number of outstanding Series E Preferred Shares, voting as a class,

               1. authorize, create or issue, or increase the authorized or issued amount of, any class or series of, or rights to subscribe to or acquire, any security convertible into, any class or series of shares of beneficial interest ranking as to distribution rights or liquidation preference, senior to the Series E Preferred Shares, or reclassify any shares of beneficial interest into any such shares; or

               2. amend, alter or repeal, whether by merger, consolidation or otherwise, any of the provisions of this Declaration that would change the preferences, rights or powers with respect to the Series E Preferred Shares so as to affect the Series E Preferred Shares materially and adversely;

but (except as otherwise required by applicable law) nothing herein contained shall require such a vote or consent (i) in connection with any increase in the total number of authorized Common Shares, or (ii) in connection with the authorization or increase of any class or series of shares of beneficial interest ranking, as to distribution rights and liquidation preference, on a parity with or junior to the Series E Preferred Shares; provided, however, that no such vote or written consent of the holders of the Series E Preferred Shares shall be required if, at or prior to the time when the issuance of any such shares ranking senior to the Series E Preferred Shares is to be made or any such change is to take effect, as the case may be, proper notice has been given and sufficient funds have been irrevocably deposited in trust for the redemption of all the then outstanding Series E Preferred Shares.

     L.   No Preemptive Rights.

     No holder of Series E Preferred Shares shall be entitled to any preemptive rights to subscribe for or acquire any unissued shares of beneficial interest of the Trust (whether now or hereafter authorized) or securities of the Trust convertible into or carrying a right to subscribe to or acquire shares of beneficial interest of the Trust.

     IN WITNESS WHEREOF, this Amended and Restated Declaration of Trust has been signed on this _____ day of ________, 1997, by the undersigned Trustees, each of whom acknowledge that this document is his free act and deed, that, to the best of his knowledge, information and belief, the matters and facts set forth herein are true in all material respects and that this statement is made under the penalties for perjury.



----------------------------------     --------------------------------------
Samuel Zell                            Douglas Crocker II


----------------------------------     --------------------------------------
Sheli Z. Rosenberg                     Gerald A. Spector



----------------------------------     --------------------------------------
James D. Harper, Jr.                   Errol R. Halperin



----------------------------------     --------------------------------------
Barry S. Sternlicht                    John Alexander



----------------------------------     --------------------------------------
B. Joseph White                        Henry H. Goldberg



----------------------------------     --------------------------------------
Jeffrey M. Lynford                     Edward Lowenthal

                             ADDITIONAL PROVISIONS


The following changes shall be included in the Second Amended and Restated Declarartion of Trust upon approval by the affirmative vote of not less than two-thirds of the Wellsford Common:

     1. Section 2.3 shall be deleted in its entirety, and the following shall be inserted in place thereof:

     SECTION 2.3 Resignation, Removal or Death. Any Trustee may resign by written notice to the remaining Trustees, effective upon execution and delivery to the Trust of such written notice or upon any future date specified in the notice. A Trustee may be removed, only with Cause (as hereinafter defined), at a meeting of the Shareholders called for that purpose, by the affirmative vote of the holders of not less than two-thirds of the Shares then outstanding and entitled to vote in the election of Trustees. As used herein, "Cause" shall mean
(a) material theft, fraud or embezzlement or active and deliberate dishonesty by a Trustee; (b) habitual neglect of duty by a Trustee having a material and adverse significance to the Trust; or (c) the conviction of a Trustee of a felony or of any crime involving moral turpitude. Upon the resignation or removal of any Trustee, or his otherwise ceasing to be a Trustee, he shall automatically cease to have any right, title or interest in and to the Trust Property and shall execute and deliver such documents as the remaining Trustees require for the conveyance of any Trust Property held in his name, and shall account to the remaining Trustees as they require for all property which he holds as Trustee. Upon the incapacity or death of any Trustee, his legal representative shall perform those acts.

     2. Sections 6.6, 6.7 and 6.8 shall be deleted in their entirety, and Sections 6.9 and 6.10 shall be redesignated as Sections 6.6 and 6.7, respectively.

     3. New Sections 7.1-7.6 shall be added to Article VII, which shall read as follows:



                RESTRICTION ON TRANSFER AND OWNERSHIP OF SHARES


     SECTION 7.1 Definitions. For the purpose of this Article VII, the following terms shall have the following meanings:

     Beneficial Ownership. The term "Beneficial Ownership" shall mean ownership of Shares by a Person, whether the interest in Shares is held directly or indirectly (including by a nominee), and shall include interests that would be treated as owned through the application of

Section 544 of the Code, as modified by Section 856(h)(1)(B) of the Code. The terms "Beneficial Owner," "Beneficially Owns" and "Beneficially Owned" shall have the correlative meanings.

     Business Day. The term "Business Day" shall mean any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions in Chicago, Illinois are authorized or required by law, regulation or executive order to close.

     Charitable Beneficiary. The term "Charitable Beneficiary" shall mean one or more beneficiaries of the Charitable Trust as determined pursuant to Section 7.3(g), provided that each such organization must be described in Sections 501(c)(3), 170(b)(1)(A) and 170(c)(2) of the Code.

     Charitable Trust. The term "Charitable Trust" shall mean any trust provided for in Section 7.2(a)(2)(A) and Section 7.3(a).

     Charitable Trustee. The term "Charitable Trustee" shall mean the Person unaffiliated with the Trust and a Prohibited Owner, that is appointed by the Trust to serve as trustee of the Charitable Trust.

     Code. The term "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

     Constructive Ownership. The term "Constructive Ownership" shall mean ownership of Shares by a Person, whether the interest in Shares is held directly or indirectly (including by a nominee), and shall include interests that would be treated as owned through the application of Section 318(a) of the Code, as modified by Section 856(d)(5) of the Code. The terms "Constructive Owner," "Constructively Owns" and "Constructively Owned" shall have the correlative meanings.

     Declaration of Trust. The term "Declaration of Trust" shall mean this Amended and Restated Declaration of Trust as filed for record with the SDAT, and any amendments thereto.

     Excepted Holder. The term "Excepted Holder" shall mean (i) a shareholder of the Trust for whom an Excepted Holder Limit is created by the Board of Trustees pursuant to Section 7.2(g) or (ii) a shareholder of the Trust who was an "Existing Holder" under the Amended and Restated Declaration of Trust of Equity Residential Properties Trust prior to the date hereof.

     Excepted Holder Limit. The term "Excepted Holder Limit" shall mean (i) provided that the affected Excepted Holder agrees to comply with the requirements established by the Board of Trustees pursuant to Section 7.2(g), and subject to adjustment pursuant to Section 7.2(h), the percentage limit established by the Board of Trustees pursuant to Section 7.2(g) or (ii) if the

Excepted Holder is an Excepted Holder due to its prior status as an "Existing Holder" under the Amended and Restated Declaration of Trust of Equity Residential Properties Trust, the "Existing Holder Limit" as defined under such Amended and Restated Declaration of Trust.

     Initial Date. The term "Initial Date" shall mean the date upon which this Amended and Restated Declaration of Trust containing this Article VII is filed for record with the SDAT.

     Market Price. The term "Market Price" on any date shall mean, with respect to any class or series of outstanding Shares, the Closing Price for such Shares on such date. The "Closing Price" on any date shall mean the last sale price for such Shares, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, for such Shares, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the NYSE or, if such Shares are not listed or admitted to trading on the NYSE, as reported on the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which such Shares are listed or admitted to trading or, if such Shares are not listed or admitted to trading on any national securities exchange, the last quoted price, or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the NASDAQ Stock Market or, if such system is no longer in use, the principal other automated quotation system that may then be in use or, if such Shares are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in such Shares selected by the Board of Trustees or, in the event that no trading price is available for such Shares, the fair market value of Shares, as determined in good faith by the Board of Trustees.

     NYSE.  The term "NYSE" shall mean the New York Stock Exchange, Inc.

     Ownership Limit. The term "Ownership Limit" shall mean (i) with respect to the Common Shares, 5.0% (in value or number of shares, whichever is more restrictive) of the outstanding Common Shares of the Trust; and (ii) with respect to any class or series of Preferred Shares, 5.0% (in value or number of Shares, whichever is more restrictive) of the outstanding shares of such class or series of Preferred Shares of the Trust.

     Person. The term "Person" shall mean an individual, corporation, partnership, estate, trust (including a trust qualified under Sections 401(a) or 501(c)(17) of the Code), a portion of a trust permanently set aside for or to be used exclusively for the purposes described in Section 642(c) of the Code, association, private foundation within the meaning of Section 509(a) of the Code, joint stock company or other entity and also includes a group as that term is used for purposes of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended.

     Prohibited Owner. The term "Prohibited Owner" shall mean, with respect to any purported Transfer, any Person who, but for the provisions of Section 7.2(a), would Beneficially Own or Constructively Own Shares, and if appropriate in the context, shall also mean any

Person who would have been the record owner of Shares that the Prohibited Owner would have so owned.

     REIT. The term "REIT" shall mean a real estate investment trust within the meaning of Section 856 of the Code.

     Restriction Termination Date. The term "Restriction Termination Date" shall mean the first day after the Initial Date on which the Board of Trustees determines that it is no longer in the best interests of the Trust to attempt to, or continue to, qualify as a REIT or that compliance with the restrictions and limitations on Beneficial Ownership, Constructive Ownership and Transfers of Shares set forth herein is no longer required in order for the Trust to qualify as a REIT.

     SDAT. The term "SDAT" shall mean the State Department of Assessments and Taxation of Maryland.

     Transfer. The term "Transfer" shall mean any issuance, sale, transfer, gift, assignment, devise or other disposition, as well as any other event that causes any Person to acquire Beneficial Ownership or Constructive Ownership, or any agreement to take any such actions or cause any such events, of Shares or the right to vote or receive dividends on Shares, including (a) a change in the capital structure of the Trust, (b) a change in the relationship between two or more Persons which causes a change in ownership of Shares by application of
Section 544 of the Code, as modified by Section 856(h), (c) the granting or exercise of any option or warrant (or any disposition of any option or warrant), pledge, security interest, or similar right to acquire Shares, (d) any disposition of any securities or rights convertible into or exchangeable for Shares or any interest in Shares or any exercise of any such conversion or exchange right and (e) Transfers of interests in other entities that result in changes in Beneficial or Constructive Ownership of Shares; in each case, whether voluntary or involuntary, whether owned of record, Constructively Owned or Beneficially Owned and whether by operation of law or otherwise. (For purposes of this Article VII, the right of a limited partner in ERP Operating Limited Partnership, an Illinois limited partnership, to require the partnership to redeem such limited partner's units of partnership interest pursuant to Section
3.2 of the Agreement of Limited Partnership of EOP Operating Limited Partnership shall not be considered to be an option or similar right to acquire Shares of the Trust.) The terms "Transferring" and "Transferred" shall have the correlative meanings.

     SECTION 7.2  Shares.

          (a) Ownership Limitations. During the period commencing on the Initial Date and prior to the Restriction Termination Date:

               (1)  Basic Restrictions.

               (A) (i) No Person, other than an Excepted Holder, shall Beneficially Own or Constructively Own Shares in excess of the Ownership Limit and (ii) no Excepted Holder shall Beneficially Own or Constructively Own Shares in excess of the Excepted Holder Limit for such Excepted Holder.

               (B) No Person shall Beneficially or Constructively Own Shares to the extent that (i) such Beneficial Ownership of Shares would result in the Trust being "closely held" within the meaning of Section 856(h) of the Code (without regard to whether the ownership interest is held during the last half of a taxable year), or (ii) such Beneficial or Constructive Ownership of Shares would result in the Trust otherwise failing to qualify as a REIT (including, but not limited to, Constructive Ownership that would result in the Trust owning (actually or Constructively) an interest in a tenant that is described in
Section 856(d)(2)(B) of the Code if the income derived by the Trust from such tenant would cause the Trust to fail to satisfy any of the gross income requirements of Section 856(c) of the Code).

               (C) No Person shall Transfer any Shares if, as a result of the Transfer, the Shares would be beneficially owned by less than 100 Persons (determined without reference to the rules of attribution under Section 544 of the Code). Notwithstanding any other provisions contained herein, any Transfer of Shares (whether or not such Transfer is the result of a transaction entered into through the facilities of the NYSE or any other national securities exchange or automated inter-dealer quotation system) that, if effective, would result in Shares being beneficially owned by less than 100 Persons (determined under the principles of Section 856(a)(5) of the Code) shall be void ab initio, and the intended transferee shall acquire no rights in such Shares.

          (2) Transfer in Trust. If any Transfer of Shares (whether or not such Transfer is the result of a transaction entered into through the facilities of the NYSE or any other national securities exchange or automated inter-dealer quotation system) occurs which, if effective, would result in any Person Beneficially Owning or Constructively Owning Shares in violation of Section 7.2(a)(1)(A) or (B),

               (i) then that number of Shares the Beneficial or Constructive Ownership of which otherwise would cause such Person to violate Section 7.2(a)(1)(A) or (B) (rounded to the nearest whole share) shall be automatically transferred to a Charitable Trust for the benefit of a Charitable Beneficiary, as described in Section 7.3, effective as of the close of business on the Business Day prior to the date of such Transfer, and such Person shall acquire no rights in such Shares; or

               (ii) if the transfer to the Charitable Trust described in clause
(i) of this sentence would not be effective for any reason to prevent the violation of Section 7.2(a)(1)(A) or (B), then the Transfer of that number of Shares that otherwise would cause any Person to violate Section 7.2(a)(1)(A) or
(B) shall be void ab initio, and the intended transferee shall acquire no rights in such Shares.

          (b) Remedies for Breach. If the Board of Trustees or any duly authorized committee thereof shall at any time determine in good faith that a Transfer or other event has taken place that results in a violation of Section 7.2(a) or that a Person intends to acquire or has attempted to acquire Beneficial or Constructive Ownership of any Shares in violation of Section 7.2(a) (whether or not such violation is intended), the Board of Trustees or a committee thereof shall take such action as it deems advisable to refuse to give effect to or to prevent such Transfer or other event, including, without limitation, causing the Trust to redeem Shares, refusing to give effect to such Transfer on the books of the Trust or instituting proceedings to enjoin such Transfer or other event; provided, however, that any Transfer or attempted Transfer or other event in violation of Section 7.2(a) shall automatically result in the transfer to the Charitable Trust described above, and, where applicable, such Transfer (or other event) shall be void ab initio as provided above irrespective of any action (or non-action) by the Board of Trustees or a committee thereof.

          (c) Notice of Restricted Transfer. Any Person who acquires or attempts or intends to acquire Beneficial Ownership or Constructive Ownership of Shares that will or may violate Section 7.2(a)(1), or any Person who would have owned Shares that resulted in a transfer to the Charitable Trust pursuant to the provisions of Section 7.2(a)(2), shall immediately give written notice to the Trust of such event, or in the case of such a proposed or attempted transaction, give at least 15 days prior written notice, and shall provide to the Trust such other information as the Trust may request in order to determine the effect, if any, of such acquisition or ownership on the Trust's status as a REIT.

          (d) Owners Required To Provide Information. From the Initial Date and prior to the Restriction Termination Date:

               (2) every owner of more than five percent (or such lower percentage as required by the Code or the Treasury Regulations promulgated thereunder) of the outstanding Shares, within 30 days after the end of each taxable year, shall give written notice to the Trust stating the name and address of such owner, the number of Shares Beneficially Owned and a description of the manner in which such Shares are held; provided that a shareholder of record who holds outstanding Shares as nominee for another Person, which other Person is required to include in gross income the dividends received on such Shares (an "Actual Owner"), shall give written notice to the Trust stating the name and address of such Actual Owner and the number of Shares of such Actual Owner with respect to which the shareholder of record is nominee. Each owner shall provide to the Trust such additional information as the Trust may request in order to determine the effect, if any, of such Beneficial Ownership on the Trust's status as a REIT and to ensure compliance with the Ownership Limit.

               (2) each Person who is a Beneficial or Constructive Owner of Shares and each Person (including the shareholder of record) who is holding Shares for a Beneficial or Constructive Owner shall provide to the Trust such information as the Trust may request, in good faith, in order to determine the Trust's status as a REIT and to comply with requirements of any taxing authority or governmental authority or to determine such compliance.

          (e) Remedies Not Limited. Subject to Article III of the Declaration of Trust, nothing contained in this Section 7.2 shall limit the authority of the Board of Trustees to take such other action as it deems necessary or advisable to protect the Trust and the interests of its shareholders in preserving the Trust's status as a REIT.

          (f) Ambiguity. If Section 7.2 or 7.3 requires an action by the Board of Trustees and the Declaration of Trust fails to provide specific guidance with respect to such action, the Board of Trustees shall have the power to determine the action to be taken so long as such action is not contrary to the provisions of Sections 7.1, 7.2 or 7.3.

          (g)  Exceptions.

               (1) The Board, in its sole and absolute discretion, may grant to any Person who makes a request therefor an exception to the Ownership Limit with respect to the ownership of any series or class of Preferred Shares, subject to the following conditions and limitations: (A) the Board shall have determined that (x) assuming such Person would Beneficially or Constructively Own the maximum amount of Common Shares and Preferred Shares permitted as a result of the exception to be granted and (y) assuming that all other Persons who would be treated as "individuals" for purposes of Section 542(a)(2) (determined taking into account Section 856(h)(3)(A) of the Code) would Beneficially or Constructively Own the maximum amount of Common Shares and Preferred Shares permitted under this Article VII (taking into account any exception, waiver, or exemption granted under this Section 7.2(g) to (or with respect to) such Persons), the Trust would not be "closely held" within the meaning of Section 856(h) of the Code (assuming that the ownership of Shares is determined during the second half of a taxable year) and would not otherwise fail to qualify as a REIT; and (B) such Person provides to the Board such representations and undertakings, if any, as the Board may, in its sole and absolute discretion, require (including, without limitation, an agreement as to a reduced Ownership Limit or Excepted Holder Limit for such Person with respect to the Beneficial or Constructive Ownership of one or more other classes of Shares not subject to the exception), and such Person agrees that any violation of such representations and undertakings or any attempted violation thereof will result in the application of the remedies set forth in Section 7.2 with respect to Shares held in excess of the Ownership Limit or the Excepted Holder Limit (as may be applicable) with respect to such Person (determined without regard to the exception granted such Person under this subparagraph (1)). If a member of the Board requests that the Board grant an exception pursuant to this subparagraph
(1) with respect to such member or with respect to any other Person if such Board member would be considered to be the Beneficial or Constructive Owner of Shares owned by such Person, such member of the Board shall not participate in the decision of the Board as to whether to grant any such exception.

          (2) In addition to exceptions permitted under subparagraph (1) above, the Board, in its reasonable discretion, may except a Person from the Ownership Limit if: (i) such Person submits to the Board information satisfactory to the Board, in its reasonable discretion, demonstrating that such Person is not an individual for purposes of Section 542(a)(2) of the Code (determined taking into account Section 856(h)(3)(A) of the Code); (ii) such Person submits to the Board information satisfactory to the Board, in its reasonable discretion, demonstrating that no Person who is an individual for purposes of Section 542(a)(2) of the Code (determined taking into account Section 856(h)(3)(A) of the Code) would be considered to Beneficially Own Shares in excess of the Ownership Limit by reason of the Excepted Holder's ownership of Shares in excess of the Ownership Limit pursuant to the exception granted under this subparagraph
(2); (iii) such Person submits to the Board information satisfactory to the Board, in its reasonable discretion, demonstrating that clause (2) of subparagraph (1)(B) of Section 7.2(a) will not be violated by reason of the Excepted Holder's ownership of Shares in excess of the Ownership Limit pursuant to the exception granted under this subparagraph (2); and (iv) such Person provides to the Board such representations and undertakings, if any, as the Board may, in its reasonable discretion, require to ensure that the conditions in clauses (i), (ii) and (iii) hereof are satisfied and will continue to be satisfied throughout the period during which such Person owns Shares in excess of the Ownership Limit pursuant to any exception thereto granted under this subparagraph (2), and such Person agrees that any violation of such representations and undertakings or any attempted violation thereof will result in the application of the remedies set forth in Section 7.2 with respect to Shares held in excess of the Ownership Limit with respect to such Person (determined without regard to the exception granted such Person under this subparagraph (2)).

          (3) Prior to granting any exception or exemption pursuant to subparagraph (1) or (2), the Board may require a ruling from the IRS or an opinion of counsel, in either case in form and substance satisfactory to the Board, in its sole and absolute discretion as it may deem necessary or advisable in order to determine or ensure the Trust's status as a REIT; provided, however, that the Board shall not be obligated to require obtaining a favorable ruling or opinion in order to grant an exception hereunder.

          (4) Subject to Section 7.2(a)(1)(B), an underwriter that participates in a public offering or a private placement of Shares (or securities convertible into or exchangeable for Shares) may Beneficially or Constructively Own Shares (or securities convertible into or exchangeable for Shares) in excess of the Ownership Limit, but only to the extent necessary to facilitate such public offering or private placement.

          (5) The Board of Trustees may only reduce the Excepted Holder Limit for an Excepted Holder: (1) with the written consent of such Excepted Holder at any time, or (2) pursuant to the terms and conditions of the agreements and undertakings entered into with such Excepted Holder in connection with the establishment of the Excepted Holder Limit for that Excepted Holder. No Excepted Holder Limit shall be reduced to a percentage that is less than the Ownership Limit.

          (h) Increase in Ownership Limit. The Board of Trustees may from time to time increase the Ownership Limit, subject to the limitations provided in this Section 7.2(h).

               (1) The Ownership Limit may not be increased if, after giving effect to such increase, five Persons who are considered individuals pursuant to
Section 542 of the Code, as modified by Section 856(h)(3) of the Code (taking into account all of the Excepted Holders), could Beneficially Own, in the aggregate, more than 49.5% of the value of the outstanding Shares.

               (2) Prior to the modification of the Ownership Limit pursuant to this Section 7.2(h), the Board may require such opinions of counsel, affidavits, undertakings or agreements as it may deem necessary or advisable in order to determine or ensure the Trust's status as a REIT if the modification in the Ownership Limit were to be made.

          (i) Legend. Each certificate for Shares shall bear substantially the following legend:

          The shares represented by this certificate are subject to restrictions on Beneficial and Constructive Ownership and Transfer for the purpose of the Trust's maintenance of its status as a Real Estate Investment Trust (a "REIT") under the Internal Revenue Code of 1986, as amended (the "Code"). Subject to certain further restrictions and except as expressly provided in the Trust's Declaration of Trust, (i) no Person may Beneficially or Constructively Own Common Shares of the Trust in excess of 5.0 percent (in value or number of shares) of the outstanding Comm on Shares of the Trust unless such Person is an Excepted Holder (in which case the Excepted Holder Limit shall be applicable); (ii) with respect to any class or series of Preferred Shares, no Person may Beneficially or Constructively Own more than 5.0 percent (in value or number of shares) of the outstanding shares of such class or series of Preferred Shares of the Trust, unless such Person is an Excepted Holder (in which case the Excepted Holder Limit shall be applicable); (iii) no Person may Beneficially or Constructively Own Shares that would result in the Trust being "closely held" under Section 856(h) of the Code or otherwise cause the Trust to fail to qualify as a REIT; and (iv) no Person may Transfer Shares if such Transfer would result in Shares of the Trust being owned by fewer than 100 Persons. Any Person who Beneficially or Constructively Owns or attempts to Beneficially or Constructively Own Shares which cause or will cause a Person to Beneficially or Constructively Own Shares in excess or in violation of the above limitations must immediately notify the Trust. If any of the restrictions on transfer or ownership are violated, the Shares

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          represented hereby will be automatically transferred to a Charitable
          Trustee of a Charitable Trust for the benefit of one or more Charitable Beneficiaries. In addition, upon the occurrence of certain events, attempted Transfers in violation of the restrictions described above may be void ab initio. A Person who attempts to Beneficially or Constructively Own Shares in violation of the ownership limitations described above shall have no claim, cause of action, or any recourse whatsoever against a transferor of such Shares. All capitalized terms in this legend have the meanings defined in the Trust's Declaration of Trust, as the same may be amended from time to time, a copy of which, including the restrictions on transfer and ownership, will be furnished to each holder of Shares of the Trust on request and without charge.

          Instead of the foregoing legend, the certificate may state that the Trust will furnish a full statement about certain restrictions on transferability to a shareholder on request and without charge.

     SECTION 7.3  Transfer of Shares in Trust.

          (a) Ownership in Trust. Upon any purported Transfer or other event described in Section 7.2(a)(2) that would result in a transfer of Shares to a Charitable Trust, such Shares shall be deemed to have been transferred to the Charitable Trustee as trustee of a Charitable Trust for the exclusive benefit of one or more Charitable Beneficiaries. Such transfer to the Charitable Trustee shall be deemed to be effective as of the close of business on the Business Day prior to the purported Transfer or other event that results in the transfer to the Charitable Trust pursuant to Section 7.2(a)(2). The Charitable Trustee shall be appointed by the Trust and shall be a Person unaffiliated with the Trust and any Prohibited Owner. Each Charitable Beneficiary shall be designated by the Trust as provided in Section 7.3(g).

          (b) Status of Shares Held by the Charitable Trustee. Shares held by the Charitable Trustee shall be issued and outstanding Shares of the Company. The Prohibited Owner shall have no rights in the Shares held by the Charitable Trustee. The Prohibited Owner shall not benefit economically from ownership of any Shares held in trust by the Charitable Trustee, shall have no rights to dividends or other distributions and shall not possess any rights to vote or other rights attributable to the Shares held in the Charitable Trust. The Prohibited Owner shall have no claim, cause of action, or any other recourse whatsoever against the purported transferor of such Shares.

          (c) Dividend and Voting Rights. The Charitable Trustee shall have all voting rights and rights to dividends or other distributions with respect to Shares held in the Charitable Trust, which rights shall be exercised for the exclusive benefit of the Charitable Beneficiary. Any dividend or other distribution paid prior to the discovery by the Trust that Shares have been

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transferred to the Charitable Trustee shall be paid with respect to such Shares to the Charitable Trustee upon demand and any dividend or other distribution authorized but unpaid shall be paid when due to the Charitable Trustee. Any dividends or distributions so paid over to the Charitable Trustee shall be held in trust for the Charitable Beneficiary. The Prohibited Owner shall have no voting rights with respect to Shares held in the Charitable Trust and, subject to Maryland law, effective as of the date that Shares have been transferred to the Charitable Trustee, the Charitable Trustee shall have the authority (at the Charitable Trustee's sole discretion) (i) to rescind as void any vote cast by a Prohibited Owner prior to the discovery by the Trust that Shares have been transferred to the Charitable Trustee and (ii) to recast such vote in accordance with the desires of the Charitable Trustee acting for the benefit of the Charitable Beneficiary; provided, however, that if the Trust has already taken irreversible action, then the Charitable Trustee shall not have the power to rescind and recast such vote. Notwithstanding the provisions of this Article VII, until the Trust has received notification that Shares have been transferred into a Charitable Trust, the Trust shall be entitled to rely on its share transfer and other shareholder records for purposes of preparing lists of shareholders entitled to vote at meetings, determining the validity and authority of proxies and otherwise conducting votes of shareholders.

          (d) Rights Upon Liquidation. Upon any voluntary or involuntary liquidation, dissolution or winding up of or any distribution of the assets of the Trust, the Charitable Trustee shall be entitled to receive, ratably with each other holder of Shares of the class or series of Shares that is held in the Charitable Trust, that portion of the assets of the Trust available for distribution to the holders of such class or series (determined based upon the ratio that the number of Shares or such class or series of Shares held by the Charitable Trustee bears to the total number of Shares of such class or series of Shares then outstanding). The Charitable Trustee shall distribute any such assets received in respect of the Shares held in the Charitable Trust in any liquidation, dissolution or winding up of, or distribution of the assets of the Trust, in accordance with Section 7.3(e).

          (e) Sale of Shares by Charitable Trustee. Within 20 days of receiving notice from the Trust that Shares have been transferred to the Charitable Trust, the Charitable Trustee of the Charitable Trust shall sell the Shares held in the Charitable Trust to a person, designated by the Charitable Trustee, whose ownership of the Shares will not violate the ownership limitations set forth in Section 7.2(a)(1). Upon such sale, the interest of the Charitable Beneficiary in the Shares sold shall terminate and the Charitable Trustee shall distribute the net proceeds of the sale to the Prohibited Owner and to the Charitable Beneficiary as provided in this Section 7.3(e). The Prohibited Owner shall receive the lesser of (1) the price paid by the Prohibited Owner for the Shares or, if the Prohibited Owner did not give value for the Shares in connection with the event causing the Shares to be held in the Charitable Trust (e.g., in the case of a gift, devise or other such transaction), the Market Price of the Shares on the day of the event causing the Shares to be held in the Charitable Trust and (2) the price per share received by the Charitable Trustee from the sale or other disposition of the Shares held in the Charitable Trust. Any net sales proceeds in excess of the amount payable to the Prohibited

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Owner shall be immediately paid to the Charitable Beneficiary.  If, prior to the discovery by the Trust that Shares have been transferred to the Charitable Trustee, such Shares are sold by a Prohibited Owner, then (i) such Shares shall be deemed to have been sold on behalf of the Charitable Trust and (ii) to the extent that the Prohibited Owner received an amount for such Shares that exceeds the amount that such Prohibited Owner was entitled to receive pursuant to this
Section 7.3(e), such excess shall be paid to the Charitable Trustee upon demand. The Charitable Trustee shall have the right and power (but not the obligation) to offer any Equity Share held in trust for sale to the Trust on such terms and conditions as the Charitable Trustee shall deem appropriate.

          (f) Purchase Right in Shares Transferred to the Charitable Trustee. Shares transferred to the Charitable Trustee shall be deemed to have been offered for sale to the Trust, or its designee, at a price per share equal to the lesser of (i) the price per share in the transaction that resulted in such transfer to the Charitable Trust (or, in the case of a devise or gift, the Market Price at the time of such devise or gift) and (ii) the Market Price on the date the Trust, or its designee, accepts such offer. The Trust shall have the right to accept such offer until the Charitable Trustee has sold the Shares held in the Charitable Trust pursuant to Section 7.3(e). Upon such a sale to the Trust, the interest of the Charitable Beneficiary in the Shares sold shall terminate and the Charitable Trustee shall distribute the net proceeds of the sale to the Prohibited Owner.

          (g) Designation of Charitable Beneficiaries. By written notice to the Charitable Trustee, the Trust shall designate one or more nonprofit organizations to be the Charitable Beneficiary of the interest in the Charitable Trust such that (i) Shares held in the Charitable Trust would not violate the restrictions set forth in Section 7.2(a)(1) in the hands of such Charitable Beneficiary and (ii) each such organization must be described in Sections 501(c)(3), 170(b)(1)(A) or 170(c)(2) of the Code.

     SECTION 7.4 NYSE Transactions. Nothing in this Article VII shall preclude the settlement of any transaction entered into through the facilities of the NYSE or any other national securities exchange or automated inter-dealer quotation system. The fact that the settlement of any transaction is so permitted shall not negate the effect of any other provision of this Article VII and any transferee in such a transaction shall be subject to all of the provisions and limitations set forth in this Article VII.

     SECTION 7.5 Enforcement. The Trust is authorized specifically to seek equitable relief, including injunctive relief, to enforce the provisions of this
Article VII.

     SECTION 7.6 Non-Waiver. No delay or failure on the part of the Trust or the Board of Trustees in exercising any right hereunder shall operate as a waiver of any right of the Trust or the Board of Trustees, as the case may be, except to the extent specifically waived in writing.

     SECTION 7.7 - 7-22  [RESERVED]

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     4.   Sections 9.1, 9.2 and 9.3 shall be deleted in their entirety, and the following shall be inserted in place thereof:

     SECTION 9.1  By Shareholders.

          (a) Except as provided in Section 9.2 and subsection (b) hereof, this Declaration of Trust may be amended only by the affirmative vote of the holders of not less than two-thirds of all the Shares then outstanding and entitled to vote on the matter.

          (b) Subject to the provisions of any class or series of Shares at the time outstanding, the Trustees shall have the power to (i) merge the Trust into another entity, (ii) consolidate the Trust with one or more other entities into a new entity or (iii) sell or otherwise dispose of all or substantially all of the Trust Property; provided, however, that such action shall have been approved, at a meeting of the Shareholders called for the purpose, by the affirmative vote of the holders of not less than a majority of the Shares then outstanding and entitled to vote thereon.

     SECTION 9.2 By Trustees. The Trustees, by a two-thirds vote, may amend provisions of this Declaration of Trust from time to time to enable the Trust to qualify as a real estate investment trust under the Code or Under Title 8.

     5. The words "shall constitute 'Excess Shares' and" shall be deleted from Sections 13.1(c)(2), 13.2(c)(2) and 13.3(c)(2).

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